 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 7, 1998

                                                      REGISTRATION NO. 333-48001

                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                  ---------------

                                 AMENDMENT NO. 3

                                        TO

                                   FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                  ---------------

                       ELECTRONIC TRANSMISSION CORPORATION
                  (Name of Small Business Issuer in its Charter)

                                  ---------------

           DELAWARE                           8099                             75-2578619
(State or Other Jurisdiction of    (Primary Standard Industrial          (I.R.S. Employer
 Incorporation or Organization)     Classification Code Number)          Identification No.)

                                  ---------------

  5025 ARAPAHO ROAD, SUITE 501                                              STEVEN K. ARNOLD
      DALLAS, TEXAS 75248                                              5025 ARAPAHO ROAD, SUITE 501
         (972) 980-0900                                                    DALLAS, TEXAS 75248
(Address and Telephone Number                                                 (972) 980-0900
 of Principal Executive Offices                                    (Name, Address and Telephone Number
and Principal Place of Business)                                          of Agent for Service)

                                  ---------------

                                            COPY TO:

                                     RICHARD B. GOODNER, ESQ.
                                       JACKSON WALKER L.L.P.
                                    901 MAIN STREET, SUITE 6000
                                        DALLAS, TEXAS 75202
                                      PHONE NO. (214) 953-6167
                                        FAX NO. (214) 953-5822

                                  ---------------

                   APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of this Registration Statement.

      If any securities being registered on this Form are to be offered on a delayed or continuous basis, pursuant to Rule 415 under the Securities Act, check the following box. /X/

                                  ---------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                    SUBJECT TO COMPLETION, DATED AUGUST 7, 1998


PROSPECTUS

                         ELECTRONIC TRANSMISSION CORPORATION

                            642,968 SHARES OF COMMON STOCK

     The 642,968 shares (the "Shares") of common stock, $0.001 par value (the "Common Stock"), of Electronic Transmission Corporation (the "Company"), offered hereby, are being sold by certain stockholders of the Company (the "Selling Stockholders"). The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders. See "Selling Stockholders," "Plan of Distribution" and "Agreements with Selling Stockholders."

     The Shares may be offered by the Selling Stockholders from time to time in open market transactions (which may include block transactions) or otherwise through The OTC Bulletin Board of the Nasdaq Stock Market, Inc. ("The OTC Bulletin Board"), or in private transactions at prices relating to prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions at prices relating to prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or purchasers of the Shares, as the case may be, for whom such broker-dealers may act as agent or to whom they sell as principal or both. The Selling Stockholders and any broker-dealer acting in connection with the sale of the Shares offered hereby may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event any discounts, concessions or commissions received by them, which are not expected to exceed those customary in the types of transactions involved, or any profit on resales of the Shares by them, may be deemed to be underwriting commissions or discounts under the Securities Act. See "Selling Stockholders" and "Plan of Distribution."

     The costs, expenses and fees incurred in connection with the registration of the Shares, which are estimated to be approximately $70,000 (excluding selling commissions and brokerage fees incurred by the Selling Stockholders), will be paid by the Company.

     The Company's Common Stock is traded on The OTC Bulletin Board under the symbol "ETSM". On July 24, 1998, the closing price of the Common Stock was $0.15625 per share. See "Prospectus Summary" and "Common Stock Price Ranges and Dividends."

                                ---------------

          THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH
              DEGREE OF RISK.  SEE "RISK FACTORS" BEGINNING ON PAGE 9
                   OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN
                        FACTORS THAT SHOULD BE CONSIDERED IN
                          CONNECTION WITH AN INVESTMENT IN
                           THE SECURITIES OFFERED HEREBY.

           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
             SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                   COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
                   COMMISSION OR ANY STATE SECURITIES COMMISSION
                      PASSED UPON THE ACCURACY OR ADEQUACY OF
                      THIS PROSPECTUS.  ANY REPRESENTATION TO
                        THE CONTRARY IS A CRIMINAL OFFENSE.

              The Date of this Prospectus is                    , 1998

                                ADDITIONAL INFORMATION

     The Company has filed with the U.S. Securities and Exchange Commission (the "SEC") a Registration Statement on Form SB-2 (together with all exhibits thereto, the "Registration Statement") under the Securities Act with respect to shares of the Common Stock of the Company which may be sold by certain stockholders of the Company. This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement. For further information with respect to the Company and the Common Stock, reference is made to the Registration Statement and the exhibits thereto. Copies of the Registration Statement and exhibits thereto are available from the SEC upon payment of certain fees prescribed by the SEC. Copies of the Registration Statement and exhibits thereto may be inspected at the SEC's principal office, 450 Fifth Street, N.W., Washington, D.C. 20549.

                                AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected, without charge, and copies may be obtained, at prescribed rates, at the public reference facilities of the SEC maintained at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of the such reports may also be inspected, without charge, at the SEC's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. In addition, copies of such reports may be obtained by mail, at prescribed rates, from the Public Reference Branch of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC also maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers of securities which file electronically with the SEC.

                   DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus, including but not limited to the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" sections, contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by the use of forward-looking terminology, such as "may," "intend," "will," "expect," "anticipate," "estimate" or "continue" or the negative thereof or other variations thereon or comparable terminology. In particular, any statement, express or implied, concerning future operating results or the ability to generate revenues, income or cash flow are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company's expectations ("cautionary statements") are disclosed in this Prospectus, including, but not limited to, the information disclosed under "Risk Factors." All forward-looking statements are expressly qualified by such cautionary statements.

                                  PROSPECTUS SUMMARY

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. EACH PROSPECTIVE INVESTOR IS URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY AND TO PARTICULARLY CONSIDER THE INFORMATION SET FORTH UNDER THE HEADING "RISK FACTORS." UNLESS OTHERWISE INDICATED, ALL SHARE AND PER SHARE DATA AND INFORMATION RELATING TO THE NUMBER OF SHARES OF COMMON STOCK OUTSTANDING IN THIS PROSPECTUS (i) HAVE BEEN ADJUSTED TO GIVE EFFECT TO A ONE-FOR-FOUR REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK EFFECTIVE JULY 1, 1998, (ii) ASSUME NO EXERCISE OF OUTSTANDING OPTIONS AND WARRANTS TO PURCHASE AN AGGREGATE OF 967,611 SHARES OF COMMON STOCK AT PRICES RANGING FROM $.004 TO $6.00 PER SHARE AND (iii) NO CONVERSION OF THE COMPANY'S OUTSTANDING CONVERTIBLE DEBENTURES INTO APPROXIMATELY 20,927 SHARES OF COMMON STOCK. See "-- Recent Financings."

                                     THE COMPANY

GENERAL

     Electronic Transmission Corporation, a Delaware corporation (the "Company"), is the survivor of a merger (the "Merger") of Electronic Transmission Corporation, a Texas corporation ("ETC-Texas"), into ETC Transaction Corporation, a Delaware corporation (originally incorporated in the Province of Alberta, Canada) ("ETC-Canada"), in the first quarter of 1997. Unless otherwise indicated herein, all references to the Company include its predecessors's, ETC-Canada and ETC-Texas. See "Business -- Organization."

     The Company's core competencies include:

     -    claims automation services
     -    medical claims repricing

     -    third party administration

     The above services are automated through a broad range of applications and data base information systems. Information systems include software solutions developed by the Company. In order to provide such services, the Company contracts with health care payors, self-insured companies and other payors, such as third party administrators ("TPAs"), for automation and electronic data interchange ("EDI") services. The Company, through its Electra-Net division, also contracts with various health care provider networks to provide cost containment services to its customers. In January 1998, the Company, through ETC Administrative Services, Inc., a wholly-owned subsidiary ("ETC Services"), initiated the Company's TPA component to service its existing clients. The Company, through ETC Services, provides a continuum of services to self-insured corporate customers beginning with the scanning of the health care provider's claim and concluding with the payment to the health care provider. See "Business."

     The Company has a limited operating history. Since inception, the Company has incurred losses from operations and as of March 31, 1998 has an accumulated deficit of $7,312,443. The Company's independent accountants, in their report regarding the Company's financial statements for the fiscal year ended
December 31, 1997, stated that since the Company had a history of losses since inception and had a significant working capital deficit, SUBSTANTIAL doubt existed as to the Company's ability to continue as a going concern. See "Risk Factors -- Accumulated Deficit and Independent Accountants' Report Referring to Going Concern Uncertainties; -- Working Capital Deficit; Lack of Liquidity and Capital Resources" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

RECENT FINANCINGS

     On December 17, 1997, the Company entered into a Securities Purchase Agreement (the "Purchase Agreement") pursuant to which Special Situations Private Equity Fund, L.P. and Special Situations Cayman Fund, L.P. (collectively, the "Investors") obtained the right to purchase up to an aggregate of 750,000 shares of

Common Stock for total consideration of $1,500,000 or $2.00 per share. The Purchase Agreement called for the sale and purchase of the available shares to occur in two tranches. On December 17, 1997, the Investors purchased an aggregate of 611,930 shares of Common Stock, which represent certain of the Shares being registered in the registration statement of which this Prospectus is a part, for total cash consideration of $1,223,859.50 (the "First Closing"). The Investors, in accordance with the terms of the Purchase Agreement, have advised the Company that they do not intend to purchase the remaining 138,070 shares of Common Stock.

     In connection with the First Closing, the Company committed to the Investors to effect amendments to its Certificate of Incorporation for the purpose of (i) increasing its authorized Common Stock from 15,000,000 to 20,000,000 shares and (ii) undertaking a reverse stock split (the "Reverse Stock Split") whereby every four shares of outstanding Common Stock would be exchanged for one share of Common Stock (the foregoing amendments to the Certificate of Incorporation being collectively referred to herein as the "Amendments"). A special meeting of the stockholders was held on February 25, 1998 at which time the Amendments were approved by the requisite vote of the Company's stockholders. The Certificate of Amendment to the Company's Certificate of Incorporation increasing the authorized Common Stock to 20,000,000 shares was filed with the State of Delaware on February 27, 1998, and a Certificate of Amendment to the Company's Certificate of Incorporation effecting the Reverse Stock Split was filed with the State of Delaware on June 16, 1998. See "Description of Securities" and "Agreements with Selling Stockholders."

     On June 25, 1998, David O. Hannah, a director of the Company, purchased 100,000 restricted shares of Common Stock for an aggregate purchase price of $100,000 or $1.00 per share. Also on June 25, 1998, Mr. Hannah loaned to the Company the principal amount of $100,000. The note is due and payable on December 25, 1998. Furthermore, the Company is obligated to issue to Mr. Hannah 25,000 restricted shares of Common Stock in lieu of payment of cash interest on the principal amount of the debt. The obligation is secured by all of the assets of the Company. The outstanding principal balance of the obligation to Mr. Hannah is convertible by him at any time prior to the maturity date into restricted shares of Common Stock at a rate of one share of Common Stock for every $2.00 of principal converted. See "Certain Relationships and Related Transactions."

     On June 29, 1998, the Company executed promissory notes in the principal amounts of $20,000 and $5,000 payable to Scott Stewart, a director of the Company, and to David Stewart, Mr. Stewart's brother, respectively. The notes are due and payable on December 29, 1998. Scott Stewart is entitled to receive 5,000 shares of Common Stock and David Stewart is entitled to receive 1,250 shares of Common Stock in lieu of cash interest on the principal amount of their respective notes. The obligations to the note holders are secured by all of the assets of the Company. The outstanding principal balances of these notes are convertible at any time prior to the maturity date of the obligations by the holders into shares of Common Stock at the rate of one share of Common Stock for every $2.00 of principal converted. See "Certain Relationships and Related Transactions."

     In late June and early July 1998, the Company executed two promissory notes payable to unaffiliated third parties in the aggregate principal amount of $45,000. The notes are due and payable six months from the execution date. The holders of the notes are entitled to receive an aggregate of 10,250 shares of Common Stock in lieu of receipt of cash interest on the principal amount of the respective obligations. The obligations to the note holders are secured by all of the assets of the Company. The outstanding principal balances of the notes are convertible at any time prior to the maturity thereof into shares of Common Stock at the rate of one share of Common Stock for every $2.00 of principal converted.

CURRENT OPERATIONS AND RELATED MATTERS

     For the three-month period ended March 31, 1998, the Company recorded revenues of $971,011 and had a net loss of $233,146. For the fiscal year ended December 31, 1997, the Company recorded revenues of $3,249,492 and had a net loss of $2,101,820. As of March 31, 1998, the Company had an accumulated deficit of $7,312,443 and a working capital deficit of $821,409. The Company does not have a bank line of credit. The Company has funded its operating losses and expansion costs primarily through a combination of private offerings of debt and equity securities and the factoring of accounts receivable. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     On February 16, 1998, the Board of Directors of the Company terminated the Amended and Restated Employment Agreement, dated December 17, 1997, of L. Cade Havard, the former Chairman of the Board, Chief Executive Officer and President of the Company. The decision to terminate the agreement was based in part upon the inability of the Board of Directors and Mr. Havard to resolve differences regarding the Company's ongoing management and operational philosophy. On February 16, 1998, Mr. Havard resigned from the Board of Directors. Also on February 16, 1998, the Board of Directors elected W. Mack Goforth, the Company's Chief Financial Officer, as a member of the Board of the Directors and to serve as Chairman thereof, as well as electing Mr. Goforth as Chief Executive Officer of the Company. See "Business" and "Management."

     On March 20, 1998, the Employment Agreement between the Company and Ann
C. McDearmon, the Company's Executive Vice President -- Director of Marketing, was terminated. Ms. McDearmon, in a lawsuit filed on April 20, 1998 in State District Court of Dallas County, Texas, alleged that the Employment Agreement was effectively terminated by the Company as a result of the change in the Company's management in February 1998 and because of modifications to Ms. McDearmon's work responsibilities. Ms. McDearmon has also alleged that as a result of the termination of the employment agreement she is entitled to certain liquidated damages identified in the agreement. Ms. McDearmon's employment agreement provides that should she be terminated for any reason other than for cause she would be entitled to receive (i) 25% of all base salary ($60,000 per year) that would have been earned from the date of termination through the expiration of the term of the agreement (December 31, 2000); (ii) commission payments for a period of one year from the date of termination; and (iii) free medical insurance coverage for life. The Company maintains that Ms. McDearmon voluntarily terminated the employment agreement by submitting her letter of resignation on March 20, 1998 and that she is not entitled to any additional compensation or liquidated damages under the terms of such agreement. The Company intends to vigorously defend this lawsuit and does not believe that the outcome will have a material adverse effect upon its financial condition.

     On May 7, 1998, Steven K. Arnold agreed to serve as a consultant to the Company on an interim basis pending his formal election by the Board of Directors as Chairman of the Board and Chief Executive Officer of the Company. Effective on May 28, 1998, Mr. Arnold was elected Chairman of the Board and Chief Executive Officer of the Company. Mr. Goforth continues to serve as the Company's Chief Financial Officer, but resigned as a director of the Company effective May 28, 1998. See "Management."

     On July 28, 1998, the Company, each of the Company's directors, in their individual capacity and as members of the Board of Directors, W. Mack Goforth, the Company's Chief Financial Officer, L. Cade Havard and Sterling National Corporation ("Sterling") entered into the Compromise Settlement Agreement and Mutual Release (the "Settlement Agreement") for the purpose of resolving all disputes between the Company, its directors, Mr. Havard and Sterling. Under the terms of the Settlement Agreement, Mr. Havard and Sterling, a corporation wholly owned by Mr. Havard, agreed to transfer to the Company an aggregate of 462,500 shares of Common Stock. Furthermore, Sterling agreed to transfer all of its rights and obligations as trustee under the Sterling National Corporation Trust to the Company, thereby allowing the Company to serve as trustee for such voting trust. The Settlement Agreement also provides that Mr. Havard will agree to continue to be bound by the non-competition and non-disclosure covenants of his Amended and Restated Employment and Settlement Agreement dated December 17, 1997, except with regard to certain services to be provided by Mr. Havard for the benefit of Electronic Data System in the worker's compensation marketplace. The parties to the Settlement Agreement also have agreed to release each other from any and all claims or causes of action, whether known or unknown, which have arisen or may arise from acts or actions undertaken by the parties prior to July 27, 1998. See "Certain Relationships and Related Transactions" and "Principal Stockholders."

BUSINESS STRATEGY

     The Company's current business strategy is to continue to increase cash flows by extensively marketing its services to the non-provider sector of the health care industry and by cross selling currently available services to its existing clients. See "Business -- Business Strategy."

     The following are key elements of the Company's strategy:

     -    Continued use of two-tiered customer contracts.

     -    Rapid installation and enhanced processing capability.

     -    Enhanced marketing efforts.

     The success of the Company's business strategy is dependent upon (i) improving its claims processing operations through cost reductions and increased market penetration; (ii) entering into long-term claims processing contracts with self-insured companies, TPAs and management services organizations; (iii) successful development and marketing of its claims repricing capabilities and possible expansion of its existing service components; and (iv) its ability to link the various medical claims processing activities of payees and payors. However, even if the Company achieves all or a portion of its business strategy, there can be no assurance that it will be able to generate sufficient revenues to achieve significant profitable operations or fund its expansion plans. See "Risk Factors -- Working Capital Deficit; Lack of Liquidity and Capital Resources."

     The Company maintains its executive offices at 5025 Arapaho Road, Suite 501, Dallas, Texas 75248, telephone (972) 980-0900.

                                     THE OFFERING

SECURITIES OFFERED BY THE SELLING
   STOCKHOLDERS......................   642,968 shares of Common Stock.  See
                                        "Description of Securities -- Common
                                        Stock," "Selling Stockholders," "Plan of
                                        Distribution" and "Agreements with
                                        Selling Stockholders."

OUTSTANDING SECURITIES
Securities
                                                                 Presently
                                                                 Outstanding
                                                                 -----------
                                        Common Stock(1).......... 3,671,923
                                                                  ----------
                                                                  ----------
RISK FACTORS.........................   An investment in the Shares offered
                                        hereby involves a high degree of risk.
                                        See "Risk Factors."

TRADING SYMBOL.......................   Common Stock -- ETSM

--------------------

(1) Unless otherwise indicated herein, the information contained in this Prospectus regarding the Company's outstanding securities does not include 135,750 shares reserved for issuance upon exercise of outstanding warrants, 831,861 shares reserved for issuance upon exercise of outstanding options or approximately 20,927 shares reserved for issuance upon conversion of outstanding convertible debentures. See "Description of Securities" and "Shares Eligible for Future Sale."

                     SUMMARY HISTORICAL FINANCIAL INFORMATION

     The following summary historical financial information is presented on a consolidated basis for the periods ended December 31, 1996 and December 31, 1997, respectively, and March 31, 1997 and March 31, 1998, respectively. Information pertaining to the fiscal years ended December 31, 1996 and 1997 has been derived from the audited financial statements of the Company. In the opinion of management, this financial information includes all material adjustments necessary to present historical results of the Company. This financial information does not purport to be indicative of the financial position or results of operations that may be obtained in the future. This financial information should be read in conjunction with the historical financial statements and notes thereto of the Company and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this Prospectus.


                                                                                              Three Months    Three Months
           STATEMENT OF OPERATIONS DATA:                         Year Ended      Year Ended       Ended           Ended
                                                                December 31,    December 31,     March 31,       March 31,
                                                                    1996           1997            1997            1998
                                                                ------------   -------------   ------------   -------------
                                                                                                (Unaudited)    (Unaudited)
                                                                                                -----------    -----------
Service revenues . . . . . . . . . . . . . . . . . . . . . . .     $831,323     $3,249,492       $312,774       $971,011
Costs of revenues. . . . . . . . . . . . . . . . . . . . . . .      568,474      1,682,083        184,738        443,574
Net income/(loss). . . . . . . . . . . . . . . . . . . . . . .   (2,470,684)    (2,101,820)      (686,491)      (233,146)
Net income/(loss) per weighted-average
share of common stock outstanding:
        Basic. . . . . . . . . . . . . . . . . . . . . . . . .       $(1.43)        $(0.97)        $(0.23)        $(0.07)
        Diluted. . . . . . . . . . . . . . . . . . . . . . . .       $(1.43)        $(0.99)        $(0.23)        $(0.07)
Number of weighted-average shares of
common stock outstanding:
        Basic. . . . . . . . . . . . . . . . . . . . . . . . .    1,726,648      2,240,181      2,923,964      3,508,867
        Diluted. . . . . . . . . . . . . . . . . . . . . . . .    1,726,648      2,187,881      2,923,964      3,508,867

                                                                 December 31,   December 31,     March 31,     March 31,
                                                                    1996           1997            1997           1998
                                                                 -----------    -----------    -----------    -----------
                                                                                               (Unaudited)    (Unaudited)
                                                                                               -----------    -----------
BALANCE SHEET DATA:
Cash . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $50,125       $548,565        $12,977       $113,662
Working capital (deficit). . . . . . . . . . . . . . . . . . .     (307,329)      (562,394)      (673,413)      (821,409)
Total assets . . . . . . . . . . . . . . . . . . . . . . . . .      918,974      2,054,531        832,215      1,567,924
Total liabilities. . . . . . . . . . . . . . . . . . . . . . .    1,895,283      1,767,624      1,647,985      1,514,080
Stockholders' equity/(deficit) . . . . . . . . . . . . . . . .     (976,309)       286,907       (842,773)        53,844

                                  RISK FACTORS


     BEFORE DECIDING WHETHER TO PURCHASE THE SHARES OFFERED HEREIN, PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER ALL OF THE INFORMATION CONTAINED IN THIS PROSPECTUS AND, IN PARTICULAR, THE FACTORS DISCUSSED BELOW. INFORMATION CONTAINED IN THIS PROSPECTUS CONTAINS "FORWARD-LOOKING STATEMENTS" INCLUDING, WITHOUT LIMITATION, STATEMENTS CONTAINING THE WORDS "BELIEVES," "EXPECTS," "INTENDS," "SEEKS TO," "MAY," "WILL," "SHOULD," "ANTICIPATES" AND SIMILAR WORDS OR THE NEGATIVE THEREOF, OTHER VARIATIONS THEREON, COMPARABLE TERMINOLOGY OR BY DISCUSSIONS OF STRATEGY. THERE IS NO ASSURANCE THAT FUTURE RESULTS OR EVENTS WHICH ARE COVERED BY FORWARD-LOOKING STATEMENTS WILL BE ACHIEVED. THE FOLLOWING PARAGRAPHS OF THIS SECTION OF THE PROSPECTUS IDENTIFY FACTORS WITH RESPECT TO CERTAIN FORWARD-LOOKING STATEMENTS THAT COULD CAUSE ACTUAL RESULTS TO VARY MATERIALLY FROM FUTURE RESULTS TO WHICH SUCH FORWARD-LOOKING STATEMENTS REFER. OTHER FACTORS WHICH ARE NOT DISCUSSED IN THIS SECTION ALSO COULD CAUSE ACTUAL RESULTS TO VARY MATERIALLY FROM FUTURE RESULTS REFERRED TO IN FORWARD-LOOKING STATEMENTS. AN INVESTMENT IN THE SHARES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS IN ADDITION TO THE OTHER INFORMATION SET FORTH IN THIS PROSPECTUS.

     ACCUMULATED DEFICIT AND INDEPENDENT ACCOUNTANTS' REPORT REFERRING TO GOING CONCERN UNCERTAINTIES. Since inception, the Company has incurred losses from operations, and as of March 31, 1998 the Company had an accumulated deficit of $7,312,443. This history of recurring losses indicates that the Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flows to meet its obligations on a timely basis, to obtain additional financing or capital and ultimately to attain profitable operations. The Company's independent accountants, in their report regarding the Company's financial statements for the fiscal year ended December 31, 1997, stated that since the Company had a history of losses since inception and had a significant working capital deficit, SUBSTANTIAL doubt existed as to the Company's ability to continue as a going concern. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     WORKING CAPITAL DEFICIT; LACK OF LIQUIDITY AND CAPITAL RESOURCES. As of March 31, 1998, the Company had total current assets of $678,769 and total current liabilities of $1,500,178 resulting in a working capital deficit of $821,409. The ability of the Company to sustain its working capital, and to obtain the necessary capital resources to fund future costs associated with its operations and expansion plans is dependent upon: (i) improving claims processing operations through cost reductions and increased market penetration; (ii) entering into long-term claims processing contracts with self-insured companies, TPAs and management services organizations; (iii) successful development and marketing of its claims repricing capabilities and successful expansion of its existing service components; and (iv) its ability to link the various medical claims processing activities of payees and payors. Even if the Company achieves some success with its operational strategy, there can be no assurance that it will be able to generate sufficient revenues to sustain its working capital and have funds available for growth. To achieve all of its objectives, the Company may be required to raise additional working capital in the short term by issuing debt and/or equity securities. To the extent the Company issues either equity securities or securities which may be converted into equity securities, the ownership interest of holders of the Shares may be diluted. If the Company is unable to raise additional capital as needed, it could be forced to limit its expansion plans. The Company does not currently maintain a bank line of credit. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

     POSSIBILITY OF CONTINUED LOSSES. For the three-month period ended March 31, 1997 and March 31, 1998, respectively, the Company incurred losses of $686,491 and $233,146, respectively. The Company incurred losses of $2,470,684 for the fiscal year ended December 31, 1996 and $2,101,820 for the fiscal year ended December 31, 1997. In addition to the historical losses, the Company expects to have continued losses in the short term. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

     DEPENDENCE ON QUALITY OF CLAIMS PROCESSING AND THIRD PARTY ADMINISTRATION SERVICES. Substantially all of the Company's revenues are currently derived from providing process and systems solutions to the non-provider sector of the health care industry. There can be no assurances that processing methodology will meet the future demands of the marketplace. The Company's future success and financial performance will depend in part upon its ability to provide an expanding product line that will meet the functionality required by its customers through the linkage of payees, health care cost containment companies and payors of medical claims. There can be no assurance that the Company will successfully implement electronic processing applications that will meet the requirements of health care providers and payors and thereby achieve market acceptance. The Company's future success and financial performance is also dependent upon its ability to develop its TPA business component. Despite significant capital expenditures by the Company, there can be no assurances given that the Company will be able to successfully penetrate the highly competitive TPA market. Failure to either meet the needs of health care providers and payors with regard to claims processing services or to successfully develop and market its TPA component will have a materially adverse effect upon the business operations of the Company. See "Business."

     DEPENDENCE ON MAJOR CLIENT; MATERIAL CONTRACTS. For the 12 months ended December 31, 1997, services provided to Wal-Mart Stores, Inc. ("Wal-Mart"), the Company's largest client, accounted for approximately 56% of revenues. Revenues from Wal-Mart for the three-month period ended March 31, 1998 accounted for 61% of total revenues for the period. The Company's service provider agreement with Wal-Mart expires in September 1998. For the twelve months ended December 31, 1997, network and repricing services provided to Champion International accounted for approximately 12% of its revenues. Effective May 1, 1998, the Company ceased to provide network and repricing services to Champion International. The loss of Wal-Mart as a client could have a materially adverse effect on the Company and its business. No other client accounted for as much as 10% of net revenue for the referenced period. See "Management's Discussion and Analysis of the Financial Condition and Results of Operations" and "Business."

     The Company is a party to a Processing Agreement (the "Processing Agreement") with Imaged Data, Inc. ("IDI") pursuant to which IDI provides electronic claims conversion functions for the Company. Under the terms of the Processing Agreement, IDI can only perform medical claim conversions for the Company or pay the Company five percent of gross revenues generated by IDI as a result of medical claims conversions done for the benefit of third parties. The Processing Agreement is subject to automatic one year renewals with the next renewal to occur in May 1999. Although the Company currently has a good relationship with IDI and the Company has no reason to believe otherwise, no assurances can be given that IDI will agree to an extension of the term of the Processing Agreement. The loss of IDI's conversion services could have a material adverse effect on the financial condition and results of operations of the Company. The Company is, however, aware of other providers of services similar to those performed by IDI, but no assurance can be given that such services could be contracted for on mutually acceptable terms.

     COMPETITION. The non-provider sector of the health care industry is intensely competitive and is characterized by companies that provide both electronic automation and paper processing solutions. There are participants in the industry that provide automation services, discount and repricing services and TPA services in the market currently served by the Company. The Company's competition in the market for electronic claims processing, discount and repricing services and adjudication and payment services is primarily concentrated in certain insurance companies, TPAs or management services organizations which have greater financial and technical resources and longer operating histories than the Company. The Company also believes that its processing methodology is easily duplicated. In addition, the Company may face substantial competition from new entrants into the electronic claims processing industry. The Company's ability to compete successfully with current and potential competitors will depend to a significant extent on its ability to continue developing processing methodologies which are superior to its competitors, to adapt to changes in the marketplace and produce sufficient profits to be able to finance its ongoing operations.

     CONSOLIDATION AND UNCERTAINTY IN THE HEALTH CARE INDUSTRY.
Consolidation of the payor and provider segments of the health care industry could erode the Company's customer base and reduce the size of its target market. In addition, the resulting enterprises could have greater bargaining power, which could lead to price erosion of the Company's services. The reduction in the size of the Company's target market or the failure of the Company to maintain adequate price levels could have a materially adverse effect on the Company's business, financial condition and results of operations. The health care industry also is subject to change by political, economic and regulatory influences that may affect the procurement of contracts and the operation of health care industry participants. During the past several years, the United States health care industry has been subject to an increase in governmental regulation and reform proposals. These reforms may increase governmental involvement in health care, lower reimbursement rates, and otherwise change the operating environment for the Company's customers. The failure of the Company to retain adequate processing efficiency or price levels as a result of legislative or market driven reforms could have a materially adverse effect on the Company's business, financial conditions and results of operations. See "Business."

     EFFECT OF GOVERNMENT REGULATION. The Company is not currently subject to any direct federal or state government regulation because of the nature of its business. There can be no assurance that federal or state authorities will not in the future impose restrictions on its activities that might adversely effect the Company. The failure by the Company to obtain or retain any applicable licenses, certifications or operational approvals could adversely effect its existing operations and professional performance. There can be no assurance that in the future the Company will be able to acquire all the necessary licenses, permits or approvals, if any, necessary to conduct its business or that the costs associated with complying with laws and regulations affecting its business will not have a materially adverse effect on the Company. See "Business."

     PROPRIETARY RIGHTS, RISK OF INFRINGEMENT. The Company will rely on nondisclosure and other contractual provisions to protect its proprietary rights and trade secrets. The Company has registered its service mark in the States of Texas, Maryland and Arkansas. There can be no assurance that measures taken by the Company to protect its intellectual property will be adequate or that the Company's competitors will not independently develop services that are substantially equivalent or superior to those of the Company. There can be no assurance that third parties will not assert infringement claims against the Company in the future or that a license or similar agreement will be available on reasonable terms in the event of an unfavorable ruling on any such claim. In addition, any such claim may require the Company to incur substantial litigation expenses or subject the Company to significant liabilities and could have a materially adverse effect on the Company's business, financial condition or results of operations.

     DEPENDENCE ON KEY PERSONNEL. The Company is dependent upon the efforts and ability of Steven K. Arnold, Chairman of the Board and Chief Executive Officer, W. Mack Goforth, Chief Financial Officer, and Timothy P. Powell, Executive Vice President -- Data Services. The loss of the services of any of these individuals could have a materially adverse effect on the Company. Mr. Goforth has entered into an employment agreement which contains non-competition covenants. Mr. Powell has entered into an employment agreement and non-competition agreement with the Company. Mr. Arnold has entered into an employment agreement with the Company; however, the agreement does not contain any non-competition or non-solicitation covenants. In addition, the Company's future growth will be dependent to a significant degree upon its ability to attract and retain additional skilled management personnel. See "Management."

     AFFILIATED TRANSACTIONS. Certain officers, directors and related parties have engaged in business transactions with the Company. The Company has entered into consulting, leasing, loan and marketing agreements, respectively, with certain of its directors and stockholders. Management of the Company believes that the terms of the transactions with officers, directors and related parties were or are as favorable as those that could have been obtained from unaffiliated parties under similar circumstances. It is the Company's policy that transactions between it and its affiliates will be on terms no less favorable than could be obtained from unaffiliated third parties and be approved by a majority of the disinterested members of the Board of Directors. See "Certain Relationships and Related Transactions."

     POSSIBLE DILUTION FOR FUTURE SALES OF COMMON STOCK. The issuance of additional shares of Common Stock or the issuance of stock upon exercise of outstanding options or warrants or conversion of the outstanding convertible debentures may result in dilution of the equity represented by the then outstanding shares of Common Stock held by other stockholders. The issuance of additional shares of Common Stock, while potentially providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company. The Board of Directors could issue large blocks of Common Stock to fend off unwanted tender offers or hostile takeovers without further stockholder approval. See "Description of Securities" and "Shares Eligible for Future Sale."

     SHARES ELIGIBLE FOR FUTURE SALE. Sales of the Shares in the public market could have an adverse effect on the market price of the Common Stock. There are approximately 3,671,923 shares of Common Stock currently outstanding. All of the Shares of Common Stock offered hereby and approximately

2,823,538 shares of Common Stock held by current stockholders of the Company will be eligible for public sale without restrictions, except for restrictions placed upon disposition of securities by affiliates (those controlling or controlled by or under common control with the Company and generally deemed to include officers and directors) of the Company. The remaining approximately 848,385 shares of the Company's Common Stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act. Subject to the volume and holding period limitations of Rule 144, 25,000 currently outstanding shares of Common Stock will be eligible for sale under Rule 144 within 90 days of the date of this Prospectus. None of the Company's current outstanding restricted securities are eligible for sale under Rule 144(k). No prediction can be made as to the effect, if any, that future sales of additional shares of Common Stock or the availability of such shares for sale under Rule 144, other applicable exemptions or otherwise will have on the market price of the Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock in the public market, or the perception that such sales could occur, could adversely affect prevailing market prices of the Common Stock. See "Principal Stockholders," "Shares Eligible for Future Sale" and "Selling Stockholders."

     PAYMENT OF DIVIDENDS. The Company has never declared or paid any cash dividends on its capital stock. It is anticipated that future earnings of the Company will be retained to finance the continuing development of its business. The payment of any future dividends will be at the discretion of the Board of Directors of the Company and will depend upon, among other things, future earnings, the success of business activities, regulatory and capital requirements, the general financial condition of the Company and general business conditions.

     NO ASSURANCE OF ACTIVE PUBLIC MARKET; POSSIBLE VOLATILITY OF STOCK PRICE. Although the Common Stock is quoted on The OTC Bulletin Board, there can be no assurance that an active public market for the Common Stock will develop or be sustained. The trading price of the Common Stock is subject to wide fluctuations in response to quarter to quarter variations in operating results, announcements of innovations by the Company or its competitors, and other events or factors. In addition, the stock market has from time to time experienced extreme price and volume fluctuations which affects the market price of securities of publicly traded companies and which have often been unrelated to the operating performance of these companies. Broad market fluctuations may adversely affect the market price of the Common Stock. See "Common Stock Price Ranges and Dividends," "Description of Securities," and "Shares Eligible for Future Sale."

     OVER-THE-COUNTER TRADING MARKET. As the Company's Common Stock is traded on The OTC Bulletin Board, liquidity of the Company's securities could be impaired, not only in the number of securities which could be bought and sold, but also through delays in the timing of transactions, reduction in security analysts and news media coverage of the Company and lower prices for the Company's securities than might otherwise be attained if such securities were listed or traded on a national or regional exchange.

     RISKS OF LOW-PRICED STOCK. The Company's securities are traded on The OTC Bulletin Board and are subject to Rule 15(g)-9 under the Exchange Act, which imposes additional sales practice requirements on broker/dealers who sell securities to persons other than established customers and accredited investors (generally, individuals with net worths in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouses). For transactions covered by this rule, a broker/dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, such rule may adversely effect the ability of broker/dealers to sell the Company's securities and may adversely effect the holder's ability to sell in the secondary market.

     The SEC's regulations define a penny stock to be any non-Nasdaq equity security that has a market price (as therein defined) of less than $5.00 or with an exercise price of less than $5.00 per share subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the SEC's rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about commissions to both the broker/dealer and the registered representative in current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

     POTENTIAL ANTI-TAKEOVER EFFECTS OF DELAWARE LAW, CERTIFICATE OF INCORPORATION AND BYLAWS. Certain provisions of Delaware law applicable to the Company could delay or make more difficult mergers, tender offers or proxy contests involving the Company. In addition, the Board of Directors of the Company may issue shares of preferred stock without stockholder approval on such terms as the Board of Directors may determine. The rights of all the holders of Common Stock will be subject to, and may be adversely effected by, the rights of the holders of any preferred stock that may be issued in the future. In addition, the Company's Bylaws eliminate the right of stockholders to act by written consent without a meeting and eliminate cumulative voting in the election of directors. All of the foregoing could have the effect of delaying, deferring or preventing a change in control of the Company and could limit the price that certain investors might be willing to pay in the future for shares of the Common Stock. See "Description of Securities."

     LIMITATION OF LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS. Pursuant to the Company's Bylaws, directors and officers are not liable for monetary damages for breach of fiduciary duty, except in connection with a breach of the duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law. Furthermore, the Bylaws provide that the Company may indemnify its directors, officers, employees or agents to the full extent permitted by the Delaware General Corporation Law (the "DGCL"). The Company has purchased insurance on behalf of its directors and officers, and will maintain such insurance regardless of whether or not the Company would have the power to indemnify such person against liability.

     CURRENT PROSPECTUS REQUIRED IN CONNECTION WITH SALE OF SHARES OFFERED HEREBY. The Selling Stockholders will be able to sell the Shares offered hereby only if (i) there is a current prospectus relating to the Shares under an effective registration statement filed with the SEC, and (ii) such Shares are then qualified for sale or exempt therefrom under applicable state securities laws of the jurisdictions in which the various Selling Stockholders reside. There can be no assurance, however, that the Company will be successful in maintaining a current registration statement. After a registration statement becomes effective, it may require updating by the filing of a post-effective amendment. A post-effective amendment is required
(i) any time after nine months subsequent to the effective date when any information contained in the prospectus is over 16 months old, (ii) when facts or events have occurred which represent a fundamental change in the information contained in the registration statement, or (iii) when any material change occurs in the information relating to the plan or distribution of the securities registered by such registration statement.
The Company anticipates that this registration statement will remain effective for at least nine months following the date of this Prospectus, assuming a post-effective amendment is not filed by the Company.

                     COMMON STOCK PRICE RANGES AND DIVIDENDS

     The Company's Common Stock began trading on The OTC Bulletin Board on April 4, 1997 under the symbol "ETSM". The following table sets forth the high and low bid information for the Common Stock as reported on The OTC Bulletin Board, which prices have been adjusted to reflect the Reverse
Stock Split. The table reflects inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions.


                                                                High     Low
                                                               -----    -----
                      April 4 - June 30, 1997                  $14.00    $5.00
                      July 1 - September 30, 1997              $ 5.76    $3.00

                      October 1, 1997 - December 31, 1997      $ 4.52    $2.12
                      January 1, 1998 - March 31, 1998         $ 2.76    $1.00

                      April 1, 1998 - July 24, 1998            $ 1.24    $0.13



     HOLDERS. As of August 1, 1998, there were approximately 340 record holders of the Common Stock.

                                   DIVIDEND POLICY

     The Company has not previously paid any cash dividends on its Common Stock and does not anticipate or contemplate paying dividends on the Common Stock in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Company's business. In addition, the Company may not pay any dividends on common equity unless and until all dividend rights on outstanding preferred stock, if any, have been satisfied. Although no such restrictions presently exist, the Company may be limited in its ability to pay dividends on common equity as a result of restrictions imposed by law or by credit agreements.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company as of March 31, 1998. This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's financial statements, including the notes thereto, appearing elsewhere in this Prospectus.

                                                           March 31, 1998
                                                           --------------
Short-term debt. . . . . . . . . . . . . . . . . . . . . . $   224,448
Current maturities of long-term debt . . . . . . . . . . .      87,036
Long-term debt . . . . . . . . . . . . . . . . . . . . . .      13,902
                                                           -----------
  Total debt and debt equivalents. . . . . . . . . . . . . $   325,386
                                                           -----------
                                                           -----------
Common Stock, $0.001 par value; 3,527,340 shares
  issued and outstanding . . . . . . . . . . . . . . . . .      $3,527
Additional paid-in capital . . . . . . . . . . . . . . . .   7,362,760
Accumulated deficit. . . . . . . . . . . . . . . . . . . .  (7,312,443)
                                                           -----------
  Total stockholders' equity . . . . . . . . . . . . . . . $    53,844
                                                           -----------
                                                           -----------
  Total capitalization . . . . . . . . . . . . . . . . . . $   379,230
                                                           -----------
                                                           -----------

                     SELECTED HISTORICAL FINANCIAL INFORMATION

     The following selected historical financial information is presented on a consolidated basis for the periods ended December 31, 1996 and December 31, 1997, respectively, and March 31, 1997 and March 31, 1998, respectively. Information pertaining to the fiscal years ended December 31, 1996 and 1997 has been derived from the audited financial statements of the Company. In the opinion of management, this financial information includes all material adjustments necessary to present historical results of the Company. This financial information does not purport to be indicative of the financial position or results of operations that may be obtained in the future. This financial information should be read in conjunction with the historical financial statements and notes thereto of the Company and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this Prospectus.

                                                                                              Three Months    Three Months
           STATEMENT OF OPERATIONS DATA:                         Year Ended     Year Ended       Ended           Ended
                                                                December 31,   December 31,     March 31,      March 31,
                                                                    1996           1997            1997          1998
                                                                ------------   ------------   ------------    ------------
                                                                                               (Unaudited)     (Unaudited)
                                                                                               -----------     -----------
Service revenues. . . . . . . . . . . . . . . . . . . . . . .   $   831,323    $ 3,249,492     $  312,774     $  971,011
Costs of revenues . . . . . . . . . . . . . . . . . . . . . .       568,474      1,682,083        184,738        443,574
Net income/(loss) . . . . . . . . . . . . . . . . . . . . . .    (2,470,684)    (2,101,820)      (686,491)      (233,146)
Net income/(loss) per weighted-average
share of common stock outstanding:
        Basic . . . . . . . . . . . . . . . . . . . . . . . .   $     (1.43)   $     (0.97)    $    (0.23)        $(0.07)
        Diluted . . . . . . . . . . . . . . . . . . . . . . .   $     (1.43)   $     (0.99)    $    (0.23)        $(0.07)
Number of weighted-average shares of
common stock outstanding:
        Basic . . . . . . . . . . . . . . . . . . . . . . . .     1,726,648      2,240,181      2,923,964      3,508,867
        Diluted . . . . . . . . . . . . . . . . . . . . . . .     1,726,648      2,187,881      2,923,964      3,508,867


                                                                December 31,   December 31,     March 31,       March 31,
                                                                    1996           1997           1997            1998
                                                                ------------   ------------   ------------    ------------
                                                                                               (Unaudited)     (Unaudited)
                                                                                               -----------     -----------
BALANCE SHEET DATA:
Cash  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $    50,125    $   548,565    $    12,977      $ 113,662
Working capital (deficit) . . . . . . . . . . . . . . . . . .      (307,329)      (562,394)      (673,413)      (821,409)
Total assets. . . . . . . . . . . . . . . . . . . . . . . . .       918,974      2,054,531        832,215      1,567,924
Total liabilities . . . . . . . . . . . . . . . . . . . . . .     1,895,283      1,767,624      1,647,985      1,514,080
Stockholders' equity/(deficit). . . . . . . . . . . . . . . .      (976,309)       286,907       (842,773)        53,844

                      MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                    FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the Company's Consolidated Financial Statements, the notes thereto, and "Selected Historical Financial Information" included elsewhere herein. The information below should not be construed to imply that the results discussed herein will necessarily continue into the future or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of management of the Company. Because of the Company's recent acquisitions and the limited scale of the Company's operations prior to 1996, the results of operations from period to period are not necessarily comparative.

OVERVIEW

     The Company is the survivor of the Merger of Electronic Transmission Corporation, a Texas corporation (ETC-Texas), into ETC Transaction Corporation, an Alberta Canada corporation (ETC-Canada), in the first quarter of 1997. The Company and all of its predecessors received going concern audit opinions for the fiscal years ended December 31, 1995, 1996 and 1997.


     ETC-Canada was incorporated as Solo Petroleums Ltd. ("Solo") on September 5, 1986 for the purpose of undertaking oil and gas exploration efforts. In 1987, Solo completed a public offering of common stock as a Junior Capital Pool Company under the policies of the Alberta Stock Exchange (the "ASE") and the Alberta Securities Commission. Solo common stock was subsequently listed for trading on the ASE under the trading symbol "SOP".
By 1990, revenues from oil and gas exploration efforts had substantially declined and Solo began experiencing financial difficulties. As a result, Solo liquidated substantially all of its assets and underwent a significant change in management during 1990. Since Solo had no significant assets or operations, its principal potential for profits came solely from operations received in a merger. On March 21, 1996, Solo changed its name to ETC-Canada. On May 19, 1996, prior to the merger, ETC-Canada sold 519,717 shares of its common stock in a private placement offering. ETC-Canada then loaned the $779,575 offering proceeds (the "ETC-Texas Note") to ETC-Texas to fund its marketing and product development efforts and costs associated with the Merger. Since ETC-Canada had no significant assets, except for the ETC-Texas Note, and was relatively inactive during the period prior to the Merger, management of the Company does not believe that a discussion of ETC-Canada's financial condition and results of operations would be relevant. Therefore, any references to activity prior to the Merger are activities of ETC-Texas, unless otherwise specifically referenced.

     The Company is in the business of providing claims automation, medical claims repricing and third party administration services to the non-provider sector of the health care industry. Such services are automated through a broad range of applications and data base information systems. In order to provide such services, the Company contracts with health care payors, self-insured companies and other payors, such as TPAs, for automation and EDI services. The Company, through its Electra-Net division, also contracts with various health care provider networks to provide cost containment services to its customers.

     In January 1998, the Company, through ETC Services, initiated its TPA component to service its existing clients. The Company, through ETC Services, provides a continuum of services to self-insured corporate customers beginning with the scanning of the health care provider's claim and concluding with the payment to the health care provider.

     The Company's revenues are generated by different methods for each segment of its business. The Company is paid a set price for scanning and automating each health care provider claim. Additionally, the Company is paid a specific percentage of the "savings" generated by its re-pricing activities. The TPA services are charged on a set price for each customer employee that is serviced by the Company.

     The Company has not generated sufficient revenues during its limited operating history to repay its outstanding indebtedness, pay its existing trade accounts, fund its ongoing operating expenses or service development activities. At March 31, 1998, the Company had cash and cash equivalents of approximately $113,662 and a working capital deficit of approximately $821,409.

     The Company plans to alleviate its current financial problems through private offerings of debt or equity securities, borrowings and increased profits from operations. Furthermore, the Company has reviewed its cost structure and accomplished a reduction in the fixed cost portion of its infrastructure. In April 1998, the Company substantially reduced its personnel costs and in June 1998, successfully negotiated with the landlord of its corporate office a reduction of approximately $96,000 in annual rental expenditures. Software improvements have also been implemented that management believes will enhance productivity. Also, additional research and development expenditures are not anticipated at this time. The Company also believes that new business opportunities exist with (i) PPOs; (ii) claims processors, TPAs and small- to medium-sized insurance companies; and (iii) large self-insured and self-administered corporations. The Company believes these market segments have immediate operational needs for the Company's automation and/or repricing products. The Company has submitted several proposals to potential clients in each of the afore-referenced business sectors. As of the date of this Prospectus, the Company has not entered into any binding agreements to provide services to any potential client which has received a written proposal from the Compmay. By leveraging the experience gained from the Company's existing TPA operation, the Company believes it can now begin to focus on selling its core competencies to these segments.

     In fiscal 1996 and 1997, Wal-Mart accounted for approximately 64% and 56% of the Company's revenues, respectively. The Wal-Mart contract expires in September 1998. The Company is currently negotiating a renewal of this agreement. The failure to renew the Wal-Mart contract will have a material adverse effect on the Company's financial condition. See "Risk Factors--Dependence on Major Client; Material Contracts."

     At March 31, 1998, the Company had eight clients including self-insured companies and medical provider networks. The Company experienced a reduction in the number of clients it served as a result of the decision to no longer provide worker's compensation claims processing services and the loss of certain network repricing clients. The Company expended considerable effort and resources, including hiring personnel with extensive experience in paying medical claims, to develop its current work flow process. Additional resources were devoted to
(i) defining the exact services that were needed by the market segment and (ii) developing, testing and ultimately implementing these services. While expensive and time consuming, these activities serve as the basis on which the business of the Company will operate. As the Company expands its customer base, additional computer equipment and personnel will be required and added. Such expansion will be funded by the revenues derived from operations and other funding sources that the Company may find from time to time.

RESULTS OF OPERATIONS OF THE COMPANY

QUARTER ENDED MARCH 31, 1998 COMPARED TO QUARTER ENDED MARCH 31, 1997

     REVENUES. Revenues from automation services totaled $255,384 and $312,774 for the quarters ended March 31, 1998 and 1997, respectively. Revenues from repricing totaled $508,972 for the three months ended March 31, 1998. The repricing division was not in place for the first quarter of 1997. The startup of the TPA division on January 1, 1998 generated revenues of $199,714 for the first quarter of 1998.

     COST OF REVENUES. Costs of automation services totaled $188,827 and $184,738 for the quarters ended March 31, 1998 and 1997, respectively. The costs for the first quarter of 1998 were comprised of $106,311 in data entry personnel, $49,515 in imaging fees and $9,759 for communication expenses. In the first quarter of 1997, these costs consisted of $99,815 in data entry personnel, $60,774 in imaging fees and $9,117 in communication expenses. Costs of repricing services were largely made up of $221,603 in third party network fees for the quarter ended March 31, 1998. The Electra-Net repricing division began operations in the second quarter of 1997, therefore, there is no comparative information available. Costs of TPA services for the quarter ended March 31, 1998 were $19,045. No TPA services were provided by the Company during the comparable period in fiscal 1997.

     GROSS PROFIT. Gross profit for the quarter ended March 31, 1998 was $527,437 as compared to $128,036 for the quarter ended March 31, 1997. The gross profit margin for the quarter ended March 31, 1998 was 54% versus 41% for 1997.

     OTHER EXPENSES. Selling, general and administrative costs decreased to $701,729 for the quarter ended March 31, 1998, compared to $755,706 for the quarter ended March 31, 1997. Selling, general and administrative expenses consisted primarily of personnel costs, rent, telephone and professional fees. For the quarter ended March 31, 1998, total personnel costs were $527,904, total rent costs were $43,373, total telephone costs were $40,906 and total professional fees were $7,223. For the quarter ended March 31, 1997, total personnel costs were $456,870, total rent costs were $43,373, total telephone costs were $12,006 and total professional fees were $199,053. Professional fees were incurred primarily due to the preparation and filing of a registration statement, year-end audit and general corporate matters.

     Net interest expense increased to $10,307 for the quarter ended March 31, 1998 compared to $7,978 for the quarter ended March 31, 1997. The increase is primarily related to the Company's issuance of convertible debentures in May 1997.

     NET LOSS. The Company incurred a net loss of $686,491 and $233,146 for the quarters ended March 31, 1997 and 1998, respectively. The Company expects to incur losses in future periods until it generates sufficient revenues from an expanded client base to offset ongoing operating costs and expansion expenses.

CONSOLIDATED FISCAL YEAR ENDED DECEMBER 31, 1997 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 1996

     REVENUES. Revenues from automation services totaled $1,286,251 and $797,154 for the fiscal years ended December 31, 1997 and 1996, respectively. With the initiation of the Electra-Net division in April 1997, revenues for network services totaled $1,788,997 for the fiscal year ended December 31, 1997. The addition of Electra-Net caused total revenues to increase 200% when comparing revenues of $312,774 for the first quarter ended March 31, 1997 and $912,026 for the second quarter ended June 30, 1997. The Company's workers' compensation division had revenues totaling $174,243 in fiscal 1997, with fiscal 1996 revenues of $34,169 based on four months of operations.

     For the fiscal year ended December 31, 1996, fees paid by Wal-Mart for automation services were approximately 64% of total revenues. In fiscal
1997, Wal-Mart accounted for 56% of total revenues. The Company's client base during the period grew from two to four self-insured/self-administered clients and from zero to four health care provider networks.

     COST OF REVENUES. Cost of automation services totaled $763,700 and $568,474 for the fiscal years ended December 31, 1997 and 1996, respectively. These costs for fiscal 1997 were comprised of $457,471 in data entry personnel, $247,767 in imaging fees and $36,386 for communication expenses. In fiscal 1996, these costs consisted of $324,466 in data entry personnel, $151,383 in imaging fees and $28,469 in communication expenses. Cost of network services were largely made up of $579,739 in third party network fees. Cost of workers' compensation services were comprised primarily of personnel costs of $65,772 and $25,000 for the fiscal years ended December 31, 1997 and 1996, respectively.

     GROSS PROFIT. Gross profit for fiscal 1997 was $1,567,409 as compared to $262,849 for fiscal 1996. The gross profit margin for fiscal 1997 was 48.3% verses 31.6% for fiscal 1996.

     OTHER EXPENSES. The Company, in the fourth quarter of 1996, emerged from the development stage with the signing of the long-term contract with Wal-Mart. Therefore, no start-up costs or research and development costs were recorded for the fiscal year ended December 31, 1997. The start-up and research and development costs recorded for the year ended December 31, 1996 were comprised primarily of personnel costs and consulting fees. These costs differ from sales, general and administrative costs as they were incurred directly for the development of the business and services prior to the Company becoming an operating entity. The Company no longer incurs research and development costs as a long-term contract with Wal-Mart was executed, given that prior to the execution of this long-term contract the Company was categorized as a Developmental Stage Enterprise as planned principal operations had commenced, but there had been no significant revenue generated. In addition, the Company had been, until late 1996, devoting most of its efforts to activities such as financial planning, raising capital and development of services.

     Sales, general and administrative costs increased to $3,509,125 for the fiscal year ended December 31, 1997, compared to $826,285 for the fiscal year ended December 31, 1996. The Company issued stock options to employees which are considered compensatory. Compensation costs were expensed over the vesting periods of the options at an amount equal to the excess of the fair market value of the Common Stock underlying such options on the date of grant over the exercise price thereof. In June 1997, the Company elected to vest all employee stock options and recognize compensation expense for all outstanding options. Compensation costs totaling $321,220 and $322,067 were recognized as expense during the fiscal years ended December 31, 1997 and 1996, respectively. During the fiscal years ended December 31, 1997 and 1996, the Company issued 80,000 shares of Common Stock for services for a total expense of $400,000, and 65,656 shares of Common Stock for a total expense of $65,656, respectively.

     Sales, general and administrative expenses consisted primarily of personnel costs, rent, telephone and professional fees. Total personnel costs for fiscal 1997 were $1,847,187, rent of $178,212, telephone of $95,814 and professional fees of $326,561. Professional fees were incurred due to the preparation and filing of a registration statement, year-end audit, general corporate matters and computer consulting.

  Interest expense increased to $87,328 for the fiscal year ended December 31, 1997 compared to $34,230 for the fiscal year ended December 31, 1996. The increase is primarily related to the Company's issuance of convertible debentures and the factoring of its accounts receivable during fiscal 1997. See "Description of Securities."

     NET LOSS. The Company reported a net loss of $2,101,820 for the fiscal year ended December 31, 1997 as compared to a net loss of $2,470,684 for the fiscal year ended December 31, 1996 or ($0.97) and ($1.43) basic earnings per share for fiscal 1997 and fiscal 1996, respectively. For the fiscal years ended December 31, 1997 and 1996, the Company incurred non-cash employee stock compensation expense and stock for consulting services expense totaling $823,636 and $584,692, respectively, as discussed above. Such compensation expenses materially increased the Company's net loss for the referenced periods. It is not anticipated that the Company will incur similar expense items in future periods.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 1995

     REVENUES. During the fiscal year ended December 31, 1996, revenues were $831,323 as compared to $66,612 for fiscal 1995. The Company did not have any ongoing operations during fiscal 1995.

     During fiscal 1996, the Company entered into an agreement to provide electronic medical claims processing and repricing services for Wal-Mart. For the fiscal year ended December 31, 1996, revenues produced by the agreement were approximately $596,754 or approximately 64% of revenues.

     COST OF REVENUES. Direct costs in fiscal 1996 were $568,474, consisting primarily of $324,466 in data entry personnel costs, $151,383 in imaging fees and $28,469 in communication expenses. Direct costs in fiscal 1995 were $40,764.

     GROSS PROFIT. Gross profit for fiscal 1996 was $262,849 as compared to $25,848 in fiscal 1995. The gross profit margin for fiscal 1996 was 31.6% versus 38.8% for fiscal 1995.

     OTHER EXPENSES. Start-up costs incurred in fiscal 1996 were $395,866 or 42.1% of the $939,347 incurred in fiscal 1995. Likewise, research and development expenses continued to increase. Research and development expenses in fiscal 1996 increased to $1,469,858 from $179,830. Sales, general and administrative expenses in fiscal 1996 were $826,285 compared to zero in fiscal 1995. Total other expenses in fiscal 1996 were $2,803,429 verses $1,159,941 in fiscal 1995. Total expenses in fiscal 1996 included $1,254,094 in personnel costs verses $521,472 in fiscal 1995. Total expenses in fiscal 1996 also included $693,541 in legal and professional fees primarily related to expenses incurred in seeking and identifying suitable merger candidates, general corporate matters, preparation of the merger agreement and related documents pertaining to the Merger, and the audit, accounting and legal fees for the preparation of the joint proxy statement/prospectus used in connection with the Merger.

     NET LOSS. The Company incurred a net loss of $2,470,684 verses $1,093,329 for the fiscal years ended December 31, 1996 and 1995, respectively. The Company has approximately $2,886,000 in tax loss carry forwards generated by these losses.

LIQUIDITY AND CAPITAL RESOURCES

     Since its inception, the Company has financed its operations, working capital needs and capital expenditures principally through private placements of equity securities. Cash and cash equivalents at March 31, 1998 were $113,662, and the Company had a working capital deficit of $821,409. The Company has a note payable in the amount of $99,881 bearing interest at 12% per annum. Payments of $7,553 including interest are due monthly, with the remaining balance plus interest due upon maturity on May 19, 1998. The note is collateralized by an option to purchase 28,333 shares of Common Stock at $6.00 per share. The Company is in default on this obligation, but is presently in negotiations with the lender to restructure the terms of the afore-referenced obligation. A subordinated convertible debenture of $100,000 payable to a corporation was issued in 1997. The debenture bears an interest rate of 12% per annum, payable semi-annually with principal due upon maturity at May 12, 1998. The debenture is convertible at $5.00 per common share including principal and accrued interest. The Company is presently in default on this obligation but believes it will be able to settle this matter with the debenture holder on mutually acceptable terms. See "Description of Securities."

     The Company signed the Purchase Agreement on December 17, 1997 in which it agreed to sell to the Investors up to an aggregate of 750,000 shares of Common Stock for total proceeds of $1,500,000. The First Closing occurred on December 17, 1997 with an issuance of 611,930 shares of Common Stock for $1,223,859.50 in proceeds. Proceeds from the First Closing have been used for working capital. The Investors have elected not to purchase any additional shares of Common Stock available under the terms of the Purchase Agreement. See "Prospectus Summary -- The Company" and "Agreements with Selling Stockholders."

     The Company's independent auditors have included a paragraph in their report to the Company's Board of Directors and stockholders which states that the Company's loss from operations and working capital deficiency raise substantial doubt about its ability to continue as a going concern. The Company is currently reviewing its cost structure and has implemented a strategy for reducing the fixed cost portion of its infrastructure, which included a reduction in personnel costs and rental expenditures. The Company also intends to increase its current sales force by entering into marketing agreements with certain consultants to provide additional clients and increase revenues. As of the date of this Prospectus, the Company has not entered into any such consulting agreements. Additionally, software improvements have been implemented that management believes will enhance productivity. The Company has no planned material working capital expenditures over the next 12-month period. The Company believes that by continuing to reduce the fixed costs associated with its infrastructure, through capital raised from private debt or equity financings and through implementation of its marketing strategy it may be able to satisfy its cash requirements for the next 12 months. However, there can be no assurances given that any liquidity sources can be found or that working capital will be provided from improved operations to satisfy the Company's cash requirements for this period.

YEAR 2000 MODIFICATIONS

     The Company's computer systems are Year 2000 compliant.

OTHER MATTERS

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, EARNINGS PER SHARE ("SFAS 128"). SFAS 128 requires companies with complex capital structures that have publicly held common stock or common stock equivalents to present both basic and diluted earnings per share ("EPS") on the face of the income statement. The presentation of basic EPS replaces the presentation of primary EPS currently required by Accounting Principles Board Opinion No. 15 ("APB No. 15"). Basic EPS is calculated as income available to common stockholders divided by the weighted average number of common shares outstanding during the period. Diluted EPS is calculated using the "if converted" method for convertible securities and the treasury stock method for options and warrants as prescribed by APB No. 15. This statement is effective for financial statements issued for interim and annual periods ending after December 15, 1997. The Company adopted SFAS 128 as of December 31, 1997 for the period ended December 31, 1997 and all prior periods. The adoption of SFAS 128 has not had a significant impact on the Company's reported EPS to date.

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 129, DISCLOSURES OF INFORMATION ABOUT CAPITAL STRUCTURE ("SFAS 129") which establishes standards for disclosing information about an entity's capital structure. The disclosures are not expected to have a significant impact on the consolidated financial statements of the Company. SFAS 129 is effective for financial statements ending after December 15, 1997.

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, REPORTING COMPREHENSIVE INCOME ("SFAS 130") which established standards for reporting and displaying comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general purpose financial statements. SFAS 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS 130 is effective for years beginning after December 15, 1997. The Company does not anticipate a material impact to its consolidated financial statements upon adoption of this standard.

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION ("SFAS 131") which establishes standards for the way public business enterprises are to report information about operating segments in annual financial statements and requires those enterprises to report selected information about operating segments in interim financial reports issued to shareholders. It also establishes the related disclosures about products and services, geographic areas and major customers. SFAS 131 replaces the "industry segment" concept of Financial Accounting Standard No. 14 with a "management approach" concept as the basis for identifying reportable segments. SFAS 131 is effective for financial statements for periods beginning after December 15,

1997. The Company expects additional disclosures will be required, but otherwise does not anticipate a material impact to its consolidated financial statements upon adoption of this standard.

     The Company does not anticipate that it will have to enhance its existing operational software or develop additional software systems during fiscal 1998. As such, the Company does not believe that SOP 98-1, ACCOUNTING FOR COSTS OF COMPUTER SOFTWARE DEVELOPED OR OBTAINED FOR INTERNAL USE will have any material effect upon its financial statements for periods beginning after December 15, 1998.

                                       BUSINESS

ORGANIZATION

     The Company is the surviving entity of the Merger of ETC-Texas into ETC-Canada during the first quarter of 1997. ETC-Canada was originally incorporated as Solo on September 5, 1986 for the purpose of undertaking oil and gas exploration efforts. By 1990, revenues from oil and gas exploration efforts had substantially declined and Solo began experiencing financial difficulties. As a result, Solo liquidated substantially all of its assets and underwent a significant change in management during 1990. On March 21, Solo changed its name to ETC-Canada in order to facilitate the Merger. ETC-Texas was organized in December 1994 under the laws of the State of Texas, and initiated the business concept currently operated by the Company.

     ETC-Texas and ETC-Canada jointly filed a registration statement with the SEC to register the shares of stock issuable to the stockholders of ETC-Texas under the terms of the Merger, subject to approval of the Merger by the stockholders of the respective companies. The Merger was approved by stockholders of ETC-Texas and ETC-Canada on January 31, 1997 and February 11, 1997, respectively. On February 11, 1997, ETC-Canada, the surviving corporation, then continued into Delaware and changed its name to Electronic Transmission Corporation, with the stockholders of ETC-Texas receiving 1.25 shares of ETC-Canada common stock for every one share of ETC-Texas common stock outstanding as of the time of the Merger. The business operations of ETC-Texas were assumed by the Company following the Merger.

     Effective April 1, 1997, the Company acquired the assets, including the name, of Electra-Net, L.C., a Texas limited liability company. Electra-Net, L.C. was wholly owned and operated by L. Cade Havard, the Company's Chairman of the Board and Chief Executive Officer at the time of the combination. Mr. Havard's employment with the Company ceased on February 16, 1998. In consideration for the assets, Mr. Havard received 100,000 shares of Common Stock and the Company assumed certain liabilities of Electra-Net, L.C. All shares of Common Stock received by Mr. Havard in connection with this transaction have been returned to the Company. The acquired assets represent those used by the Company's Electra-Net division to initiate its medical claims repricing service component. See "Certain Relationships and Related Transactions."

GENERAL

     The Company is a provider of claims automation, medical claims repricing and third party administration services to the non-provider sector of the health care industry. These services are automated through a broad range of application and data base information systems, which are developed by the Company, with certain enhancements related thereto being proprietary in nature. The Company contracts with health care payors, self-insured companies and other payors, such as TPAs, to provide automation and EDI services. The Company, through its Electra-Net division, also contracts with various health care provider networks to provide medical claims repricing services to its clients. With the inauguration of TPA capabilities through ETC Services, the Company can provide a continuum of services to a self-insured corporate customer beginning with the scanning of the health care provider's claim and concluding with the payment to the health care provider.

     The Company's revenues are generated by different methods for each segment of its business. The Company is paid a set price for scanning and automating each health care provider claim. Additionally, the Company is paid a specific percentage of the "savings" generated by its re-pricing activities. The TPA services are charged on a set price for each customer employee that is serviced by the Company.

CORE COMPETENCIES


     The Company's principal service areas include (i) claims automation, (ii) medical claims repricing services, and (iii) TPA, each of which is discussed below:

     CLAIMS AUTOMATION SERVICES. The Company provides automation services of healthcare claims for (i) self-insured companies that administer their own healthcare plans and pay their own medical claims, (ii) TPAs that administer healthcare plans and pay medical claims for self-insured companies, (iii) PPOs, and (iv) other managed care organizations that offer discounts on medical claims and who reprice those claims to reflect discounts offered by providers to payors. The claims automation process electronically captures and stores electronic images of scanned paper documents. The Company scans more than one million claims per year for clients, the majority of which are received from self-insured employers. Utilizing its existing work flow process and available imaging technology, the Company processes standardized claim forms by scanning these forms at the client's facility, with the scanned data being transmitted to the Company's imaging center. The two primary sources for the standardized claim forms are from the physicians (HCFA's) and from health care facilities such as clinics and hospitals (UB's). Once received at the Company's imaging center, the data is processed using an optical character recognition process. The Company then stores all available data from the scanned claim forms in proprietary data bases maintained by the Company, manually reviews certain portions of each claim, and transmits the claim information to a medical provider network (including Electra-Net) or to a payor (including ETC Services) for repricing adjudication and/or payment.

     MEDICAL CLAIMS REPRICING. The Company, through its Electra-Net division, provides medical provider network services to its clients. Electra-Net is made up of over 40 regional and national networks, PPO's (Physician Provider Organization), PHOs (Physician Hospital Organizations), IPAs (Independent Physician Associations), and other provider groups that have joined with the Company in providing true EDI claims processing in the managed care area. Nationally, the number of provider networks with true EDI capabilities is very small resulting in difficulties for payors looking to reduce costs and streamline their operations. The Company's integrated solution has dramatically reduced the time and effort required by payors to process repriced medical claims.

     THIRD PARTY ADMINISTRATION. The need for TPA services has dramatically increased given that approximately 65% of nationwide group medical insurance is provided through self-insured benefits, where the employer elects to self-insure a percentage of the risk rather than pay a fully insured premium. The portion, if any, which the employer elects not to self-insure is placed as stop loss coverage with a reinsurance carrier. Self-insured benefit plans can be administered either by the insurance company who underwrites the stop loss coverage, self-administered by the employer, or administered by a TPA. Approximately 50% of self-insured employers elect to use a TPA to administer their benefit plan.

     As a full service TPA, ETC Services, offers standard administration services, including, but not limited to, marketing the reinsurance, writing plan documents, processing medical, dental, vision and disability claims and ensuring compliance with federal and state mandates. With the electronic data, the Company can reprice electronically all of the claims prior to being loaded into the Company's licensed claims system for auto-adjudication. The electronic claims environment increases accuracy, reduces processing time, and decreases staffing needs. The Company believes that both the insurance brokerage community, which represents employers, and reinsurance carriers acknowledge the benefits of the totally automated claims process system of ETC Services.

BUSINESS STRATEGY

     Since inception, the Company has incurred losses from operations and as of March 31, 1998, had an accumulated deficit of $7,312,443. Despite recurring losses and a working capital deficit as of March 31, 1998 of $821,409, the Company believes that new business opportunities exist with (i) PPOs; (ii) claims processors, TPAs, and small- to medium-sized insurance companies; and
(iii) large self-insured and self-administered corporations. The Company believes these market segments have immediate operational needs for the Company's automation and/or repricing products. The Company has submitted several proposals to potential clients in each of the afore-referenced business sectors. As of the date of this Prospectus, the Company has not entered into any binding agreements to provide services to any potential client which has received a written proposal from the Company. By leveraging the experience gained from the Company's existing TPA operation, the Company believes it can now begin to focus on selling its core competencies to these segments. The Company has developed a business strategy focused on increasing cash flows by extensively marketing its services to the afore-referenced segments of the health care industry and by cross selling currently available services to its existing clients.

     The following are key elements of the Company's strategy:

     TWO TIERED CUSTOMER CONTRACTS. The Company typically enters into 90-day service provider agreements which are cancelable by either the client or the Company at any time. During this 90-day period, the Company evaluates the needs of the client, develops a tailored claims processing system, initiates claims processing procedures for the client's analysis and determines its costs associated with the services provided to the client.

Upon expiration of the 90-day review period, the Company will typically enter into a long-term agreement, generally for a term of two years. The terms of the extended contract will provide services that are developed and custom designed to fit the needs of the client during the 90-day review period. The pricing of these services is based on the Company's current pricing schedules and its cost estimates developed from on-site review of the customer's requirements. The Company utilizes the 90-day review process, which is risk free to the client, as a proving ground for its services thereby allowing it to enter into more lucrative long-term provider contracts. The Company believes that long-term contracts provide benefits to both itself and its clients. Clients are able to realize the cost savings associated with the processing of medical claims through an electronic medium, while long-term contracts add stability to the Company's revenue base and may deter potential competition. After the expiration of the initial term of a long-term contract, the term of the contract continues in effect until the Company or the client notifies the other of its desire to terminate.

     RAPID INSTALLATION AND ENHANCED PROCESSING CAPABILITY. The Company provides and installs, at no cost to a client, claims processing equipment (the "Processing Equipment"), including computer, telecommunications and scanning equipment, for use at the client's facility. Upon termination of a contractual relationship with a client, the Processing Equipment is returned to the Company. Once the contractual relationship is entered into, it is the Company's intention to initiate claims processing services within 20 days of the date that an agreement is reached. The Company believes its ability to rapidly install a processing system at a client's location with minimal disruption gives it a significant advantage in the marketplace.

     ENHANCED MARKETING EFFORT. Although the Company has utilized direct marketing efforts to solicit customers in the past, new customers have been generated through referrals from a small number of existing clients. Since the Company's areas of service have grown and been enhanced, the Company will supplement its direct sales force in the future. The sales force will be compromised of employees of the Company and outside sales personnel with whom the Company will have entered into specific marketing agreements. The Company believes that to be successful in the future, it may have to expand the range of existing services, its distribution channels and its sales force.

SALES AND MARKETING

     The Company currently markets its services directly through its own sales organization. The Company's services are focused towards medium to large (more than 100 employees) businesses and institutions. Sales are currently generated primarily by the Company's management group. The Company intends to add full-time sales personnel.

     The Company's sales professionals are supported by a team of computer network technicians. These technicians support the clients during the system installation process and after the sale, provide the clients with repair, maintenance and support services to maintain the onsite scanning systems, if applicable.

     Referrals from existing clients and vendors, particularly Wal-Mart and Capp Care, are a significant source of prospective clients and establish credibility with potential clients. In fiscal 1997, revenues related to vendor referrals were responsible for $573,921 (17%) of the Company's revenue. There are no contractual requirements for such referrals and they could cease at any time.

CUSTOMERS


     The Company markets its processing services primarily to self-insured companies, TPAs and other provider networks or cost containment companies. The Company's current customer base includes four self-insured and self-administered customers and four health care provider networks.

     Under the terms of its existing agreement with Wal-Mart, the Company is obligated to provide electronic medical claims processing and repricing services for a term ending in September 1998. The Company will receive $1.00 per claim processed for the first 50,000 claims processed in a given month, which amount will be reduced by $.10 for every additional 50,000 claims processed in that month. Once 150,000 claims have been processed in a given month, the Company will receive $.75 per additional claim processed during said month. As of December 31, 1997 and 1996, the Company processed approximately 789,300 and 611,250 medical claims, respectively, for the benefit of Wal-Mart. The Company earned revenues of approximately $1,818,000 and $596,754 in fiscal 1997 and 1996, respectively, from Wal-Mart, which revenue amounts include fees paid for both automation and repricing services provided to Wal-Mart. Revenues generated from Wal-Mart represented approximately 56% and 64% of the Company's revenues as of December 31, 1997 and 1996, respectively. For the three-month period ended March 31, 1998, the Company had processed approximately 206,049 medical claims for Wal-Mart. The Company earned total revenues of approximately $593,242 (or 61% of total revenues for the period) for all services provided to Wal-Mart during this period. See "Risk Factors --Dependence on Major Clients; Material Contracts."

COMPETITION

     The non-provider sector of the health care industry is intensely competitive and is characterized by companies that provide both electronic automation and paper processing solutions. There are participants in the industry that provide discount and repricing services and TPA services in the market currently served by the Company. The Company's competition in the market for electronic claims processing, discount and repricing services and adjudication and payment services is primarily concentrated in certain insurance companies, TPAs or management services organizations which have greater financial and technical resources and longer operating histories than the Company. The Company also believes that its processing methodology is easily duplicated. However, management of the Company believes that the Company's competitors, while each providing segments of the services offered by the Company, do not offer the interconnected array of services provided by the Company. The Company believes that it possesses a competitive advantage by offering its claims automation, discounting and repricing services in a format that connects payors, payees and service providers. The service methodology of the Company will allow it to compete against more established companies with much greater financial and technical resources. However, there are no barriers which would prohibit the Company's competitors from modifying their current services to emulate those offered by the Company. In addition, the Company may face substantial competition from new entrants into the electronic claims processing industry. The Company's ability to compete successfully with current and potential competitors will depend to a significant extent on its ability to continue developing processing methodologies which are superior to its competitors, to adapt to changes in the marketplace. The Company's ability to develop new methodologies and to adapt to changes in the industry depends upon its ability to produce sufficient cash flow to be able to finance its ongoing operations. No assurances can be given that the Company can generate cash flow necessary to resume research and development activities which may be required to meet the demands of the marketplace. See "Risk Factors --Competition."

REGULATORY MATTERS

     The Company is not subject to any direct federal or state government regulation because of the nature of its business. There can be no assurance that federal or state authorities will not in the future impose restrictions on its activities that might adversely effect the Corporation's business. The failure by the Corporation to obtain or retain any applicable licenses, certifications or operational approvals could adversely effect its existing operations and professional performance. There can be no assurance that in the future the Corporation will be able to acquire all the necessary licenses, permits or approvals, if any, necessary to conduct its business or that the costs associated with complying with laws and regulations affecting its business will not have a materially adverse effect on the Corporation. See "Risk Factors -- Effect of Government Regulation."

EMPLOYEES

     Effective January 1, 1998, the Company canceled a Staff Leasing Services Agreement with E3 Group, Inc., an employee leasing company. The Staff Leasing Services Agreement had been in effect since January 1996. As of July 1998, the Company had 35 full-time employees. None of the Company's employees are represented by a labor union or subject to a collective bargaining agreement. The Company has never experienced a work stoppage and believes that its relationship with its employees is good.

PROPERTIES

     The Company owns no real property. The Company's offices are located in a 5,129 square foot office facility in Dallas, Texas. The lease for the Company's offices expires September 30, 2001 and provides for monthly rental payments of approximately $9,831.

                                      MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following is a list of the names and ages of each of the Company's directors and executive officers:

        Name         Age                         Position
------------------   ---   --------------------------------------------
 Steven K. Arnold     51   Chairman of the Board of Directors and Chief
                           Executive Officer

 W. Mack Goforth      53   Chief Financial Officer

 Timothy P. Powell    40   Executive Vice President -- Data Services and
                           Director

 Dennis Barnes        41   Director

 Michael Eckstein     50   Director

 David O. Hannah      73   Director

 Scott A. Stewart     43   Director

     STEVEN K. ARNOLD has served as the Company's Chairman and Chief Executive Officer since May 28, 1998. Mr. Arnold has 19 years of senior management experience in the healthcare, systems and insurance industries. From October 1997 to May 1998, he served as an independent management consultant. From January 1997 to October 1997, he served as a Managing Director, Global Human Resources, of Price Waterhouse. From 1992 to December 1996, he served as President of Care Systems Corporation and President of IHDS Corp., a wholly-owned third party administrator. Prior to joining Care Systems Corporation, Mr. Arnold was President, Chief Executive Officer and co-founder of IntelliMed, Inc. which later merged into OccuSystems, a Nasdaq listed company. Previously, he was Executive Vice President of Heritage Health Systems, a managed care holding company that owned and managed HMOs, PPOs and related companies. In addition, Mr. Arnold was President and Chief Executive Officer of APT General Partnership, a joint venture formed to build a managed health care company that would develop, market and manage two fundamental product types: (1) health benefit plans and related lines of insurance business and (2) PPO and/or multi-option products and management services to local health provider organizations. Mr. Arnold was also employed in executive capacities with Blue Cross & Blue Shield of Wisconsin. In that capacity, he served as the Chief Executive Officer of the holding companies that included United Wisconsin Services (now a NYSE listed company), Compcare Health Services Insurance, Dentacare, Take Control, Inc., and Greater Marshfield Community Healthplan. Mr. Arnold also spent eight years with Cigna in various management positions.

     W. MACK GOFORTH has served as Chief Financial Officer of the Company since November 1997. From February 1996 to October 1997, Mr. Goforth worked for Electronic Data Systems Corp. as a Manager in the Global Purchasing Group. From September 1994 to January 1996, Mr. Goforth was a self-employed financial consultant performing due diligence procedures for individuals seeking companies to purchase and working with fiduciaries associated with bankrupt entities.
From April 1989 to August 1994, Mr. Goforth was employed by MCorp as its Managing Director -- Accounting and Control. Mr. Goforth is a graduate of Southern Methodist University and is licensed in the State of Texas as a Certified Public Accountant.

     TIMOTHY P. POWELL has served as Executive Vice President -- Data Services and as a director of the Company since February 1995. From 1981 to February 1995, Mr. Powell served as a self-employed computer consultant for individuals and corporations. Mr. Powell contracted consulting projects with independent, governmental organizations and Fortune 1000 companies, and provided services in system design, implementation, applications development and procurement specifications.

     DENNIS BARNES has served as a director of the Company since June 1997. Mr. Barnes is the Founder, President and Chief Executive Officer of Barnes Health Group, Inc., a Dallas-based health care development company. Mr. Barnes has more than 12 years senior management experience in health care, and served as Chief Executive Officer of Texas Back Institute, one of the largest free standing spine clinics in the United States, from 1994 to 1996. From 1992 to 1994, Mr. Barnes served as Vice President of Rehabilitation Services for Texas Back Institute. Prior to joining Texas
Back Institute, Mr. Barnes was co-owner and managing partner of Independent Rehabilitation Ventures from 1990 to 1992. Mr Barnes has served as President of PRIDE USA, a Dallas-based rehabilitation company and Chief Executive
Officer of MDC America Corporation, a multidisciplinary health care company.
He currently serves as the President of the Board of Directors of Athletes Working for a Better Texas, a Dallas-based not-for profit company. Mr.
Barnes obtained Bachelors and Masters degrees from Midwestern State
University and completed the course work for a Ph.D. in Clinical Psychology from the University of Texas Southwestern Medical School in Dallas, Texas.

     MICHAEL ECKSTEIN has served as a director of the Company since January 1996. Mr. Eckstein is the President of EDI For Healthcare, a Pennsylvania-based technology company specializing in systems, networking and EDI applications for health care and insurance industries. Mr. Eckstein's personal experience includes over 20 years of designing and implementing data processing and information management solutions for health care providers and payors. He is an active member of the ANSI Standards Committee for EDI Insurance and Healthcare Applications, and participates in numerous EDI initiatives including the National Information Infrastructure task force for health care and medical applications.

     DAVID O. HANNAH has served as a director of the Company since February 1995. For the proceeding five years, Mr. Hannah has managed his personal investments. Mr. Hannah has spent most of his professional career in real estate development, with expertise in the purchase and development of real estate for leasing to commercial entities.

     SCOTT A. STEWART has served as a director of the Company since December 1997. For the past 20 years, Mr. Stewart has been a partner in the law firm of Horsley & Stewart, Dallas, Texas. Mr. Stewart obtained his Juris Doctorate Law degree from Southern Methodist University in 1978 and is a Board Certified civil and personal injury trial lawyer.

DIRECTOR COMPENSATION AND COMMITTEES

     The Company does not presently compensate its directors for serving in such a capacity or attending either Board or Committee meetings.

     The Board of Directors has created an Audit Committee and a Compensation Committee; however, at the present time, all Board related matters are acted upon by the members as a whole. The Audit Committee is charged with reviewing the annual audit and meeting with independent accountants to review internal controls and financial management practices. The Compensation Committee is charged with recommending to the Board of Directors the compensation for key employees.

FAMILY RELATIONSHIPS

     There are no family relationships among the Company's directors or executive officers.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

     None of the Company's directors or executive officers have been involved during the past five years in any legal proceedings material to an evaluation of such persons ability or integrity.

EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth, for the years indicated, all cash compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered in all capacities to the listed current and former executive officers of the Company. No other executive officer of the Company, or any predecessor entity, received salary and bonus compensation in excess of $100,000 in the referenced fiscal years, nor did any executive officer receive perquisites or other personal benefits exceeding either $50,000 or 10% of their total annual salary for the referenced periods.

                             SUMMARY COMPENSATION TABLE

                                                                  Annual Compensation                Long-Term Compensation
                                                            ------------------------------       -------------------------------
                                                                                                             Awards
                                                                                                 --------------------------------
                                                                                                                     Securities
                                                                             Other Annual        Restricted          Underlying
                   Name/Title                      Year         Salary(1)    Compensation       Stock Awards        Options/SARs
----------------------------------------------     -----    ---------------  -------------       -------------       ------------
 L. Cade Havard, former Chairman of the            1997           $158,000      $ - 0 -            - 0 -               70,000
     Board, Chief Executive Officer and            1996           $184,000      $ - 0 -            - 0 -               - 0 -
     President(2)                                  1995           $ 96,736      $ - 0 -            - 0 -               100,000

 W. Mack Goforth, Chief Financial                  1997           $ 25,000      $ - 0 -            - 0 -               50,000
     Officer and former Chairman of the
     Board and Chief Executive Officer(3)(4)
 Timothy P. Powell, Executive Vice                 1997           $101,500      $ - 0 -            - 0 -                - 0 -
     President -- Data Services                    1996           $ 73,000      $ - 0 -            - 0 -                - 0 -
                                                   1995           $ 41,450      $ - 0 -            - 0 -                - 0 -
 Ann C. McDearmon, former Executive                1997           $134,399      $ - 0 -            - 0 -               62,500
     Vice President -- Director of                 1996           $ 73,281      $ - 0 -            - 0 -                - 0 -
     Marketing(5)                                  1995           $ 24,500      $ - 0 -            - 0 -                - 0 -

______________________________

(1)  No bonuses were paid or accrued during the referenced periods.
(2)  Mr. Havard's employment with the Company ceased on February 16, 1998.
(3) Mr. Goforth became employed on October 14, 1997 and is entitled to base compensation of $150,000 per year. See "-- Employment Agreements."
(4) Mr. Steven K. Arnold became Chairman of the Board and Chief Executive Officer on May 28, 1998. See "Prospectus Summary" and "-- Employment Agreements."
(5)  Ms. McDearmon's employment with the Company ceased March 20, 1998.

EMPLOYMENT AGREEMENTS

     On May 1, 1998, the Company and Steven K. Arnold, Chairman of the Board and Chief Executive Officer, entered into a Consulting/Employment Agreement (the "Agreement"). Under the terms of the Agreement, Mr. Arnold agreed to serve the Company as an independent consultant until such time as the Company would have in place director and officer liability insurance. The term of the Agreement is for three years commencing on May 1, 1998. Under the consulting arrangement, Mr. Arnold was paid a consulting fee of $20,833.34 each month plus a monthly vehicle allowance of $750. On May 28, 1998, upon the binding of the director and officer liability insurance, Mr. Arnold was elected Chairman of the Board and Chief Executive Officer. Under the Agreement, Mr. Arnold is entitled to receive as compensation for services rendered base salary ("Base Salary") at a rate of Two Hundred Fifty Thousand and No/100 Dollars ($250,000) per year payable in accordance with the Company's established payroll procedures. During all or a portion of the twelve (12) month period commencing on the employment date, twenty-eight percent (28%) of such Base Salary (the "Deferred Portion") shall be deferred until the Company and Mr. Arnold mutually agree that the Company's cash flow is sufficient to support the payment of the Deferred Portion.

Mr. Arnold is entitled to a monthly vehicle allowance of $750. Mr. Arnold is entitled to participate in all benefits plans, including stock option plans, provided by the Company on the same basis as other executive officers of the Company. Furthermore, Mr. Arnold is entitled to four weeks of paid vacation. Mr. Arnold also received options to purchase 454,398 of Common Stock at a price of $.052 per share. These options vest at a rate of one-third at employment date, one-third at December 31, 1998 and one-third at December 31, 1999. Mr. Arnold shall automatically be granted additional options (carrying a purchase price of the dollar amount per share on the date of such issuance) to purchase that number of shares of Common Stock which, when added to the number of shares into which the options may be converted immediately prior to such issuance, shall equal ten percent (10%) of the outstanding shares of Common Stock of the Company on a fully diluted basis. The Agreement may be terminated by the Company without cause, in which event Mr. Arnold is entitled to receive his Base Salary and benefits provided by the Company to Mr. Arnold for the remainder of the term then in effect. The Agreement may also be terminated by the Company for cause at any time the Board of Directors determines Mr. Arnold has been convicted of a felony or has engaged in gross malfeasance or willful misconduct in performing his duties under the Agreement. In the event Mr. Arnold is terminated for cause, he shall be entitled to receive any accrued but unpaid Base Salary and bonus compensation. All available options can be exercised on the date this Agreement is terminated without cause. The Agreement does not contain any non-competition or non-solicitation covenants.

     On October 14, 1997, the Company and W. Mack Goforth, the Chief Financial Officer of the Company, entered into an Employment and Settlement Agreement (the "Agreement"). Under the terms of the Agreement, Mr. Goforth agreed to serve the Company for a term of five years from November 1, 1997. As compensation for services to be rendered by Mr. Goforth under the terms of the Agreement, he is entitled to receive a base salary (the "Base Salary") at a rate of One Hundred Fifty Thousand and No/100 Dollars ($150,000) per year payable in accordance with the Company's established payroll procedures. Mr. Goforth is entitled to participate in all benefit plans, including stock option plans, provided by the Company on the same basis as other executive officers of the Company. Furthermore, Mr. Goforth is entitled to four weeks of paid vacation. Mr. Goforth also received options to purchase 50,000 shares of Common Stock at a price of $4.25 per share. These options vest at a rate of 12,500 per year beginning October 31, 1998. The Agreement may be terminated by the Company without cause, in which event Mr. Goforth is entitled to receive one year's Base Salary and any options that would have vested in that year will be accelerated as full and final satisfaction of the Company's obligations to Mr. Goforth. If Mr. Goforth is terminated after a change in control, Mr. Goforth will be entitled to the amounts due through the end of the contract and all non-vested options will become vested. The Agreement may also be terminated by the Company for cause at any time the Board of Directors determines Mr. Goforth has been convicted of a felony or has engaged in gross malfeasance or willful misconduct in performing his duties under the Agreement. In the event Mr. Goforth is terminated for cause, he shall be entitled to receive any accrued but unpaid salary and bonus compensation. If Mr. Goforth's employment is terminated without cause, Mr. Goforth has the right to include any shares purchased pursuant to the exercise of the options granted in the Agreement in the next registration statement filed by the Company with the SEC. Upon termination of the Agreement, Mr. Goforth has agreed, for a period of two (2) years thereafter, not to solicit for his own benefit, any business of the same or similar nature to any business conducted by the Company or any subsidiary during the term of the Agreement from any entities with which the Company conducted business during the term of the Agreement. The term of the Agreement was extended by the Board of Directors to March 31, 2003.

     On March 1, 1995, the Company and Timothy P. Powell, Executive Vice President -- Data Services, entered into an Employment Agreement (the "Agreement"). Under the terms of the Agreement, Mr. Powell agreed to serve in the capacity of Executive Vice President -- Data Services of the Company for a term of three years ending December 31, 1998. As compensation for services to be rendered by Mr. Powell under the terms of the Agreement, he is entitled to receive a base salary (the "Base Salary") at a rate of Seventy-two Thousand and No/100 Dollars ($72,000) per year payable in accordance with the Company's established payroll procedures and commission based compensation related to client originations. Effective September 1997, Mr. Powell's Base Salary was increased to $120,000. Mr. Powell is entitled to participate in all benefit plans, including stock option plans, provided by the Company on the same basis as other executive officers of the Company. Furthermore, Mr. Powell is entitled to three weeks of paid vacation. The Agreement may be terminated by the Company without cause, in which event Mr. Powell is entitled to receive 25% of all salary due for the remainder of the Agreement. The Agreement may also be terminated by the Company for cause at any time the Board of Directors determines Mr. Powell has been convicted of a felony or has engaged in gross malfeasance or willful misconduct in performing his duties under the Agreement. In the event Mr. Powell is terminated for cause, he shall be entitled to receive any accrued but unpaid salary and bonus compensation. Upon termination of the Agreement, Mr. Powell has agreed, for a period of two (2) years thereafter, not to solicit for his own benefit, any business of the same or similar nature to any busines conducted by the Company or any subsidiary during the term of the Agreement from any entities with which the Company conducted business during the term of the Agreement. The term of the Agreement was extended by the Board of Directors to March 31, 2003.

STOCK OPTIONS

     FISCAL 1997.

     During fiscal 1997, W. Mack Goforth and Ann C. McDearmon, the former Executive Vice President -- Director of Marketing of the Company, received options to purchase 50,000 shares of Common Stock at $4.25 per share and 62,500 shares of Common Stock at $5.00 per share, respectively. Mr. Goforth's options vest at a rate of 12,500 options per year beginning October 1998. See "-- Employment Agreements." L. Cade Havard, the former Chairman of the Board, Chief Executive Officer and President of the Company, exercised options to purchase an aggregate of 180,000 shares of Common Stock during fiscal 1997. Mr. Havard's remaining options to purchase 70,000 shares of Common Stock, at a purchase price of $5.00 per share, were canceled upon the termination of Mr. Havard's employment agreement in February 1998. See "Prospectus Summary --The Company."

     During fiscal 1997, the Company granted options to purchase 12,500 shares of Common Stock, at an exercise price of $6.00 per share, to an employee of the Company. This option terminated upon said employee's resignation from the Company on May 1, 1998.

                        OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                       Percent of Total
                                               Number of Securities  Options/SARs Granted     Exercise or
                                                Underlying Options/     to Employees in       Base Price
                     Name                        SARs Granted (#)         Fiscal 1997           ($/Sh)
----------------------------------------        -------------------   -------------------    -------------
L. Cade Havard, former Chairman of the
    Board, Chief Executive Officer and
    President                                         200,000                61.5%               $5.00
W. Mack Goforth, Chief Financial Officer              50,000                 15.4%               $4.25
Timothy P. Powell, Executive Vice
     President -- Data Services                         -0-                   -0-                 -0-
Ann C. McDearmon, former Executive
    Vice President -- Director of Marketing           62,500                 19.2%               $5.00

                       AGGREGATED FISCAL YEAR-END OPTION VALUES

                                               Number of Securities Underlying      Value of Unexercised
                                                     Unexercised Options            In-the-Money Options
                                                     At Fiscal Year-End              At Fiscal Year-End
                                                -----------------------------   ---------------------------
                 Name/Title                     Exercisable    Unexercisable    Exercisable   Unexercisable
------------------------------------------      ------------   -------------    -----------    ------------
L. Cade Havard, former Chairman of the
    Board, Chief Executive Officer and
    President                                     70,000           - 0 -          $ - 0 -        $ - 0 -
W. Mack Goforth, Chief Financial Officer           - 0 -           50,000           N/A            N/A
Timothy P. Powell, Executive Vice
     President -- Data Services                     -0-             -0-             -0-            -0-
Ann C. McDearmon, former Executive Vice
   President -- Director of Marketing             62,500           - 0 -          $ - 0 -        $ - 0 -

     RECENT GRANTS. In March 1998, W. Mack Goforth and Timothy P. Powell each received options to purchase 50,000 shares of Common Stock at $1.00 per share, which options are exercisable immediately. Furthermore, the terms of the options to purchase 50,000 shares of Common Stock granted to Mr. Goforth under his employment agreement were modified to adjust the exercise price of such options from $4.25 per share to $1.00 per share.

     In May 1998, Mr. Arnold, pursuant to the terms of his employment agreement, received options to purchase 454,398 shares of Common Stock at an exercise price of $0.52 per share. The options vest at a rate of one-third on the date of employment, one-third on December 31, 1998 and one-third on December 31, 1999. See " -- Employment Agreements."

                    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In early 1995, ETC-Texas purchased certain assets of Sterling National Corporation ("Sterling"), a company wholly owned and operated by L. Cade Havard, the former Chairman of the Board, Chief Executive Officer and President of the Company, in exchange for a cash payment of $210,000 and the issuance of 991,275 shares of ETC-Texas common stock. Sterling is currently in the business of factoring accounts receivable, and is the record owner of 1,556 shares of Common Stock. There are no current arrangements between the parties and none are presently contemplated.

     On December 12, 1995, ETC-Texas entered into a marketing agreement (the "Marketing Agreement") with MS3. Rick Snyder, the principal owner of MS3, is a former director of the Company. Under the terms of the Marketing Agreement, MS3 is to assist the Company in identifying and bringing under contract clients
requiring claims processing services.   As of March 31, 1998, MS3 was owed
$32,857 under the Marketing Agreement.

     On January 18, 1996, ETC-Texas entered into a consulting agreement with Michael Eckstein, a director of the Company, pursuant to which Mr. Eckstein agreed to assist ETC-Texas in identifying and placing under contract TPAs, preferred provider organizations and other managed care companies which may be able to utilize the Company's claims processing services. Under the terms of this agreement, Mr. Eckstein is entitled to receive compensation on a monthly basis equal to $3,500 and commissions equal to 8% of the "gross income from revenue," as defined in the agreement, realized by the Company from clients generated by Mr. Eckstein. Mr. Eckstein has agreed to only accept commission based compensation under this agreement. It is anticipated that the Company will enter into a modified consulting agreement with Mr. Eckstein within the next 90 days.

     On April 1, 1996, Solo issued 50,278 shares of its common stock to L. Cade Havard, the then Chairman of the Board and Chief Executive Officer of Solo, in satisfaction of $201,112 of debt owed by Solo to Mr. Havard.

     The Company is a party to an equipment lease and stock option agreement (the "Lease Agreement"), dated April 23, 1996, with Ironwood Leasing Ltd., a Texas corporation ("Ironwood"). Principals of Ironwood, including Dennis Barnes, a director of the Company, are also stockholders of the Company. Under the terms of the Lease Agreement, the Company leases certain scanning equipment necessary to scan paper claims and convert them into electronically transmittable claims data information. Under the Lease Agreement, the Company has granted to Ironwood the option to either (i) sell to the Company all the equipment referenced in the Lease Agreement in exchange for the number of shares of Common Stock equal to the purchase price for said equipment divided by 2.00 per share or (ii) purchase, at a per share price of $2.00, the number of shares of Common Stock equal to the purchase price of the equipment divided by 2.00 whereby the Company may in turn purchase the equipment referenced in the Lease Agreement at the expiration of the lease term for $1.00. On June 20, 1996, Ironwood waived the escrow requirements imposed pursuant to the Lease Agreement for the period ending June 30, 1996. Ironwood further agreed that the Company would not have to comply with the escrow provisions of the Lease Agreement until the Company had received 30-days written notice from Ironwood. The Lease Agreement is for a term of five years and automatically renews for consecutive one-year periods unless a party thereto notifies the other of its intent to terminate the Lease Agreement 90 days prior to the end of the renewal term. The Company is currently negotiating a restructuring of the Lease Agreement.

     Effective May 1, 1996, Roy W. Mers ("Mers") resigned from his position as President and director of ETC-Texas. As a consequence to his resignation, ETC-Texas and Mers entered into a Settlement Agreement the obligations of which were assumed by the Company. Pursuant to the agreement, ETC-Texas issued to Mr. Mers 30,000 shares of Common Stock and agreed to compensate him for his efforts in assisting ETC-Texas in obtaining financing for its business ventures. The agreement terminated on August 1, 1997 with no compensation being paid to Mr. Mers.

     Effective April 1, 1997, the Company completed a business combination with Electra-Net, L.C. ("Electra-Net") by assuming its net liabilities. Electra-Net is a limited liability company wholly owned and controlled by L. Cade Havard. Mr. Havard received shares of Common Stock as additional consideration in the transaction. In December 1997, Mr. Havard returned all shares of Common Stock received in the transaction, pending a review by the Board of Directors of the appropriateness of the consideration paid. After a review of the nature of the business combination, it was determined by the Board that Mr. Havard was not entitled to any additional consideration.

     On May 2, 1997, the Company and Elaine Boze, the Company's General Counsel and a member of the Board of Directors, entered into a Severance Agreement and General Release (the "Severance Agreement") whereby Ms. Boze resigned as General Counsel and a director of the Company. Under the terms of the Severance Agreement, Ms. Boze received a $25,000 separation payment and is entitled to a continuation of her health care benefits until such time as Ms. Boze becomes employed by an entity providing similar benefits. In consideration for the foregoing, Ms. Boze agreed to non-competition, confidentiality and non-solicitation covenants which expire on May 2, 1999.

     On June 25, 1998, David O. Hannah, a director of the Company, purchased 100,000 restricted shares of Common Stock for an aggregate purchase price of $100,000 or $1.00 per share. Also on June 25, 1998, Mr. Hannah loaned to the Company the principal amount of $100,000. The note is due and payable on December 25, 1998. Furthermore, the Company is obligated to issue to Mr. Hannah 25,000 restricted shares of Common Stock in lieu of payment of cash interest on the principal amount of the debt. The obligation is secured by all of the assets of the Company. The outstanding principal balance of the obligation to Mr. Hannah is convertible by him at any time prior to the maturity date into restricted shares of Common Stock at a rate of one share of Common Stock for every $2.00 of principal converted.

     On June 29, 1998, the Company executed promissory notes in the principal amounts of $20,000 and $5,000 payable to Scott Stewart, a director of the Company, and to David Stewart, Mr. Stewart's brother, respectively. The notes are due and payable on December 29, 1998. Scott Stewart is entitled to receive 5,000 shares of Common Stock and David Stewart is entitled to receive 1,250 shares of Common Stock in lieu of cash interest on the principal amount of their respective notes. The obligations to the note holders are secured by all of the assets of the Company. The outstanding principal balances of these notes are convertible at any time prior to the maturity of the obligations by the holders into shares of Common Stock at the rate of one share of Common Stock for every $2.00 of principal converted.

                                PRINCIPAL STOCKHOLDERS

     The following table provides certain information based on the outstanding securities of the Company as of August 1, 1998, with respect to each director, executive officer and beneficial owner of more than 10% of the Common Stock and all corporate officers and directors as a group.


                                                       Amount of    Percent of
                  Name and Address                    Beneficial    Outstanding
              of Beneficial Owner(1)(2)                Ownership   Common Stock
-------------------------------------------------     ------------  ------------
Steven K. Arnold(3)(4)                                  151,466        4.0
W. Mack Goforth(5)                                       50,000        1.3
Timothy P. Powell(3)(6)                                 161,667        4.3
Dennis Barnes(3)                                         11,446          *
Michael Eckstein(3)                                      25,000          *
David O. Hannah(3)(7)                                   359,578        9.7
Scott A. Stewart(3)(8)                                   30,584          *
All executive officers and directors as a group
     (7 persons as to the Company)                      789,741       19.8
Special Situations Private Equity Fund, L.P.(9)         407,953       11.1
Special Situations Cayman Fund, L.P.(9)                 203,977        5.6
L. Cade Havard(10)                                      254,257        6.9
Electronic Transmission Corporation(11)                 462,500       12.6

-------------
*    Indicates less than 1%.
(1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days following the date of this Prospectus upon the exercise of options or warrants. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date of this Prospectus have been exercised. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all common shares beneficially owned by them.
(2) Unless otherwise indicated, the address of each beneficial owner identified is: c/o the Company, 5025 Arapaho Road, Suite 501, Dallas, Texas 75248.
(3)  Director of the Company.
(4) Includes options to purchase 151,466 shares of Common Stock at an exercise price of $0.52 per share.
(5) Includes options to purchase 50,000 shares of Common Stock at an exercise price of $1.00 per share.
(6) Represents options to purchase 111,667 shares of Common Stock from the Sterling National Corporation Trust. The options are fully vested and have an exercise price of $.004 per share. Also includes options to purchase 50,000 shares of Common Stock at an exercise price of $1.00 per share.
(7) Includes the 50,000 shares of Common Stock issuable upon conversion by Mr. Hannah of the principal amount of the $100,000 note payable of the Company to Mr. Hannah. See "Prospectus Summary--Recent Financings" and "Certain Relationships and Related Transactions."
(8) Includes the 10,000 shares of Common Stock issuable upon conversion by Mr. Stewart of the principal amount of the $20,000 note payable of the Company to Mr. Stewart. See "Prospectus Summary--Recent Financings" and "Certain Relationships and Related Transactions."
(9) Special Situations Private Equity Fund, L.P. and Special Situations Cayman Fund, L.P. are affiliated entities managed through investment advisors principally owned by Austin W. Marxe and David M. Greenhouse. See "Selling Stockholders" and "Agreements with Selling Stockholders."
(10) Includes (i) 125,054 shares of Common Stock issued in the name of Mr. Havard's minor children over which Mr. Havard exercises sole voting and investment power; (ii) 1,556 shares are Common Stock issued in the name of Sterling, of which Mr. Howard is the sole stockholder; and (iii) 62,500 shares of Common Stock issued in the name of Anneal O. Havard, the wife of L. Cade Havard. Under the terms of the Settlement Agreement, Mr. and Mrs. Havard returned an aggregate of 462,500 shares of Common Stock to the Company. See "Prospectus Summary -- Current Operations and Related Matters."
(11) The Company, as a result of the Settlement Agreement with Mr. Havard and Sterling, currently holds 462,500 shares of Common Stock in its treasury. See "Prospectus Summary -- Current Operations and Related Matters."

                             DESCRIPTION OF SECURITIES

GENERAL

     The Company's authorized capital consists of 20,000,000 shares of Common Stock, $0.001 par value, and 2,000,000 shares of preferred stock, $1.00 par value (the "Preferred Stock").

COMMON STOCK

     The holders of Common Stock are entitled to one vote for each share in all matters submitted to a vote of stockholders. The holders of Common Stock do not have cumulative voting rights for the election directors. The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets of the Company remaining after provision for payment of liabilities in satisfaction of the liquidation preference of any shares of Preferred Stock that may be issued and outstanding. The holders of Common Stock have no preemptive, subscription, redemptive or conversion rights. The rights, preferences and privileges of the holders of Common Stock may be subject to those of holders of Preferred Stock, if such securities should ever be issued. See "-- Preferred Stock."

PREFERRED STOCK

     The Board of Directors of the Company is authorized, without further stockholder action, to issue any of the undesignated shares of Preferred Stock in one or more series and to fix the voting rights, liquidation preferences, dividend rights, repurchase rights, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences of such shares of the Preferred Stock.

WARRANTS

     ANDREW WARRANTS. On June 10, 1995, the Company entered into a consulting agreement with Ken Andrew. In connection with the consulting agreement, the Company issued to Mr. Andrew 105,000 Common Stock Purchase Warrants (the "Andrew Warrants") to purchase 105,000 shares of Common Stock at $5.00 per share until February 28, 2004. At June 30, 1998, none of the Andrew Warrants had been exercised.

     TYLER WARRANTS. In February 1997, the Company issued to each of Craig Tyler and Mark Tyler 12,500 Common Stock Purchase Warrants (the "Tyler Warrants") to purchase 12,500 shares of the Company's Common Stock at $5.00 per share until February 28, 2004. At June 30, 1998, none of the Tyler Warrants had been exercised.

CONVERTIBLE DEBENTURES

     In June 1997, the Company completed the private placement of $150,000 of its 12% Subordinated Convertible Debentures (the "Convertible Debentures") to two accredited investors. The proceeds from this offering were used for working capital. The Convertible Debentures are due on May 12, 1998 and are unsecured. The outstanding Convertible Debentures are convertible into approximately 20,927 shares of the Company's Common Stock, subject to adjustment upon certain events. The conversion price is $5.00 per share which amount includes accrued and unpaid principal plus accrued and unpaid interest. In September 1997, $50,000 of the aggregate principal amount of the Convertible Debentures plus accrued but unpaid interest thereon was converted into 10,413 shares of Common Stock. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Selling Stockholders."

REGISTRATION RIGHTS

     Certain holders of the Company's securities have been granted registration rights for their Common Stock. These include certain piggyback and demand registration rights (i) held by the holders of the Convertible

Debentures for shares of the Common Stock received upon conversion of the Convertible Debentures, (ii) for shares upon exercise of options granted to certain employees of the Company, and (iii) for shares acquired by the Investors pursuant to the terms of the Purchase Agreement. See "Selling Stockholders" and "Agreements with Selling Stockholders."

TRANSFER AGENT

     The Transfer Agent for the Company's Common Stock is Securities Transfer Corporation, 16910 Dallas Parkway, Suite 100, Dallas, Texas 75248,
(972) 447-9890.

                         LIMITATION OF LIABILITY OF DIRECTORS

CERTAIN PROVISIONS OF THE COMPANY'S CHARTER

     Section 102 of the DGCL authorizes a Delaware corporation to include a provision in its certificate of incorporation limiting or eliminating the personal liability of its directors to the corporation and its stockholders for monetary damages for breach of a director's fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on material information reasonably available to them. Absent the limitations authorized by such provisions, directors are accountable to corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Although Section 102 of the DGCL does not change a director's duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. Pursuant to such provisions, the Company's Charter limits the personal liability of the Company's directors, in their capacity as directors (but not in their capacity as officers) to the Company or its stockholders to the fullest extent permitted by the DGCL. Specifically, a Company director will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for (i) any breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct and knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, and
(iv) any transaction from which the director derived an improper personal benefit.

     The inclusion of this provision may have the effect of reducing the likelihood of derivative litigation against directors and discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted the Company and its stockholders. However, the inclusion of this provision together with the provision which requires the Company to indemnify its officers and directors against certain liabilities, is intended to enable the Company to attract qualified persons to serve as directors who might otherwise be reluctant to do so.

                           SHARES ELIGIBLE FOR FUTURE SALE

     Sales of substantial amounts of Common Stock in the public market could have an adverse effect on the market price of the Common Stock. As of the date of this Prospectus, there are approximately 3,671,923 shares of Common Stock outstanding. The Shares offered hereby will be eligible for public sale without restriction, except as may be sold or purchased by affiliates of the Company (those controlling or controlled by or under common control with the Company and generally deemed to include officers and directors). Of the 3,671,923 shares of Common Stock outstanding, 848,385 shares are presently deemed "restricted securities," as defined under Rule 144 promulgated under the Securities Act. Additionally, there are outstanding options and warrants to purchase an aggregate 967,611 shares of Common Stock which will be restricted shares under the Securities Act. See "Management" and "Description of Securities."

     Effective April 29, 1997, the SEC adopted amendments to Rule 144 to shorten the holding period for restricted securities, generally being those securities purchased in unregistered private placements. As a result of these amendments, and subject to satisfaction of certain other conditions, a person, including an affiliate of the Company (or persons whose shares are aggregated into such affiliate), who has owned restricted shares of Common Stock beneficially for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of one percent of the total number of outstanding shares of the same class or the average weekly trading volume of the Common Stock during the four calendar weeks preceding the sale. Subject to the volume and holding period limitations of Rule 144, 25,000 outstanding shares of Common Stock are eligible for sale under Rule 144. A person who has not been an affiliate of the Company for at least the three months immediately preceding the sale and who has beneficially owned shares of Common Stock for at least two years is entitled to sell such shares under Rule 144(k) without regard to any of the limitations described above. No restricted shares of Common Stock would be eligible for sale under the provisions of Rule 144(k).

     The possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect the prevailing market price for the Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities.

                                 SELLING STOCKHOLDERS

     The 642,968 Shares of Common Stock offered hereby are being sold pursuant to this Prospectus by the Selling Stockholders. The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders. See "Plan of Distribution."

     Except as described below and in "Agreements with Selling Stockholders" herein, none of the Selling Stockholders has ever held any position or office with the Company or had any other relationship with the Company or its affiliates.

     The table below sets forth the beneficial ownership of the Company's Common Stock by the Selling Stockholders at August 1, 1998, and after giving effect to the sale of the Shares offered hereby.



                                                   Beneficial                                   Beneficial
                                                   Ownership        Percent        Shares       Ownership       Percent
Selling Stockholder                            Prior to Offering    of Class     to be Sold   After Offering    of Class
--------------------------------------------   -----------------    --------     ----------   --------------    --------
Special Situations Private Equity Fund, L.P.         407,953          11.1%        407,953          -0-            -0-
Special Situations Cayman Fund, L.P.                 203,977           5.6%        203,977          -0-            -0-
Teresa Herring                                         2,603              *          2,603          -0-            -0-
Marilyn Hamrick                                        2,603              *          2,603          -0-            -0-
Nancy Powell                                           5,207              *          5,207          -0-            -0-
Queensland America Corp.                               3,125              *          3,125          -0-            -0-
Ethel C. Radzewicz                                     5,000              *          5,000          -0-            -0-
Tammy L. Newman                                        5,000              *          5,000          -0-            -0-
Robert L. Bonomi                                       7,500              *          7,500          -0-            -0-


_________________________
*Indicates less than 1%.

                                 PLAN OF DISTRIBUTION

     The Shares may be offered by the Selling Stockholders from time to time in open market transactions (which may include block transactions) or otherwise through The OTC Bulletin Board, or in private transactions at prices relating to prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions at prices relating to prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or purchasers of the Shares, as the case may be, from whom such broker-dealers may act as agent or to whom they sell as principal or both. The Selling Stockholders and any broker-dealer acting in connection with the sale of the Shares offered hereby may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any discounts, concessions or commissions received by them, which are not expected to exceed those customary in the types of transactions involved, or any profit on resales of the Shares by them, may be deemed to be underwriting commissions or discounts under the Securities Act.

                        AGREEMENTS WITH SELLING STOCKHOLDERS

SPECIAL SITUATIONS PRIVATE EQUITY FUND, L.P. AND SPECIAL SITUATIONS CAYMAN FUND, L.P.

     On December 17, 1997, the Company entered into the Purchase Agreement pursuant to which the Investors obtained the right to purchase up to an aggregate of 750,000 shares of Common Stock for total consideration of $1,500,000 or $2.00 per share. On December 17, 1997, the Investors purchased an aggregate of 611,930 shares of Common Stock, which represent certain of the Shares being registered in this Prospectus, for total cash consideration of $1,223,859.50 (the "First Closing"). The Investors, in accordance with the terms of the Purchase Agreement, have advised the Company that they do not intend to purchase the remaining 138,070 shares of Common Stock. See "Prospectus Summary -- The Company."

     Under the terms of the Purchase Agreement, the Company is obligated to file a registration statement under the Securities Act for the purpose of effecting the registration of the 611,930 shares acquired at the First Closing. The Investors have extended the filing date for the registration statement required as a result of the First Closing. Furthermore, the Selling Stockholders have been granted piggyback registration rights with regard to all shares acquired under the terms of the Purchase Agreement. See "Selling Stockholders."

12% SUBORDINATED CONVERTIBLE DEBENTURE HOLDERS

     Under the terms of the Convertible Debentures, the holders thereof are entitled to convert every $5.00 of the principal amount of accrued and unpaid interest due on the Convertible Debentures into one share of Common Stock and have such shares registered with the SEC pursuant to certain piggy-back registration rights. In September 1997, Mary Margaret Cook converted $50,000 of principal plus accrued and unpaid interest into 10,413 shares of Common Stock (the "Cook Shares"). Ms. Cook then directed that the Cook Shares be distributed as follows: 2,603 Cook Shares to Teresa Herring, 2,603 Cook Shares to Marilyn Hamrick and 5,207 Cook Shares to Nancy Powell. The Company has agreed to include the Cook Shares in the registration statement of which this Prospectus is a part. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." and "Selling Stockholders."

SOLO DEBENTURE HOLDERS

     In connection with the settlement of certain obligations owed to holders of debentures originally sold by Solo, the Company issued 3,125 shares of Common Stock to Queensland America Corp. and 5,000 shares of Common Stock to Ethel C. Radzewicz. In connection with the issuance of the foregoing securities, the Company granted piggy-back registration rights to the holders thereof. The Company has agreed to register the shares held by Queensland America Corp. and Ethel C. Radzewicz in the registration statement of which this Prospectus is a part. See "Selling Stockholders."

EMPLOYEES

     The aggregate of 12,500 shares of Common Stock being registered for Tammy L. Newman and Robert L. Bonomi were originally issued to said individuals as a result of their exercise of employee stock options to purchase an identical number of shares. The Company had agreed to register the shares underlying such options in a registration statement on Form S-8; however, the referenced employees exercised their options prior to the filing of such registration statement. In light of the foregoing, the Company has agreed to register the shares of Common Stock issued to Ms. Newman and Mr. Bonomi as a result of the exercise of their options in the registration statement of which this Prospectus is a part. See "Selling Stockholders."

                                    LEGAL MATTERS

     The validity of the issuance of the Shares offered hereby will be passed upon for the Company by Jackson Walker L.L.P., 901 Main Street, Suite 6000, Dallas, Texas 75202.

                                       EXPERTS

     The financial statements of the Company appearing in this Prospectus have been audited by Simonton, Kutac & Barnidge, L.L.P., independent certified public accountants, as set forth in their report appearing elsewhere in this Prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                 ELECTRONIC TRANSMISSION CORPORATION AND SUBSIDIARIES

                     INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                 Page
                                                                                 ----
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS                                        F-1

ELECTRONIC TRANSMISSION CORPORATION
    Consolidated Balance Sheets
        as of and December 31, 1997 and March 31, 1998                            F-2
    Consolidated Statements of Operations
        for the three months ended March 31, 1997 and 1998                        F-3
    Consolidated Statements of Cash Flows
        for the three months ended March 31, 1997 and 1998                        F-4
    Notes to Consolidated Financial Statements                                    F-5
    Independent Auditor's Report                                                  F-7
    Consolidated Balance Sheets
        as of December 31, 1996 and 1997                                          F-8
    Consolidated Statements of Operations
        for the years ended December 31, 1996 and 1997                            F-9
    Consolidated Statements of Stockholders' Equity
        for the years ended December 31, 1996 and 1997                           F-10
    Consolidated Statements of Cash Flows
        for the years ended December 31, 1996 and 1997                           F-11
    Notes to Consolidated Financial Statements                                   F-12

                        ELECTRONIC TRANSMISSION CORPORATION

                              CONSOLIDATED BALANCE SHEET

                                        ASSETS

                                                          December 31,    March 31,
                                                              1997          1998
                                                         ------------    -----------
                                                                         (unaudited)
Current Assets:
     Cash and cash equivalents                             $  548,565    $   113,662
     Accounts receivable, Trade                               582,575        464,914
     Note receivable                                               --         25,000
     Capital lease receivable                                  27,723         21,049
     Prepaid assets                                            20,780         54,144
                                                           ----------    -----------
          Total Current Assets                              1,179,643        678,769
                                                           ----------    -----------

Property and Equipment, net                                   866,398        883,705
                                                           ----------    -----------

Other Assets                                                    8,490          5,450
                                                           ----------    -----------

Total Assets                                               $2,054,531    $ 1,567,924
                                                           ----------    -----------
                                                           ----------    -----------

                           LIABILITIES & STOCKHOLDERS' EQUITY

Current Liabilities:
     Accounts payable and accrued liabilities              $1,161,070    $ 1,188,694
     Notes payable and convertible debentures                 478,727        224,448
     Current portion, capital lease obligations               102,240         87,036
                                                           ----------    -----------
          Total Current Liabilities                         1,742,037      1,500,178

Long-term capital lease obligations                            25,587         13,902
                                                           ----------    -----------
          Total Liabilities                                 1,767,624      1,514,080
                                                           ----------    -----------
Stockholders' Equity:
     Preferred stock, $1 par value, 2,000,000 shares
          authorized; no shares issued and outstanding          --             --
     Common stock, $0.001 par value, 20,000,000
          shares authorized; 3,506,506 and 3,527,340
          shares issued and outstanding, respectively           3,507          3,527
     Additional paid-in-capital                             7,362,697      7,362,760
     Accumulated deficit                                   (7,079,297)    (7,312,443)
                                                           ----------    -----------
          Total Stockholders' Equity                          286,907         53,844
                                                           ----------    -----------
Total Liabilities & Stockholders' Equity                   $2,054,531    $ 1,567,924
                                                           ----------    -----------
                                                           ----------    -----------

        The accompanying notes are an integral part of these consolidated financial statements.

                        ELECTRONIC TRANSMISSION CORPORATION

                       CONSOLIDATED STATEMENTS OF OPERATIONS
                                    (UNAUDITED)

                                                              Three Months Ended
                                                                  March 31,
                                                            ------------------------
                                                              1997           1998
                                                            ---------     ----------
Service revenues                                           $  312,774     $  971,011
                                                           ----------     ----------

Costs and Expenses:
     Costs of revenues                                     $  184,738     $  443,574
     Selling, general and administrative                      755,706        701,729
     Depreciation and amortization                             51,664         67,157
                                                           ----------     ----------
          Total Costs and Expenses                            992,108      1,212,460
                                                           ----------     ----------

Loss from operations                                         (679,334)      (241,449)

Other Income (Expense):
     Interest expense, net                                     (7,157)        (8,670)
     Other income                                                --           16,973
                                                           ----------     ----------
          Total Other Income                                   (7,157)         8,303
                                                           ----------     ----------

Net loss                                                   $ (686,491)    $ (233,146)
                                                           ----------     ----------
                                                           ----------     ----------

Loss per common share:
          Basic                                            $    (0.23)    $    (0.07)
                                                           ----------     ----------
                                                           ----------     ----------
          Diluted                                          $    (0.23)    $    (0.07)
                                                           ----------     ----------
                                                           ----------     ----------

Weighted average common shares outstanding:
          Basic                                             2,923,964      3,508,867
                                                           ----------     ----------
                                                           ----------     ----------
          Diluted                                           2,923,964      3,508,867
                                                           ----------     ----------
                                                           ----------     ----------

        The accompanying notes are an integral part of these consolidated financial statements.

                       ELECTRONIC TRANSMISSION CORPORATION

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                      Three Months Ended
                                                                          March 31,
                                                                  -------------------------
                                                                     1997           1998
                                                                  -------------------------
Cash Flows from Operations:
     Net loss                                                     $(686,491)     $(233,146)
Adjustments to Reconcile Net Loss to
     Net Cash Provided (Used) by Operations:
          Non-cash issuance of common stock for services rendered   100,000           --
          Non-cash compensation from stock options                   66,368           --
          Depreciation and amortization                              51,664         67,157
          Increase in accounts receivable-trade                     (25,539)      (117,625)
          (Increase) decrease in employee advances                   22,707         (4,250)
          Decrease in advances to stockholders                       79,175           --
          (Increase) decrease in prepaid expense                      2,685        (25,972)
          (Increase) decrease in deposits and other assets            2,067        (18,572)
          Increase in accounts payable and accrued expenses         263,392        103,064
          Increase (decrease) in accrued payroll and taxes           13,547        (75,440)
                                                                  ---------      ---------

     Net Cash Used in Operations                                    (10,425)      (304,784)
                                                                  ---------      ---------
Cash Flows from Investing Activities:
          Payments on capital lease receivable                        4,011          6,674
          Purchases of furniture and equipment                       (7,985)       (84,464)
                                                                  ---------      ---------

     Net Cash Used in Investing Activities                           (3,974)       (77,790)
                                                                  ---------      ---------
Cash Flows from Financing Activities:
          Payments on capital leases payable                        (22,920)       (26,890)
          Payments on short-term loans                                 --          (25,522)
          Issuance of common stock for cash                              28             83
                                                                  ---------      ---------

     Net Cash Used in Financing Activities                          (22,892)       (52,329)
                                                                  ---------      ---------

Net decrease in cash                                                (37,291)      (434,903)
Cash, beginning of period                                            50,268        548,565
                                                                  ---------      ---------
Cash, end of period                                                 $12,977       $113,662
                                                                  ---------      ---------
                                                                  ---------      ---------

The accompanying notes are an integral part of these consolidated financial statements.

                       ELECTRONIC TRANSMISSION CORPORATION

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   MARCH 31, 1998

NOTE 1 - GENERAL

Electronic Transmission Corporation (the "Company"), a Delaware corporation, provides services to self-insured companies, third party administrators that pay claims for self-insured companies and other medical provider networks or cost containment companies providing services to self-insured companies. The Company's automation capabilities encompass the entire workflow process involved in processing and paying healthcare claims. Additionally, the Company provides third party administrative services through its wholly owned subsidiary. Revenues are derived primarily from commerce within the United States.

During interim periods, the Company follows the accounting policies set forth in its audited financial statements as of and for the year ended December 31, 1997 presented elsewhere in this section. The December 31, 1997 balance sheet data was derived from audited financial statements of the Company, and includes all disclosures required by generally accepted accounting principles. Users of financial information provided for interim periods should refer to the annual financial information and footnotes contained elsewhere in this section when reviewing the interim financial results presented herein.

In the opinion of management, the accompanying unaudited interim financial statements have been prepared pursuant to the rules and regulations of the SEC and contain all material adjustments, consisting only of normal recurring adjustments necessary to present fairly the financial condition, results of operations and cash flows of the Company for the respective interim periods presented. The current period results of operations are not necessarily indicative of results which ultimately will be reported for the full fiscal year ending December 31, 1998.

Certain information and footnote disclosures required by generally accepted accounting principles have been condensed or omitted. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 - CONSOLIDATION

The financial statements include the accounts of the Company and ETC Administrative Services. All intercompany accounts and transactions have been eliminated.

NOTE 3 - OFFICE FURNITURE AND EQUIPMENT

The following is a summary of office furniture and equipment:

                                                   December 31,    March 31,
                                                      1997           1998
                                                   ------------    ---------
  Furniture                                         $105,473       $106,111
  Computer & Office Equipment                        615,521        678,494
  Computer Software                                  544,368        565,220
  Leasehold Improvements                               9,747          9,747
                                                   ---------       --------
                                                   1,275,109      1,359,572
  Less:  Accumulated Depreciation                   (408,711)      (475,867)
                                                   ---------       --------
                                                    $866,398       $883,705
                                                   ---------       --------
                                                   ---------       --------

                       ELECTRONIC TRANSMISSION CORPORATION

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   MARCH 31, 1998

NOTE 4 - ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

The following is a summary of accounts payable and accrued liabilities:

                                                  December 31,    March 31,
                                                      1997           1998
                                                  ------------    ---------
  Accounts payable                                  $247,325       $445,317
  Accrued expenses:
     Deferred rent                                    67,032         64,841
     Computer software acquisition costs             204,338        223,236
     Legal and professional                          233,779        202,214
     Other                                            91,123          8,053
  Accrued payroll and taxes                          315,440        240,000
  Accrued interest payable                             2,033          5,033
                                                  ------------    ---------

                                                  $1,161,070     $1,188,694
                                                  ------------    ---------
                                                  ------------    ---------

                             INDEPENDENT AUDITORS' REPORT

To the Board of Directors
of Electronic Transmission Corporation and Subsidiary:

We have audited the accompanying consolidated balance sheets of Electronic Transmission Corporation and Subsidiary, a Delaware corporation, as of December 31, 1996 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Electronic Transmission Corporation and Subsidiary as of December 31, 1996 and 1997, and the results of operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

As described in Note 3, the accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has experienced net losses of $2,470,684 and $2,101,820 for the years ended December 31, 1996 and 1997, respectively. Additionally, the Company's current liabilities exceeded its current assets by $562,394 and had an accumulated deficit of $7,079,297 at December 31, 1997. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are also described in Note 3. Unless the Company can raise sufficient new capital and increase its customer base, it will not be able to meet its obligations as they come due and it will be unable to execute its long-term business plan. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Simonton, Kutac & Barnidge, L.L.P.
Houston, Texas

January 30, 1998,
except for Note 18 as to which the date is February 16, February 27, March 20, May 7, and July 1, 1998 for paragraphs two, three, four, five and six, respectively, and except for Note 15 as to which the date is June 24, 1998, for paragraph seven.

                 ELECTRONIC TRANSMISSION CORPORATION AND SUBSIDIARY

                             CONSOLIDATED BALANCE SHEETS

                                                             December 31,
                                                    --------------------------
                                                        1996           1997
                                                    -----------    -----------
                                       ASSETS
Current Assets:
  Cash and cash equivalents                         $    50,125    $   548,565
  Accounts receivable                                   264,559        582,575
  Current portion, capital lease receivable              25,095         27,723
  Prepaid assets                                         15,286         20,780
                                                    -----------    -----------
     Total Current Assets                               355,065      1,179,643
                                                    -----------    -----------
Property and Equipment, net                             521,576        866,398
                                                    -----------    -----------
Capital lease receivable                                 27,723             --
Deposits and other                                       14,610          8,490
                                                    -----------    -----------
                                                         42,333          8,490
                                                    -----------    -----------
     Total Assets                                   $   918,974    $ 2,054,531
                                                    -----------    -----------
                                                    -----------    -----------

                         LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and accrued liabilities          $   567,188    $ 1,161,070
  Notes payable and convertible debentures                   --        478,727
  Current portion, capital lease obligations             95,206        102,240
                                                    -----------    -----------
     Total Current Liabilities                          662,394      1,742,037

Note payable - ETC Transaction Corporation              779,575             --
Due to shareholder                                      339,208             --
Long-term capital lease obligations                     114,106         25,587
                                                    -----------    -----------
     Total Liabilities                                1,895,283      1,767,624
                                                    -----------    -----------

Stockholders' Equity:
  Preferred stock, $1 par value, 2,000,000 shares
     authorized; no shares issued and outstanding            --             --
  Common stock, no par and $0.001 par value,
     respectively; 15,000,000 and 20,000,000
     shares authorized, respectively; 1,788,401
     and 3,506,506 shares issued and outstanding,
     respectively                                     2,475,637          3,507
  Additional paid-in-capital                            322,067      7,362,697
  Accumulated deficit                                (3,774,013)    (7,079,297)
                                                    -----------    -----------
     Total Stockholders' Equity                        (976,309)       286,907
                                                    -----------    -----------
     Total Liabilities & Stockholders' Equity       $   918,974    $ 2,054,531
                                                    -----------    -----------
                                                    -----------    -----------

    The accompanying notes are an integral part of these consolidated financial statements.

                 ELECTRONIC TRANSMISSION CORPORATION AND SUBSIDIARY

                        CONSOLIDATED STATEMENTS OF OPERATIONS

                                                        For the Years Ended
                                                           December 31,
                                                    --------------------------
                                                        1996          1997
                                                    -----------    -----------
Service revenues                                    $   831,323    $ 3,249,492
                                                    -----------    ------------
Costs and Expenses:
  Costs of revenues                                     568,474      1,682,083
  Selling, general and administrative                   826,285      3,509,125
  Depreciation and amortization                         111,420        270,186
  Start-up costs                                        395,866             --
  Research and development                            1,469,858             --
                                                    -----------    ------------
     Total Costs and Expenses                         3,371,903      5,461,394
                                                    -----------    ------------

Loss from operations                                 (2,540,580)    (2,211,902)

Other Income (Expense):
  Interest expense, net                                 (34,230)       (87,328)
  Other income                                          104,126         88,148
                                                    -----------    ------------
     Total Other Income                                  69,896            820
                                                    -----------    ------------
Loss before income tax expense and
  extraordinary item                                 (2,470,684)    (2,211,082)

Income tax benefit                                           --         36,000
                                                    -----------    ------------

Loss before extraordinary item                       (2,470,684)    (2,175,082)

Extraordinary item - extinguishment of debt, net of
  applicable income taxes of $36,000                         --         73,262
                                                    -----------    ------------

Net loss                                            $(2,470,684)   $(2,101,820)
                                                    -----------    ------------
                                                    -----------    ------------
Loss per common share:
  Basic                                             $     (1.43)   $     (0.97)
                                                    -----------    ------------
                                                    -----------    ------------
  Diluted                                           $     (1.43)   $     (0.99)
                                                    -----------    ------------
                                                    -----------    ------------
Weighted average common shares outstanding:
  Basic                                               1,726,648      2,240,181
                                                    -----------    ------------
                                                    -----------    ------------
  Diluted                                             1,726,648      2,187,881
                                                    -----------    ------------
                                                    -----------    ------------

    The accompanying notes are an integral part of these consolidated financial statements.

                 ELECTRONIC TRANSMISSION CORPORATION AND SUBSIDIARY

                   CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                          Common Stock            Additional
                                    ------------------------       Paid-In     Accumulated
                                     Shares        Amount           Capital      Deficit         Total
                                    ---------    -----------      ----------   -----------    -----------
Balance at December 31, 1995        1,539,553    $ 1,494,023       $     --    $(1,303,329)   $   190,694

Issuance of shares for cash           183,192        718,989             --             --        718,989
Issuance of shares for services        65,656        262,625             --             --        262,625
Compensation expense                       --             --        322,067             --        322,067
Net loss                                   --             --              -     (2,470,684)    (2,470,684)
                                    ---------    -----------     -----------    -----------    -----------

Balance at December 31, 1996        1,788,401      2,475,637        322,067     (3,774,013)      (976,309)

Merger with ETC
  Transaction Corporation             501,786      1,704,569             --     (1,050,938)       653,631
Conversion of Electronic
  Transmission Corporation
  Stock on 1 for 1.25 Basis           447,100             --             --             --             --
Reclass for par value $0.001               --     (4,177,468)     4,177,468             --             --
Conversion of debentures               18,538             19         84,549             --         84,568
Issuance of shares for cash           670,681            670      1,233,324             --      1,233,994
Issuance of shares for services        80,000             80        399,920             --        400,000
Capital contribution                       --             --        721,733             --        721,733
Compensation expense                       --             --        423,636             --        423,636
Deemed dividend                            --             --             --       (152,526)      (152,526)
Net loss                                   --             --             --     (2,101,820)    (2,101,820)
                                    ---------    -----------     ----------    -----------    -----------
Balance at December 31, 1997        3,506,506    $     3,507     $7,362,697    $(7,079,297)   $   286,907
                                    ---------    -----------     ----------    -----------    -----------
                                    ---------    -----------     ----------    -----------    -----------

                 ELECTRONIC TRANSMISSION CORPORATION AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                         For the Years Ended
                                                             December 31,
                                                      ------------------------
                                                         1996          1997
                                                      ---------    -----------
Cash Flows from Operations:
Net loss                                            $(2,470,684)  $ (2,101,820)
Adjustments to Reconcile Net Loss to
 Net Cash Provided (Used) by Operations:
  Non-cash issuance of common stock for
  services rendered                                     262,625        400,000
  Non-cash compensation from stock options              322,067        423,636
  Depreciation and amortization                         111,420        270,186
  Increase in accounts receivable-trade                (229,298)      (320,308)
  Decrease (increase) in employee advances              (22,469)        25,162
  Increase in prepaid expenses                          (11,531)        (5,493)
  Decrease (increase) in deposits and other assets      (10,174)         2,067
  Increase (decrease) in accounts payable               172,020        (14,485)
  Increase in accrued expenses                          120,395        240,260
  Increase in accrued payroll and taxes                  80,695        125,615
  Increase (decrease) in accrued interest payable        27,800        (46,870)
                                                    -----------   ------------

 Net Cash Used by Operating Activities               (1,647,134)    (1,002,050)
                                                    -----------   ------------

Cash Flows from Investing Activities:
  Payments on capital lease receivable                   11,642         25,095
  Purchases of furniture and equipment                 (312,580)      (368,962)
                                                    -----------   ------------

 Net Cash Used in Investing Activities                 (300,938)      (343,867)
                                                    -----------   ------------

Cash Flows from Financing Activities:
  Issuance of convertible debentures                         --        150,000
  Payments on convertible debentures                         --        (20,000)
  Proceeds from notes payable                           779,575        202,000
  Net proceeds under factoring agreement                     --        228,757
  Payments on notes payable                                  --        (52,030)
  Payments on capital leases payable                    (37,202)       (98,231)
  Net proceeds (payment) of shareholder loans           421,949       (521,866)
  Capital contribution                                       --        721,733
  Issuance of common stock for cash                     718,990      1,233,994
                                                    -----------   ------------

 Net Cash Provided by Financing Activities            1,883,312      1,844,357
                                                    -----------   ------------

Net increase (decrease) in cash                         (64,760)       498,440
Cash and equivalents, beginning of period               114,885         50,125
                                                    -----------   ------------
Cash and equivalents, end of period                 $    50,125   $    548,565
                                                    -----------   ------------
                                                    -----------   ------------

                 ELECTRONIC TRANSMISSION CORPORATION AND SUBSIDIARY

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             DECEMBER 31, 1996 AND 1997

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Electronic Transmission Corporation ("ETC" or "Company"), a Delaware corporation, provides services to self-insured companies, third party administrators that pay claims for self-insured companies and other medical provider networks or cost containment companies providing services to self-insured companies. The Company's automation capabilities encompass the entire workflow process involved in processing and paying healthcare claims. Additionally, the Company provides third party administrative services which it will operate through its wholly owned subsidiary in 1998. Revenues are derived primarily from commerce within the United States.

Effective February 11, 1997, ETC completed a merger with and into ETC Transaction Corporation, formerly known as Solo Petroleums Ltd. The merger is in effect a reverse acquisition and is accounted for as a recapitalization of ETC, with ETC as the acquirer (see Note 2). Effective February 11, 1997, the name of ETC Transaction Corporation was changed to Electronic Transmission Corporation, with the Certificate of Incorporation being duly amended to reflect the change of name.

CONSOLIDATION -- The financial statements include the accounts of the Company and ETC Administrative Services, Inc., a Texas corporation and wholly owned subsidiary. All intercompany accounts and transactions have been eliminated.

DEVELOPMENT STAGE -- ETC was in the development stage until the last quarter of 1996, as it had no significant revenues. In the last quarter, a long-term contract was executed with a large national self-insured corporation and operations commenced. Start-up costs incurred during the period of developing ETC's business plan are expensed as incurred in accordance with generally accepted accounting principles. Research and development costs incurred are expensed as incurred in accordance with generally accepted accounting principles.

REVENUE AND EXPENSE RECOGNITION -- The Company recognizes revenue when services are performed. Expenses are recognized in the period in which incurred.

The Company is engaged in a marketing strategy of utilizing a 90-day review period for new clients. These agreements allow for a 90-day review period for processing claims with no long-term contracts and the Company has been successful in providing the service at a per claim fee. Revenues earned and expenses incurred are recognized for the 90-day review services in the period services are provided.

CASH AND CASH EQUIVALENTS -- For purposes of the statements of cash flows, the Company considers any short-term cash investments with a maturity of three months or less to be a cash equivalent. NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES AND BACKGROUND (CONTINUED)

                 ELECTRONIC TRANSMISSION CORPORATION AND SUBSIDIARY

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             DECEMBER 31, 1996 AND 1997

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ACCOUNTS RECEIVABLE -- The Company's trade receivables arise from sales in the normal course of business. ETC uses the allowance method to account for uncollectible accounts; in management's opinion, all accounts are collectible and no allowance is necessary at December 31, 1996 and December 31, 1997.

OFFICE FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS -- Office furniture, equipment and leasehold improvements are stated at cost. Maintenance and repairs are charged to operating expense. Costs of significant improvements and renewals are capitalized. Depreciation is provided on the straight-line basis over the following useful lives:

                                           Estimated
                                          Useful Lives
                                          ------------
          Office furniture                   5 years
          Computer and office equipment      3 years
          Computer software                  3 years
          Leasehold improvements             5 years

Certain claims processing and imaging equipment are furnished to customers for off-site use at the customer's facility. This equipment is recorded at adjusted cost basis as computer and office equipment on the Company's financial statement. Maintenance, other repairs and significant improvements are accounted for in accordance with the aforementioned policies.

Whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, the Company evaluates whether changes have occurred that would require revision of the remaining estimated useful lives of the equipment or render the value of the equipment not recoverable. The recoverability is evaluated by estimating the future cash flows expected to result from use of the asset and its eventual disposition. Future cash flows are the future cash inflows expected to be generated by an asset less the future cash outflows expected to be necessary to obtain those inflows.
If an impairment loss is recognized, it is measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset. The fair value of an asset is the amount at which the asset could be bought or sold in a current transaction between willing parties, that is, other than in a forced or liquidation sale. Equipment as of December 31, 1997 is not considered to be impaired.

INCOME TAXES -- ETC utilizes the asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

                 ELECTRONIC TRANSMISSION CORPORATION AND SUBSIDIARY

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             DECEMBER 31, 1996 AND 1997

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES AND BACKGROUND (CONTINUED)

LOSS PER SHARE -- Loss per common share was calculated by dividing the Company's net loss by the weighted average common shares outstanding. Certain common stock equivalents were excluded from the calculation, as such inclusion would have had an anti-dilutive effect.

FAIR VALUE OF FINANCIAL INSTRUMENTS -- The carrying value of cash, receivables and accounts payable approximates fair value due to the short maturity of these instruments. The carrying value of short and long-term debt approximates fair value based on discounting the projected cash flows using market rates available for similar maturities. None of the financial instruments are held for trading purposes.

USE OF ESTIMATES AND ASSUMPTIONS -- Management uses estimates and assumptions in preparing its financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could vary from the estimates that were used.

STOCK-BASED COMPENSATION -- The Company has issued incentive stock options. Compensation costs arising from such options will be recorded as an expense. The measurement date for determining compensation costs is the date of the grant. Compensation cost is the excess, if any, of the quoted market price of the stock at date of grant over the amount the employee must pay to acquire the stock. Compensation cost is recognized as an expense over the vesting period of the option. The Company measures compensation costs using the intrinsic value based method of accounting for stock issued to employees.

RECLASSIFICATIONS - Certain amounts for the year ended December 31, 1996, have been reclassified to conform with the December 31, 1997 presentation. The reclassifications have no effect on net income for the year ended December 31, 1996.

NOTE 2 - MERGER


Effective February 11, 1997, ETC completed a merger with ETC Transaction Corporation, formerly known as Solo Petroleums Ltd. ("Solo"). ETC Transaction Corporation was incorporated as Solo Petroleums Ltd. on September 5, 1986 for the purpose of undertaking oil and gas exploration efforts. In 1987, Solo completed a public offering of common stock as a Junior Capital Pool Company under the policies of the Alberta Stock Exchange (the "ASE") and the Alberta Securities Commission. Solo common stock was subsequently listed for trading on the ASE under the trading symbol "SOP". By 1990, revenues from oil and gas exploration efforts had substantially declined and Solo began experiencing financial difficulties. As a result, Solo liquidated substantially all of its assets and underwent a significant change in management during 1990. Since Solo had no significant assets or operations, its principal potential for profits came solely from operations it may receive in a merger. On March 21, 1996, Solo changed its name to ETC Transaction Corporation.


A special meeting of the shareholders of ETC was held on January 31, 1997, at which time shareholders approved and ratified the terms and conditions of the Merger Agreement and authorized the Board of Directors of ETC to effect the merger. ETC Transaction Corporation held its annual meeting on February 11, 1997, at which time the shareholders ratified and approved both the Continuance of ETC Transaction Corporation into the State of Delaware and the Merger Agreement and authorized the Board of Directors to effect the merger. ETC and ETC Transaction Corporation executed the merger transaction as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). ETC and ETC Transaction Corporation did not recognize any gain or loss as a result of the merger. The merger is, in effect, a reverse acquisition and is accounted for as a recapitalization of ETC in accordance with SAB Topic 2:A., with ETC as the acquirer.

                 ELECTRONIC TRANSMISSION CORPORATION AND SUBSIDIARY

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             DECEMBER 31, 1996 AND 1997

NOTE 2 - MERGER (CONTINUED)


ETC Transaction Corporation is the surviving corporation of the merger. The type and number of common shares outstanding at December 31, 1997 represent those of ETC Transaction Corporation. Effective February 11, 1997, the name of ETC Transaction Corporation was changed to Electronic Transmission Corporation, with the Certificate of Incorporation being duly amended to reflect the change of name. The financial statements as of and for the year ended December 31, 1996, represent the financial position, operations and cash flows of Electronic Transmission Corporation prior to merger with ETC Transaction Corporation and prior to the aforementioned name change by ETC Transaction Corporation.


ETC Transaction Corporation was a non-operating entity with the following summary balance sheet on the date of the merger:

Current Assets:
  Cash                                                $       142
  Accrued interest receivable                              27,800
                                                      -----------
     Total Current Assets                                  27,942

  Note receivable - ETC                                   779,575
                                                      -----------
     Total Assets                                     $   807,517
                                                      -----------
                                                      -----------
Current Liabilities:
  Accounts payable                                         26,991
  Accrued expenses                                         50,970
  Loan payable                                             23,425
  Short-term debentures                                    52,500
                                                      -----------
     Total Current Liabilities                            153,886

  Common Stock                                          1,704,569
  Accumulated deficit                                  (1,050,938)
                                                      -----------

     Total Liabilities & Stockholders Equity          $   807,517
                                                      -----------
                                                      -----------


On May 15, 1996, prior to the merger, ETC Transaction Corporation sold 519,717 shares in a private placement offering of common stock. ETC Transaction Corporation then loaned the $779,575 offering proceeds to ETC to fund its marketing and product development efforts and costs associated with the Merger. The note receivable recorded by ETC Transaction Corporation was eliminated against the related note payable recorded by ETC (see Note 15) at the date of merger. No cash was involved in eliminating the note receivable from ETC. On the transaction date, the ETC Transaction Corporation accumulated deficit of $1,050,938 was recorded in the acquirer's financial statements as an increase in accumulated deficit.

                 ELECTRONIC TRANSMISSION CORPORATION AND SUBSIDIARY

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             DECEMBER 31, 1996 AND 1997


NOTE 2 - MERGER (CONTINUED)

The merger was effected by ETC Transaction Corporation issuing 1.25 pre-reverse stock split shares for each issued and outstanding common share in ETC. At the date of merger, ETC had 7,153,601 pre-reverse stock split shares issued and outstanding and accordingly, the merger resulted in the issuance of 8,942,002 pre-reverse stock split shares in ETC Transaction Corporation for all of the issued and outstanding common shares of Electronic Transmission Corporation. At the date of merger, ETC Transaction Corporation had 2,007,144 pre-reverse stock split shares issued and outstanding. Accordingly, the effect of the merger resulted in the surviving entity having 10,949,146 pre-reverse stock split shares issued and outstanding at February 11, 1997.


Giving effect to the reverse stock split (see Note 18), the merger was effected by ETC Transaction Corporation issuing 1.25 post-reverse stock split shares for each issued and outstanding post-reverse stock split common share in ETC. At the date of merger, ETC had 1,788,401 post-reverse stock split shares issued and outstanding and accordingly, the merger resulted in the issuance of 2,235,501 post-reverse stock split shares in ETC Transaction Corporation for all of the issued and outstanding common shares of Electronic Transmission Corporation. At the date of merger, ETC Transaction Corporation had 501,786 post-reverse stock split shares issued and outstanding. Accordingly, the effect of the merger resulted in the surviving entity having 2,737,287 post-reverse stock split shares issued and outstanding at February 11, 1997.


The following schedule represents the 1996 proforma effect of the combined entities had the transaction occurred January 1, 1996:

                                                       ETC
                                                   Transaction      Proforma      Proforma
                                       ETC         Corporation     Adjustments    Combined
                                  -----------      -----------     -----------   -----------
Revenue                           $   831,323      $        --     $        --   $   831,323
Costs and expenses                 (3,371,903)              --              --    (3,371,903)
                                  -----------      -----------     -----------   -----------
Loss from operations               (2,540,580)              --              --    (2,540,580)
Other income (expense)                 69,896           17,559              --        87,455
                                  -----------      -----------     -----------   -----------
Income (loss) before
  extraordinary item               (2,470,684)          17,559              --    (2,453,125)
Extraordinary item                         --               --              --            --
                                  -----------      -----------     -----------   -----------
Net income (loss)                 $(2,470,684)     $    17,559     $        --   $(2,453,125)
                                  -----------      -----------     -----------   -----------
                                  -----------      -----------     -----------   -----------
Income (loss) per share:
  Basic and diluted                                                                    (0.96)
                                                                                 -----------
                                                                                 -----------
Weighted average common
  shares outstanding (post-
  reverse stock split):
  Basic and diluted                                                                2,559,395
                                                                                 -----------
                                                                                 -----------

                 ELECTRONIC TRANSMISSION CORPORATION AND SUBSIDIARY

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             DECEMBER 31, 1996 AND 1997

NOTE 3 - GOING CONCERN AND CONTINUED OPERATIONS

The financial statements have been prepared on the assumption that the Company will continue as a going concern. The financial statements do not include any adjustments to reflect the possible effects on the recoverability and classification of assets or classification of liabilities which may result from the inability of the Company to continue as a going concern. ETC sustained a net operating loss of $2,470,684 and $2,101,820 during the years ended December 31, 1996 and 1997, respectively. Cash used by operating activities for the same periods aggregated $1,647,134 and $1,002,050, respectively. Additionally, at December 31, 1997, ETC's current liabilities exceeded its current assets by $562,394. ETC's continued existence depends upon the success of management's efforts to raise sufficient new capital and increase its customer base.

Management plans to mitigate the going concern issues by marketing its services to (i) PPOs; (ii) claims processors, TPAs and small- to medium-size insurance companies; and (iii) large self-insured and self-administered corporations to expand its customer base and increase profitability. Management believes that it will be successful in generating sufficient cash to support its operations. There can be no degree of assurance that the Company will be successful in raising additional working capital or executing its business plan to the extent that it will be profitable.

NOTE 4 - ACCOUNTS RECEIVABLE

The following is a summary of accounts receivable:

                                                December 31,
                                        ---------------------------
                                            1996           1997
                                        ------------   ------------
     Accounts receivable - trade        $    236,356   $    578,870
     Employee receivables                     28,203          3,041
     Accounts receivable - other               --               664
                                        ------------   ------------
                                        $    264,559   $    582,575
                                        ------------   ------------
                                        ------------   ------------

                 ELECTRONIC TRANSMISSION CORPORATION AND SUBSIDIARY

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             DECEMBER 31, 1996 AND 1997

NOTE 4 - ACCOUNTS RECEIVABLE (CONTINUED)

In September 1997, the Company entered into an agreement whereby the Company has the right to factor certain receivables, with recourse, to a financial institution from time to time until September 1998. The maximum amount of receivables that can be factored to the financial institution at any time is $500,000. The receivables are discounted at 2.75% of the face value of the receivables. The financial institution retains 20% of the face amount of outstanding receivables in a cash reserve account in the name of the Company. The Company is required to repurchase any receivables sold, which are in arrears more than ninety days, at the receivables amount net of unearned
interest.   The terms of the factoring agreement allow the Company to
maintain effective control over the receivables and therefore the agreement is recorded as a secured borrowing in accordance with Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". During the year ended December 31, 1997, the Company received $1,080,806 from the factoring of receivables. The factoring obligation outstanding under the agreement at year-end amounted to $228,757. Required cash reserves included in cash and cash equivalents amounted to $45,751 at December 31, 1997. Discounts on the factoring of receivables recorded as interest expense in 1997 amounted to $38,500.

NOTE 5 - CAPITAL LEASE RECEIVABLE

The Company, as lessor, has entered into a non-cancelable lease for service equipment. Future minimum lease payments receivable under the non-cancelable lease at December 31, 1997 are as follows:

                                               Capital
                                               Leases
                                             -----------
     Total minimum lease payments during the
          years ended December 31, 1998      $    29,248

     Less: amount representing interest           (1,525)
                                             -----------

     Present value of minimum lease payments $    27,723
                                             -----------
                                             -----------

                 ELECTRONIC TRANSMISSION CORPORATION AND SUBSIDIARY

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             DECEMBER 31, 1996 AND 1997

NOTE 6 - OFFICE FURNITURE AND EQUIPMENT

The following is a summary of office furniture and equipment:

                                               December 31,
                                          ---------------------
                                            1996         1997
                                          --------     --------
     Furniture                           $ 104,349   $  105,473
     Computer & Office Equipment           458,178      615,521
     Computer Software                      92,836      544,368
     Leasehold Improvements                  8,791        9,747
                                         ---------   ----------
                                           664,154    1,275,109
     Less:  accumulated depreciation      (142,578)    (408,711)
                                         ---------   ----------
                                         $ 521,576   $  866,398
                                         ---------   ----------
                                         ---------   ----------

Depreciation expense was $110,405 and $266,133 for 1996 and 1997, respectively.

NOTE 7 - ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

The following is a summary of accounts payable and accrued liabilities:

                                                 December 31,
                                            ---------------------
                                              1996        1997
                                            --------   ----------
     Accounts payable                       $221,315   $  247,325
     Accrued expenses:
       Deferred rent                          71,522       67,032
       Computer software acquisition costs        --      204,338
       Legal and professional                 46,660      233,779
       Other                                  10,066       91,123
     Accrued payroll and taxes               189,825      315,440
     Accrued interest payable                 27,800        2,033
                                            --------   ----------
                                            $567,188   $1,161,070
                                            --------   ----------
                                            --------   ----------

                 ELECTRONIC TRANSMISSION CORPORATION AND SUBSIDIARY

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             DECEMBER 31, 1996 AND 1997

NOTE 8 - NOTES PAYABLE AND CONVERTIBLE DEBENTURES

The following is a summary of notes payable:

                                                             December 31,
                                                        ---------------------
                                                          1996         1997
                                                        --------     --------
Obligation due under factoring agreement (see Note 4)   $   --       $ 228,757

Note payable to corporation, interest at 12.0%,
$7,553 principal including interest due monthly,
remaining balance plus interest due upon maturity
at May 19, 1998; collateralized by option to purchase
28,333 shares of common stock at $6.00 per share
(see Note 12).                                              --         121,654

Note payable to bank, interest at 10.5%,
$1,484 principal including interest due monthly,
maturing September 15, 1998; collateralized by
certain equipment and assignment of officer's life
insurance policy.                                           --          28,316

Subordinated convertible debenture payable to
corporation, interest at 12.0% payable semi-annually,
principal due upon maturity at May 12, 1998, convertible
at $5.00 per common share including principal and
accrued interest.                                           --         100,000
                                                        --------      --------
                                                        $   --        $478,727
                                                        --------      --------
                                                        --------      --------

Under an agreement with Ironwood Leasing Ltd. discussed in Note 9, the Company has a $500,000 line of credit of which funding is based on the leasing companies ability to provide funds. As of December 31, 1997, the Company has made no draws under this agreement.

During 1991 and 1992, ETC Transaction Corporation (formerly Solo Petroleums, Ltd.) issued $52,500 in short-term convertible debentures which were due 180 days from issuance bearing an interest rate of 20%. The debentures provided for the holder to receive 2.5 common shares of ETC Transaction Corporation stock for each one U.S. dollar of debenture. In December 1997, the Company issued 8,125 shares of common stock on a $4-for-1 post-reverse stock split share basis in full settlement of the agreements. The remaining $20,000 in debentures were paid in cash to the holders in full settlement.

              ELECTRONIC TRANSMISSION CORPORATION AND SUBSIDIARY

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         DECEMBER 31, 1996 AND 1997


NOTE 8 - NOTES PAYABLE AND CONVERTIBLE DEBENTURES (CONTINUED)

On May 14, 1997, the Company issued $50,000 in short-term subordinated convertible debentures which were due in one year. The debentures were convertible at $5.00 per common share including principal and accrued interest. On September 22, 1997, the holder converted $52,067 of principal and interest into 10,413 of common stock.

NOTE 9 - LEASE OBLIGATIONS PAYABLE

The Company, as lessee, has entered into various non-cancelable leases for service equipment, vehicles, and office facilities. Future minimum lease payments under non-cancelable leases at December 31, 1997 are as follows:

       For the Years Ending                      Capital       Operating
          December 31,                           Leases         Leases
       --------------------                     --------      ----------
             1998                              $ 110,095      $ 183,680
             1999                                 26,487        189,375
             2000                                     --        195,071
          Thereafter                                  --        149,507
                                               ----------     ----------

     Total minimum lease payments                136,582      $ 717,633
       Less: amount representing interest         (8,755)     ----------
                                               ----------     ----------
     Present value of minimum lease payments     127,827
       Less: current portion                    (102,240)
                                               ----------

     Long-term capital lease obligation        $  25,587
                                               ----------
                                               ----------

Rent expense during the years ended December 31, 1996 and 1997 for operating leases was $122,544 and $173,494, respectively, and is included in operating expenses.

The cost of assets subject to capital leases included in office furniture and equipment is as follows:

                                              December 31,
                                        ----------------------
                                           1996         1997
                                        ----------   ---------
     Computer & Office Equipment        $  182,053   $ 198,801
     Less:  accumulated depreciation      (21,044)     (84,520)
                                        ----------   ----------
                                        $  161,009   $ 114,281
                                        ----------   ----------
                                        ----------   ----------

              ELECTRONIC TRANSMISSION CORPORATION AND SUBSIDIARY

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         DECEMBER 31, 1996 AND 1997


NOTE 9 - LEASE OBLIGATIONS PAYABLE (CONTINUED)

In April 1996, the Company entered into an equipment lease agreement and stock option agreement with Ironwood Leasing Ltd. (a related party) which is recorded as a capital lease by the Company. Principals of Ironwood Leasing, Ltd. are also stockholders of ETC, including a director of ETC. The master lease agreement is for a term of five years beginning April 23, 1996 through April 23, 2001 and allows the Company to lease certain equipment for amounts specified in the agreement with rental payments due on the first of each month. As of December 31, 1997, monthly payments required under the master lease agreement amounted to $9,954 expiring in December 1999.

At any time during the term of the agreement, the leasing company has the right to i) sell to ETC any or all of the equipment in exchange for the number of shares of ETC common stock, or stock of any company with which ETC merges, that is equal to the purchase price of the equipment divided by $5.00 per share or, ii) purchase, at $5.00 per share, the number of shares of ETC stock, or stock of the merged company, equal to the purchase price of the equipment divided by 5.00, and give ETC the option to purchase the equipment at the end of the lease for $1.00; provided, that if ETC issues, agrees to issue or grants an option to purchase ETC stock to any other person for a price less than $5.00 per share, the price payable to the leasing company will be reduced to such lower price. During December 1997, the Company sold common stock at a price of $2.00 per share; therefore, the leasing company has the option to purchase common stock at this price as discussed in Note 12.

Because this transaction was with other than employees, it was accounted for using the fair value method under SFAS 123, "Accounting for Stock-based Compensation." Using the fair market method, the fair value of the options granted in this transaction was based on the fair value of the services received. Compensation expense recognized in conjunction with these options for the year ended December 31, 1996 and 1997, was not material.

The leasing company agreement contains certain restrictive covenants which
(i) required ETC to escrow all accounts received which were derived from the use of this equipment, less third party costs, through March 31, 1996 or until any class of stock became registered with the Securities and Exchange Commission or otherwise became publicly traded, or the funds in escrow equaled the total purchase price of the equipment, and (ii) restricted ETC from issuing additional securities before ETC merged with a public company. ETC was in violation of each of these covenants and has obtained a waiver from the leasing company releasing ETC from any claims under the escrow requirement and violations relating to the issuance of securities.

              ELECTRONIC TRANSMISSION CORPORATION AND SUBSIDIARY

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         DECEMBER 31, 1996 AND 1997


NOTE 10 - INCOME TAXES

ETC has net operating loss carryforwards of approximately $4,519,000 that are available to offset any future income tax liability. The net operating loss carryforwards expire as follows:

            For the Years Ending
                December 31,                  Expiring
            ---------------------           -----------
                   2010                     $   880,000
                   2011                       2,006,000
                   2012                       1,633,000
                                            -----------

                   Total                    $ 4,519,000
                                            -----------
                                            -----------

Deferred income taxes result from the book versus tax accounting difference for net operating loss carryforwards, accrued payroll and stock option-based compensation. The Company has deferred tax assets amounting to approximately $1,115,000 and $1,627,000 at December 31, 1996 and 1997, respectively. The realization of the benefits from these deferred tax assets appears uncertain due to going concern questions. Accordingly, a valuation allowance has been recorded which offsets the deferred tax assets at December 31, 1996 and 1997.

The components of the provision for federal income taxes are as follows as of December 31:

                                            1996         1997
                                         ----------   ----------
Currently payable                         $    --     $      --
Deferred                                       --       (36,000)
                                         ----------   ----------

Federal income tax expense (benefit)      $    --     $ (36,000)
                                         ----------   ----------
                                         ----------   ----------

Deferred tax benefit results from the difference in extraordinary gain on extinguishment of debt which reduced the benefit of the net operating loss carryforwards and decreased the valuation allowance recorded against the deferred tax assets.


NOTE 11 - BUSINESS COMBINATION

Effective April 1, 1997, the Company completed a business combination with Electra-Net, L.C. ("Electra-Net") by assuming their net liabilities. Electra-Net, L.C. is a company that was wholly owned and controlled by ETC's Chairman of the Board, Chief Executive Officer, and President at the time of the combination. The individual no longer holds those titles and is currently only a shareholder.

              ELECTRONIC TRANSMISSION CORPORATION AND SUBSIDIARY

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         DECEMBER 31, 1996 AND 1997

NOTE 11 - BUSINESS COMBINATION (CONTINUED)

The transaction was accounted for using the purchase method at predecessor cost as follows:

     Assets Acquired:
        Cash                                             $  2,065
        Accounts receivable                                76,061
        Computer hardware                                  20,908
                                                         --------
           Total assets                                  $ 99,034
                                                         --------

     Liabilities Assumed:
        Accounts payable                                 $ 15,711
        Loans payable                                     235,849
                                                         --------
           Total liabilities                             $251,560
                                                         --------

     Net Liabilities Assumed                             $152,526

     Consideration Paid:
        Cash                                             $     --
                                                         --------
        Total consideration                                    --
                                                         --------

     Dividend paid to shareholder                        $152,526
                                                         --------
                                                         --------

The excess of the consideration over the related party predecessor cost (net liabilities assumed) is treated as a reduction of equity (i.e., a deemed dividend). Goodwill resulting from market value adjustments to assets and liabilities of the entity was not recorded since this transaction was consummated with a related party, and that treatment would have constituted a step-up in basis. The transaction is reflected in the financial statements on the date the transaction occurred (April 1, 1997), in accordance with generally accepted accounting principles.

NOTE 12 - STOCK OPTIONS

The Company has issued various stock options to employees of the Company which are considered compensatory. Vesting varies by employee agreement ranging from 2 to 5 years. The contractual life of outstanding stock options at December 31, 1997 is the term of employment of the holder.

              ELECTRONIC TRANSMISSION CORPORATION AND SUBSIDIARY

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         DECEMBER 31, 1996 AND 1997

NOTE 12 - STOCK OPTIONS (CONTINUED)

A summary of the status of employee stock options is set forth below:

                                           Year ended                    Year ended
                                        December 31, 1996             December 31, 1997
                                       -------------------          ---------------------
                                                  Weighted                       Weighted
                                                   Average                       Average
                                                  Exercise                       Exercise
Stock Options                          Shares      Price            Shares        Price
-------------                         --------    --------          -------      -------
Outstanding, beginning of period      167,750      $0.004           172,917       $0.004
Granted                                65,000      $0.004           350,000       $4.572
Exercised                             (29,583)     $0.004           (58,750)      $0.160
Forfeited/expired                     (31,250)     $0.004          (216,250)      $3.120
                                      --------                      -------
Outstanding, end of period            172,917      $0.004           247,917       $3.832
                                      --------                      -------
                                      --------                      -------

Options exercisable, end of period      4,583      $0.004           185,417       $3.576
                                      --------                      -------
                                      --------                      -------

The following table summarizes information about stock options granted during the years ended

                                      December 31, 1996            December 31, 1997
                                   -----------------------      ----------------------
                                   Weighted       Weighted      Weighted      Weighted
                                    Average       Average       Average       Average
                                     Fair         Exercise        Fair        Exercise
                                     Value         Price         Value         Price
                                   --------      --------       --------      --------
Option price = fair market value    $0.000        $0.000         $4.924        $4.924
Option price < fair market value    $4.000        $0.004         $4.000        $0.400
Total                               $4.000        $0.004         $4.856        $4.572

The following table summarizes information about stock options outstanding at December 31, 1997:

                                    Options Outstanding                              Options Exercisable
                     ----------------------------------------------------   --------------------------------------
                        Options       Weighted Average
                     Outstanding at      Remaining       Weighted Average   Options Exercisable   Weighted Average
 Exercise Prices        12/31/97      Contractual Life    Exercise Price        at 12/31/97        Exercise Price
-------------------------------------------------------------------------   --------------------------------------
$0.000 to $ .004        52,917        Term of Employ          $ .004               52,917              $ .004
$0.005 to $4.252        50,000        Term of Employ          $4.252                    0              $4.252
$4.253 to $5.00        132,500        Term of Employ          $5.000              132,500              $5.000
$5.001 to $6.00         12,500        Term of Employ          $6.000                    0              $6.000
                     ---------                                                  ---------
                       247,917                                $3.832              185,417              $3.576
                     ---------                                                  ---------
                     ---------                                                  ---------

              ELECTRONIC TRANSMISSION CORPORATION AND SUBSIDIARY

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         DECEMBER 31, 1996 AND 1997


NOTE 12 - STOCK OPTIONS (CONTINUED)

Fair value for the stock underlying stock options and stock warrants was determined, prior to the Company trading on the over-the-counter market, using information available from other stock sale transactions at or near the grant date. In management's opinion, these transactions between willing parties included the best information available at the time of grant to estimate the market value of the common stock of the Company. No quoted market prices existed due to the non-public status of the Company. Fair values for the stock underlying stock options and stock warrants subsequent to becoming publicly traded consisted of quoted market prices as listed in stock-trading business journals. These fair values were used to determine the compensatory components of the stock options and stock warrants granted during the years ended December 31, 1996 and 1997. The Company's common stock became publicly traded in April 1997.

Compensation costs will be recognized as an expense over the vesting period of the options at an amount equal to the excess of the fair market value of the stock at the date of measurement over the amount the employee must pay. The measurement date is generally the grant date. Future compensation expense to be recorded in subsequent periods as of December 31, 1996 and 1997, was $555,897 and $0, respectively. During 1997, the Company elected to rescind specific compensatory stock options of an officer of the Company. Accordingly, compensation costs associated with these options were not expensed due to the officer retroactively forfeiting any rights under the original option agreement. Effective June 30, 1997, the Company elected to vest all employee stock options and recognize compensation expense for all outstanding options. Compensation cost totalling $322,067 and $321,220 was recognized as expense during the years ended December 31, 1996 and 1997, respectively.

Using the fair value method, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 1997: dividend yield of 0.0 percent; expected volatility of 40.0 percent; risk free interest rates of 5.0 percent; expected lives of two years. Using the fair value method, the fair value of each option grant is estimated on the date of grant using the Binomial Method with the following weighted-average assumptions used for grants in 1996: dividend yield of 0.0 percent; risk free interest rates of 4.5 percent; expected lives of three years. Had compensation cost for the Company's stock based compensation been determined on the fair value at the grant dates for awards with the method of FASB Statement 123, the Company's net loss in 1997 would have been $2,392,318. Basic and diluted loss per share would have been $(1.09) and $(1.13) in 1997, respectively. In 1996, net loss and loss per share data would have not been significantly changed using the fair value method.

              ELECTRONIC TRANSMISSION CORPORATION AND SUBSIDIARY

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         DECEMBER 31, 1996 AND 1997

NOTE 12 - STOCK OPTIONS (CONTINUED)

As discussed in Note 8, the Company issued 28,333 options to purchase common stock at $6.00 per share to a corporation as collateral to secure a note payable. The Company accounted for this transaction using the "intrinsic value based method" of accounting for stock options. The exercise price of the stock options on the date of grant is equal to fair market value of the underlying common stock. The fair value was determined based upon available market quotes on the date of grant. No compensation expense was recognized in conjunction with these options for the year ended December 31, 1997. The options expire on May 19, 1998.

Under an agreement with a leasing company discussed in Note 9, the leasing company has 52,652 options to purchase common stock at $2.00 per share. These options have no fixed maturity.

Of 100,000 stock options granted in 1995 to a shareholder, and officer of the Company, 50,000 were rescinded and forfeited in 1997. The Company and shareholder, by mutual agreement, elected to rescind the stock options and return all rights under the agreement. The financial statements of the Company only include compensation expense for shares vested prior to the rescission. The compensation expense adjustment due to the rescission was recorded as a 1997 adjustment, and, net of the adjustment, no compensation expense was recognized in 1997 from these stock options.

Total compensation expense of $339,600 was measured at the date of grant of the 100,000 options. The Company used the straight-line method to recognize stock-based compensation expense for these options over their three year vesting period, even though the options vested on various dates during that period. This method was not materially different than the method prescribed by APB 25: ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES. Stock-based compensation expense of $199,800 was recognized in 1996 under these options. The remaining $199,800 of compensation expense will not be recognized by the Company due to the rescission. Because the Company recognized stock-based compensation expense using the straight-line method, and 50,000 of the 100,000 stock options granted in 1995 were rescinded in 1997, no adjustment is necessary in the period of forfeiture to reverse stock-based compensation recognized in previous periods.

              ELECTRONIC TRANSMISSION CORPORATION AND SUBSIDIARY

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         DECEMBER 31, 1996 AND 1997


NOTE 13 - STOCK WARRANTS

Effective June 1, 1996, the Company issued 55,000 stock warrants to a shareholder which expired on June 15, 1997, and allowed the holder of each warrant to purchase one share of common stock at a price of $6.00 per share. Fair value of the stock underlying the warrants issued was determined based upon the selling price to a willing buyer at or near the date of grant. In management's opinion, these transactions included the best information available at the time of grant to estimate the fair value of the common stock of the Company. The warrants issued to the shareholder were for services rendered for consulting in obtaining equity capital and marketing the Company's common stock and were accounted for under SFAS 123, "Accounting for Stock Based Compensation". Using the fair value method, the fair value of the warrants issued was based on the fair value of the services received. Compensation expense recorded was not material. As of December 31, 1996, no warrants had been exercised. This agreement was superceded by the following agreement dated February 28, 1997.

Effective February 28, 1997, the Company issued 130,000 stock warrants to shareholders which expire on February 28, 2004, and allow the holder of each warrant to purchase one share of common stock at a price of $5.00 per share. Fair value of the stock underlying the warrants issued was determined based upon the selling price to a willing buyer at or near the date of grant. In management's opinion, these transactions included the best information available at the time of grant to estimate the fair value of the common stock of the Company. The warrants issued to the shareholder were for services rendered for consulting in obtaining equity capital and marketing the Company's common stock and were accounted for under SFAS 123, "Accounting for Stock Based Compensation." The fair value of the warrants was estimated using the Binomial Method with the following assumptions: dividend yield 0.0%; risk free interest rate of 8%; expected lives of two years. Compensation expense of $96,200 was recognized in 1997. As of December 31, 1997, no warrants have been exercised.

Effective June 1, 1997, the Company issued 5,750 stock warrants to shareholders which expire on June 1, 1998, and allow the holder of each warrant to purchase one share of common stock at a price of $6.00 per share. Fair value was determined based on quoted market prices. The warrants issued to shareholders were for services rendered for consulting in obtaining equity capital and marketing the Company's common stock and were accounted for under SFAS 123, "Accounting for Stock Based Compensation." The fair value of the warrants was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions: dividend yield 0.0%; expected volatility 40.0%; risk-free interest rate 5.0%; expected lives of one year. Compensation expense of $6,212 was recognized in 1997. As of December 31, 1997, no warrants have been exercised.

              ELECTRONIC TRANSMISSION CORPORATION AND SUBSIDIARY

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         DECEMBER 31, 1996 AND 1997


NOTE 14 - CUSTOMER CONCENTRATION

For the years ended December 31, 1996 and 1997, revenues from one customer amounted to approximately 64% and 56% of total revenues. For the years ended December 31, 1996 and 1997, revenues from a separate customer amounted to approximately 0% and 13% of total revenues, respectively.

Trade accounts receivable included $76,395 and $86,717 relating to these customers at December 31, 1996 and 1997, respectively.

NOTE 15  - RELATED PARTY TRANSACTIONS

In December 1995, the Company entered into an agreement with a marketing firm
to assist in obtaining and servicing customers.   A member of the marketing
firm is a former member of the Board of Directors. Compensation for services rendered to the Company will be paid through November 1997. At December 31, 1997, the Company was indebted to the former director in the amount of $32,857. During the years ended December 31, 1996 and 1997, the Company incurred expenses under this agreement amounting to $12,985 and $19,872, respectively.

On May 15, 1996, the Company executed a note payable of $779,575 with ETC Transaction Corporation of which the proceeds were used as working capital to fund its post-merger business plan. The note payable to ETC Transaction Corporation and related accrued interest of $27,800 eliminated upon completion of the merger.

As of December 31, 1996 and 1997, the Company had a payable of $339,207 and $0, respectively, to Sterling National Corporation ("SNC") for working capital loans. The former Chairman of the Board, Chief Executive Officer and shareholder of ETC is the sole officer, director and shareholder of SNC.

At December 31, 1996, the Company had a trade receivable due from Electra-Net, L.C., a company wholly owned and operated by the former Chairman of the Board, C.E.O. and majority shareholder of ETC. The receivable of $103,026 relates to administrative fees for providing computer processing for medical claims.

The Company had an agreement to purchase equipment from SNC. The relationship exists through SNC's purchase contract with an equipment wholesaler which allowed SNC to purchase equipment at a significant discount. The Company recorded the equipment purchases at SNC's cost. As of December 31, 1997, the agreement had been cancelled. During the years ended December 31, 1996 and 1997, the Company purchased equipment totaling $127,709 and $20,291, respectively.

              ELECTRONIC TRANSMISSION CORPORATION AND SUBSIDIARY

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         DECEMBER 31, 1996 AND 1997


NOTE 15  - RELATED PARTY TRANSACTIONS (CONTINUED)

On May 2, 1997, Elaine Boze resigned as the Company's General Counsel and member of the Board of Directors. The Company and Ms. Boze entered into a Severance Agreement and General Release whereas she received a $25,000 separation payment which was charged to expense. Ms. Boze was also entitled to a continuation of her healthcare benefits until such time as Ms. Boze becomes employed by an entity providing similar benefits. The Company paid $1,120 in 1997 for maintenance and continuation of her healthcare benefits.

On January 18, 1996, ETC entered into a consulting agreement with Michael Eckstein, a director of the Company, pursuant to which Mr. Eckstein agreed to assist ETC in identifying and placing under contract TPAs, preferred provider organizations and other managed care companies which may be able to utilize the Company's claims processing services. Under the terms of this agreement, Mr. Eckstein is entitled to receive compensation on a monthly basis equal to $3,500 and commissions equal to 8% of the "gross income from revenue," as defined in the agreement, realized by the Company from clients generated by Mr. Eckstein. In June 24, 1998, Mr. Eckstein agreed to receive only commission based compensation under the terms of the agreement. During the years ended December 31, 1996 and 1997, the Company expensed $37,500 and $0, respectively, under this consulting agreement.

Effective May 1, 1996, Roy W. Mers ("Mers") resigned from his position as President and director of ETC. As a consequence to his resignation, ETC and Mers entered into a Settlement Agreement whereas Mr. Mers received 30,000 shares of common stock valued at $4.00 per share for total compensation of $120,000 (see Note 16). Pursuant to the agreement, ETC agreed to compensate Mers for his future efforts in assisting ETC in obtaining financing for its business ventures. The agreement terminated on August 1, 1997 with no additional compensation being paid or due to Mers since no services were performed by him subsequent to his resignation.

NOTE 16 - SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

During the years ended December 31, 1996 and 1997, the Company paid $9,021 and $79,202 for interest, respectively. During the years ended December 31, 1996 and 1997, the Company made no payments for income taxes.

Non-cash investing and financing activities include the following:

The Company acquired assets valued at $246,513 and $16,747 through capital lease obligations during the year ended December 31, 1996 and 1997, respectively. The Company disposed of assets with a carrying value of $64,460 through a capital lease receivable during the year ended December 31, 1996.

              ELECTRONIC TRANSMISSION CORPORATION AND SUBSIDIARY

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         DECEMBER 31, 1996 AND 1997


NOTE 16 - SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION (CONTINUED)

During the year ended December 31, 1996, the Company issued an aggregate of 65,656 shares of common stock for services rendered at $4.00 per share in the total amount of $262,625. These shares were comprised of 2,656 shares issued to Mr. Dennis Barnes, a director and shareholder of the Company, in exchange for his efforts in assisting the Company in obtaining equity financing from third parties. Additionally, 20,000 shares were issued to Ms. Ann Mooney, a shareholder of the Company, in exchange for her efforts in marketing the Company's services. The Company issued 30,000 to Mr. Roy Mers, former President of the Company, in connection with his severance package (See Note
15). The remaining 13,000 shares were issued to third parties for services rendered including 3,000 shares issued to an individual for a business valuation of the Company and 5,000 each issued to two separate individuals for their efforts in marketing the Company's services in 1996.

During the year ended December 31, 1997, the Company issued an aggregate of 80,000 shares of common stock for services rendered at $5.00 per share in the total amount of $400,000. These shares were comprised of 12,500 shares issued to two separate third parties (total of 25,000 shares) for services rendered for public relations. Additionally, the Company issued the remaining 55,000 shares to a separate third party for services rendered in connection with assisting the Company in raising equity capital.

Fair value of the common stock issued for services were determined based upon recent sales to willing parties at or near the date of issuance. In management's opinion, fair value on the date of issuance of common stock and compensation cost recognized in the financial statements is commensurate with the cost of the services provided to the Company in 1996 and 1997.

              ELECTRONIC TRANSMISSION CORPORATION AND SUBSIDIARY

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         DECEMBER 31, 1996 AND 1997


NOTE 17 - EARNINGS PER SHARE

The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations:


                                               For the year ended December 31, 1996
                                            -------------------------------------------
                                                Loss           Shares         Per Share
                                            (Numerator)     (Denominator)       Amount
                                            -----------     -------------     ---------
Net loss                                    $(2,470,684)      1,726,648        $(1.43)
Less: extraordinary item                             --             --         -------
                                            ------------    ------------       -------

Loss before extraordinary item              $(2,470,684)
BASIC EARNINGS PER SHARE
Loss available to common stockholders       $(2,470,684)      1,726,648        $(1.43)
EFFECT OF DILUTIVE SECURITIES                                                  -------
Employee stock options                               --              --        -------
                                            ------------    ------------
DILUTED EARNINGS PER SHARE

Loss available to common stockholders
  plus assumed conversions                   (2,470,684)      1,726,648        $(1.43)
                                            ------------    ------------       -------
                                            ------------    ------------       -------


                                                For the year ended December 31, 1997
                                              -----------------------------------------
                                                  Loss           Shares       Per Share
                                               (Numerator)    (Denominator)    Amount
                                              ------------    -------------   ---------
Net loss                                      $(2,101,820)      2,240,181      $(0.94)
Less: extraordinary item                          (73,262)             --     ---------
                                              -----------     -------------   ---------

Loss before extraordinary item                $(2,175,082)
BASIC EARNINGS PER SHARE
Loss available to common stockholders         $(2,175,082)      2,240,181      $(0.97)
                                                                              ---------
EFFECT OF DILUTIVE SECURITIES                                                 ---------
12% convertible debentures                          5,077          (5,129)
Warrants                                               --         (27,852)
Employee stock options                                 --          (6,677)
Non-employee options                                   --         (12,642)
                                              ------------    -------------
DILUTED EARNINGS PER SHARE
Loss available to common stockholders
  plus assumed conversions                     (2,170,005)      2,187,881      $(0.99)
                                              ------------    -------------   ---------
                                              ------------    -------------   ---------

              ELECTRONIC TRANSMISSION CORPORATION AND SUBSIDIARY

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         DECEMBER 31, 1996 AND 1997


NOTE 17 - EARNINGS PER SHARE (Continued)

The following is a summary of loss per share data:

                                         For the Years Ended
                                            December 31,
                                       ----------------------
                                        1996            1997
                                       -------        -------
Basic loss per share:
  Loss before extraordinary item       $(1.43)        $(0.97)
  Extraordinary item                     0.00           0.03
                                       -------        -------
  Net loss                             $(1.43)        $(0.94)
                                       -------        -------
                                       -------        -------

Diluted loss per share:
  Loss before extraordinary item       $(1.43)        $(0.99)
  Extraordinary item                     0.00           0.03
  Effect of dilutive securities          0.00           0.02
                                       -------        -------
  Net loss                             $(1.43)        $(0.94)
                                       -------        -------
                                       -------        -------

Options to purchase 172,917 shares of common stock at $0.004 per share were outstanding at December 31, 1996, but were not included in the computation of diluted earnings per share because the options had an antidilutive effect on earnings per share. As of December 31, 1997, options to purchase 185,417 shares of common stock at $0.004 per share were outstanding but were not included in the computation of diluted earnings per share because the options had an antidilutive effect on earnings per share.

NOTE 18 - SUBSEQUENT EVENTS

The Company is in the process of amending its June 30, 1997, and September 30, 1997, quarterly financial statement filings with the Securities and Exchange Commission to reflect the correction of an error in recording the Electra-Net business combination (see Note 11) during those quarters. The transaction is properly recorded in these annual financial statements.

On February 16, 1998, L. Cade Havard, the Company's Chairman of the Board, Chief Executive Officer and President, was terminated by the Company's Board of Directors. The Board of Directors appointed W. Mack Goforth, the Company's Chief Financial Officer, as its Chief Executive Officer and Chairman of the Board.

On February 27, 1998, the Company amended its Certificate of Incorporation with the State of Delaware by increasing the authorized common stock from 15,000,000 to 20,000,000.

              ELECTRONIC TRANSMISSION CORPORATION AND SUBSIDIARY

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         DECEMBER 31, 1996 AND 1997


NOTE 18 - SUBSEQUENT EVENTS (CONTINUED)

On March 20, 1998, the Employment Agreement between the Company and Ann C. McDearmon, the Company's Executive Vice President - Director of Marketing, was terminated. Ms. McDearmon, in a lawsuit filed on April 20, 1998 in State District Court of Dallas County, Texas, alleged that the Employment Agreement was effectively terminated by the Company as a result of the change in the Company's management in February 1998 and because of modifications to Ms. McDearmon's work responsibilities. Ms. McDearmon has also alleged that as a result of the termination of the employment agreement she is entitled to certain liquidated damages identified in the agreement. The Company maintains that Ms. McDearmon voluntarily terminated the employment agreement by submitting her letter of resignation on March 20, 1998 and that she is not entitled to any additional compensation or liquidated damages under the terms of such agreement. The Company intends to vigorously defend this lawsuit and does not believe that the outcome will have a material adverse effect upon its financial condition.

On May 7, 1998, Steven K. Arnold agreed to serve as a consultant to the Company on an interim basis pending his formal election by the Board of Directors as Chairman of the Board and Chief Executive Officer of the Company. Effective May 28, 1998, Mr. Arnold was elected Chairman of the Board and Chief Executive Officer of the Company. Mr. Goforth has agreed to continue to serve as the Company's Chief Financial Officer.

The Board of Directors authorized a 1-for-4 reverse stock split of the company's $0.001 par value common stock to be effective on July 1, 1998. As a result of the split, the Company' issued and outstanding shares decreased to 3,560,506 shares, and additional paid-in capital increased by $10,519. All references in the accompanying financial statements to the number of common shares and per-share amounts for 1996 and 1997 have been restated to reflect the stock split.

---------------------------------------     -----------------------------------
---------------------------------------     -----------------------------------

     NO  DEALER,  SALESPERSON, OR OTHER
PERSON  HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION     OR    TO    MAKE    ANY
REPRESENTATION  IN CONNECTION WITH THIS
OFFERING  OTHER THAN THOSE CONTAINED IN
THIS  PROSPECTUS AND, IF GIVEN OR MADE,
SUCH INFORMATION OR REPRESENTATION MUST
NOT  BE  RELIED  UPON  AS  HAVING  BEEN
AUTHORIZED  BY  THE  COMPANY  OR  THE
UNDERWRITERS.  THIS PROSPECTUS DOES NOT
CONSTITUTE   AN  OFFER  TO  SELL  OR  A
SOLICITATION  OF AN OFFER TO BUY ANY OF
THE  SECURITIES  TO WHICH IT RELATES IN
ANY  STATE  TO  ANY  PERSON  WHOM IT IS
UNLAWFUL  TO  MAKE  SUCH  OFFER  OR
SOLICITATION  IN  SUCH  STATE.  NEITHER
THE DELIVERY OF THIS PROSPECTUS NOR ANY
SALE   HEREUNDER   SHALL,   UNDER   ANY         ELECTRONIC TRANSMISSION
CIRCUMSTANCES,  CREATE  ANY IMPLICATION               CORPORATION
THAT  THERE  HAS NOT BEEN ANY CHANGE IN
THE  AFFAIRS  OF  THE COMPANY SINCE THE
DATE  HEREOF  OR  THAT  THE INFORMATION
CONTAINED  HEREIN  IS CORRECT AS OF ANY
TIME SUBSEQUENT TO ITS DATE.

            ---------------

                                            642,968 SHARES OF COMMON STOCK
           TABLE OF CONTENTS


                                   Page

Prospectus Summary..................  3
Risk Factors........................  8

Common Stock Price Ranges and
  Dividends......................... 13
                                                  P R O S P E C T U S
Dividend Policy..................... 13

Capitalization...................... 14
Selected Historical Financial
  Information....................... 15
Management's Discussion and
  Analysis of Financial
  Condition and Results of
  Operations........................ 16
Business............................ 23             August ___, 1998
Management.......................... 28
Certain Relationships and Related
  Transactions...................... 33
Principal Stockholders.............. 36
Description of Securities........... 37
Limitation of Liability of
  Directors......................... 38
Shares Eligible for Future Sale..... 38
Selling Stockholders................ 39
Plan of Distribution................ 39
Agreements with Selling
  Stockholders...................... 40
Legal Matters....................... 41
Experts............................. 41
Financial Statements................ F-1


            ---------------

---------------------------------------     -----------------------------------
---------------------------------------     -----------------------------------

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company has a contract that insures a controlling person, director or officer of the Company which affects his or her liability in that capacity. The Company's bylaws provide for indemnification, subject to applicable law.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Expenses in connection with the registration of the Shares pursuant to this registration statement are as follows:

           Securities and Exchange Commission Filing Fee             $   471
           Accounting Fees and Expenses                               15,000
           Legal Fees and Expenses                                    30,000
           Printing and Engraving                                     20,000
           Fees of Transfer Agent and Registrar                        -0-
           Blue Sky Fees and Expenses                                  -0-
           Miscellaneous                                               2,000
                                                                     -------
           Total                                                     $67,471*
                                                                     -------
                                                                     -------

        ----------------------
        *Estimated

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

     a.   PRIVATE OFFERINGS

          1.   PRIVATE OFFERING COMPLETED JUNE 1997.

          Effective June 1997, the Company closed the private placement of its 12% Subordinated Convertible Debentures (the "Convertible Debentures") for total proceeds of $150,000. Information concerning the sale of such debentures is as follows:

                     Purchaser                 Principal Amount Purchased
             -----------------------------     --------------------------
             Mission Society International              $100,000
             Mary Margaret Cook                          $50,000

          The principal balance of the Convertible Debentures is due upon maturity at May 12, 1998, with accrued interest being payable semi-annually. All principal plus accrued and unpaid interest due and owing under the Convertible Debentures may be converted at the option of the holder into shares of Common Stock at the rate of one share of Common Stock for each $5.00 of principal and interest converted. In September 1997, Mary Margaret Cook converted the $50,000 principal amount of her Convertible Debenture plus all accrued and unpaid interest thereon into 10,413 shares of Common Stock. The Convertible Debentures held by Mission Society International have not been converted.

          The sale of the above securities was made in reliance upon
Section 4(2) of the Securities Act, which provides an exemption for transactions not involving a public offering. The Purchasers of the securities described above acquired them for their own account and not with a view to any distribution thereof to the public. The Convertible Debentures bear legends stating that they may not be offered, sold or transferred other than pursuant to an effective registration statement under the Securities Act or an exemption from such registration requirements.

          2.   PRIVATE OFFERING COMPLETED DECEMBER 17, 1997

     On December 17, 1997, the Company entered into a Securities Purchase Agreement (the "Purchase Agreement") pursuant to which Special Situations Private Equity Fund, L.P. and Special Situations Cayman Fund, L.P. (collectively, the "Investors") obtained the right to purchase up to an aggregate of 750,000 shares of Common Stock for total consideration of $1,500,000 or $2.00 per share. The Purchase Agreement calls for the sale and purchase of the available shares to occur in two tranches. On December 17, 1997, the Investors purchased an aggregate of 611,930 shares of Common Stock, which represent certain of the Shares being registered in this Prospectus, for total cash consideration of $1,223,859.50 (the "First Closing"). The Investors, in accordance with the terms of the Purchase Agreement, have advised the Company that they do not intend to purchase the remaining 138,070 shares of Common Stock.

          The sale of the above securities was made in reliance upon Rule 506 promulgated under Regulation D of the Securities Act, which provides an exemption for transactions not involving a public offering. The Investors acquired the referenced securities for their own account and not with a view to any distribution thereof to the public. The certificates evidencing the securities bear legends stating that the shares are not to be offered, sold or transferred other than pursuant to an effective registration statement under the Securities Act or an exemption from such registration requirements.

          3.   PRIVATE OFFERING COMPLETED JUNE 25, 1998

     On June 25, 1998, David O. Hannah, a director of the Company, purchased 100,000 restricted shares of Common Stock for an aggregate purchase price of $100,000 or $1.00 per share. Also on June 25, 1998, Mr. Hannah loaned to the Company the principal amount of $100,000. The note is due and payable on December 25, 1998. Furthermore, the Company is obligated to issue to Mr. Hannah 25,000 restricted shares of Common Stock in lieu of payment of cash interest on the principal amount of the debt. The obligation is secured by all of the assets of the Company. The outstanding principal balance of the obligation to Mr. Hannah is convertible by him at any time into restricted shares of Common Stock at a rate of one share of Common Stock for every $2.00 of principal converted.

     The sale of the above securities was made in reliance upon Section 4(2) of the Securities Act, which provides an exemption for transactions not involving a public offering. The securities referenced above were acquired by the holder for his own account and not with a view to any distribution thereof to the public.

          4.   PRIVATE OFFERING COMPLETED JUNE 29, 1998

     On June 29, 1998, the Company executed promissory notes in the principal amounts of $20,000 and $5,000 payable to Scott Stewart, a director of the Company, and to David Stewart, Mr. Stewart's brother, respectively. The notes are due and payable on December 29, 1998. Scott Stewart is entitled to receive 5,000 shares of Common Stock and David Stewart is entitled to receive 1,250 shares of Common Stock in lieu of cash interest on the principal amount of their respective notes. The obligations to the note holders are secured by all of the assets of the Company. The outstanding principal balances of these obligations are convertible by the note holders into shares of Common Stock at the rate of one share of Common Stock for every $2.00 of principal converted. See "Certain Relationships and Related Transactions."

     The issuance of the above securities was made in reliance upon Section 4(2) of the Securities Act, which provides an exemption for transactions not involving a public offering. The holders of the securities described above acquired them for their own account and not with a view to any distribution thereof to the public. The warrants bear legends stating that they may not be offered, sold or transferred other than pursuant to an effective registration statement under the securities act or an exemption from such registration requirements.

          5.   PRIVATE OFFERING COMPLETED JULY 7, 1998

     Effective June 26, 1998, the Company executed a promissory note in the principal amount of $25,000 payable to the Shader Family Trust. The note is due and payable on December 26, 1998. The holder is entitled to receive 6,250 shares of Common Stock in lieu of cash interest on the principal amount of the note. The obligation of the note holder is secured by all the assets of the Company. The outstanding principal balance of the note is convertible by the holder into shares of Common Stock at the rate of one share of Common Stock for every $2.00 of principal converted.

     Effective July 7, 1998, the Company executed a promissory note in the principal amount of $20,000 payable to Sal J. Pagano. The note is due and payable on January 7, 1999. The holder is entitled to receive 4,000 shares of Common Stock in lieu of cash interest on the principal amount of the note. The obligation to the note holder is secured by all the assets of the Company. The outstanding principal balance of the note is convertible by the holder into shares of Common Stock at the rate of one share of Common Stock for every $2.00 of principal converted.

     The issuance of the above securities was made in reliance upon Section 4(2) of the Securities Act, which provides an exemption for transactions not involving a public offering. The holders of the securities described above acquired them for their own account and not with a view to any distribution thereof to the public. The warrants bear legends stating that they may not be offered, sold or transferred other than pursuant to an effective registration statement under the Securities Act or an exemption from such registration requirements.

     b.   WARRANTS

     ANDREW WARRANTS. On June 10, 1995, the Company entered into a consulting agreement with Ken Andrew. In connection with the consulting agreement, the Company issued to Mr. Andrew 105,000 Common Stock Purchase Warrants to purchase 105,000 shares of Common Stock at $5.00 per share until February 28, 2004. At June 30, 1998, none of the warrants had been exercised.

     TYLER WARRANTS. In February 1997, the Company issued to each of Craig Tyler and Mark Tyler 12,500 Common Stock Purchase Warrants to purchase 12,500 shares of the Company's Common Stock at $5.00 per share until February 28, 2004. At June 30, 1998, none of the warrants had been exercised.

     The issuance of the above securities was made in reliance upon Section 4(2) of the Securities Act, which provides an exemption for transactions not involving a public offering. The holders of the securities described above acquired them for their own account and not with a view to any distribution thereof to the public. The warrants bear legends stating that they may not be offered, sold or transferred other than pursuant to an effective registration statement under the Securities Act or an exemption from such registration requirements.

     c.   OPTIONS

     Prior to January 1997, the Company issued options to purchase a total of 227,000 shares of Common Stock to certain employees and affiliates. Information concerning such options is as follows:

                     Date of    No. of                         Exercise Price
                      Grant     Options        Issued To         Per Share
                    --------   --------   ------------------   --------------
                    01/02/95   100,000    L. Cade Havard        $0.004
                    09/22/95    12,500    Scott Vu               0.004
                    12/07/95     2,500    Derek Dzung Pham       0.004
                    02/15/96    15,000    Kip Altman             0.004
                    02/20/96     7,500    Marsha Wilcox          0.004
                    04/04/96     2,000    Dennis Bissonnette     0.004
                    05/28/96     2,500    Lyndel McGee           0.004
                      06/96     25,000    Michael Eckstein       0.400
                    06/12/96     6,250    Marsha Wilcox          5.000
                    06/15/96    11,250    Dan Doughty            0.004
                    06/17/96    11,250    Mark Roden             0.004
                    07/01/96    11,250    Robert Bonomi          0.004
                    07/01/96     7,500    Tammy Newman           0.004
                    08/01/96    12,500    Julie Krueger          0.004

     Each of the foregoing options was granted pursuant to the authority of the Board of Directors of the Company, or its predecessors, and are or were subject to a written option agreement between the Company, or its predecessors, and the respective option holder. With regard to the issuances of the options discussed above, the Company, or its predecessor, relied upon Rule 701 under the Securities Act for an exemption from applicable registrant requirements, as at the time the options were granted neither the Company nor its predecessors were subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

     During Fiscal 1997, the company issued options to purchase a total of 330,750 shares of Common Stock to certain employees and affiliates. Information concerning such options is as follows:


                Date of      No. of                       Exercise Price
                 Grant      Options     Issued To           Per Share
                --------    -------   ----------------   --------------
                02/24/97    100,000   L. Cade Havard         $5.00
                03/01/97     62,500   Ann McDearmon           5.00
                06/01/97      2,500   Kelly McDonald          6.00
                06/01/97      3,250   Edward Bollinger        6.00
                06/02/97     12,500   Lloyd Roberts           6.00
                10/14/97     50,000   W. Mack Goforth         4.25

          The issuance of the above securities was made in reliance upon
Section 4(2) of the Securities Act, which provides an exemption for transactions not involving a public offering. The holders of the securities described above acquired them for their own account and not with a view to any distribution thereof to the public. The securities bear legends stating that they may not be offered, sold or transferred other than pursuant to an effective registration statement under the Securities Act or an exemption from such registration requirements.

     Since January 1998, the Company has issued options to purchase a total of 554,398 shares of common stock to certain employees of the Company. Information concerning such options is as follows:


                 Date of     No. of                       Exercise Price
                  Grant     Options      Issued To          Per Share
                --------    -------   -----------------   --------------
                03/31/98     50,000   W. Mack Goforth         $1.00
                03/31/98     50,000   Timothy P. Powell        1.00
                05/07/98    454,398   Steven K. Arnold         0.52

          The Issuance of the above securities was made in reliance upon section 4(2) of the securities act, which provides an exemption for transactions not involving a public offering. The holders of the securities described above acquired them for their own account and not with a view to any distribution thereof to the public. The securities bear legends stating that they may not be offered, sold or transferred other than pursuant to an effective registration statement under the Securities Act or an exemption from such registration requirements.

     d.   EXERCISE OF OPTIONS

     Since January 1996, option holders have exercised their right to purchase a total of 122,000 shares of Common Stock. Information concerning the exercise of such options and the issuance of shares thereunder is as follows:

                      Date of      No. of
                      Exercise    Options      Issued To
                      --------    -------    ---------------
                      01/02/96    25,000     L. Cade Havard
                      04/30/96     2,083     Scott Vu
                      04/30/96     2,000     Dennis Bissonnette
                      01/31/97     1,250     Lyndel McGee
                      02/20/97     2,500     Marsha Wilcox
                      02/20/97     1,250     Derek Dzung Pham
                      02/20/97     2,083     Scott Vu
                      06/30/97     3,750     Mark Roden
                      06/30/97     3,750     Don Doughty
                      07/15/97     2,500     Tammy Newman
                      07/15/97     3,750     Robert Bonomi
                      08/15/97     1,250     Lyndel McGee
                      08/18/97     4,167     Julie Krueger
                      10/01/97    25,000     Michael Eckstein
                      10/01/97     7,500     Mark Roden
                      01/05/98     5,000     Tammy Newman
                      01/09/98     8,334     Julie Krueger
                      02/23/98     7,500     Robert Bonomi
                      04/22/98     8,333     Scott Vu
                      04/22/98     5,000     Kip Altman

          The issuance of the above securities was made in reliance upon
Section 4(2) of the Securities Act, which provides an exemption for transactions not involving a public offering. The holders of the securities described above were acquired by them for their own account and not with a view to any distribution thereof to the public. The securities bear legends stating that they may not be offered, sold or transferred other than pursuant to an effective registration statement under the Securities Act or an exemption from such registration requirements.

     E.   OTHER ISSUANCES

          To securitize an indebtedness, the Company issued to TDC Partners, Inc. options to acquire 28,333 shares of Common Stock at an exercise price of $6.00 per share. The options expire on May 19, 1998. As of June 30, 1998, none of the options has been exercised.

          The issuance of the above securities was made in reliance upon
Section 4(2) of the Securities Act, which provides an exemption for transactions not involving a public offering. The holders of the securities described above, if acquired, shall have acquired same for their own account and not with a view to any distribution thereof to the public.

ITEM 27.  EXHIBITS

     The following documents are filed as exhibits to this registration statement:



  Exhibit
  Number                           Description of Exhibits
----------- --------------------------------------------------------------------------

 2.1*** Agreement and Plan of Merger dated as of May 1, 1996, by and among the Company and Electronic Transmission Corporation.

 3.1***      Articles  of  Incorporation  of  the  Company, dated September 5,
             1986.

 3.2*** Articles of Amendment to the Articles of Incorporation of the Company, dated March 26, 1996.

 3.3***      Bylaws of the Company, dated September 5, 1986.

 3.4*** Form of Certificate of Incorporation of the Company, as continued and domesticated into the State of Delaware

 3.5*** Form of Bylaws of the Company, as continued and domesticated into the State of Delaware.

 3.6** Certificate of Amendment of Certificate of Incorporation of the Company, dated February 25, 1998.

 3.7* Certificate of Amendment of Certificate of Incorporation of the Company, dated June 16, 1998.

 4.1***      Specimen of Common Stock Certificate.

 5.1+ Opinion of Jackson Walker L.L.P. regarding the legality of the securities being registered.

 9.1***      Voting Trust Agreement, dated January 26, 1995, between Sterling
             National Corporation and holders of Sterling Options.

 9.2****     Voting  Agreement,  dated  December  17,  1997,  between  L. Cade
             Havard,  Anneal  O.  Havard, Doug Havard, Amanda Havard, Sterling
             National  Corporation,  Sterling  National  Trust,  Hannah Family
             Trust,  Michael Eckstein, Special Situations Private Equity Fund,
             L.P. and Special Situations Cayman Fund, L.P.

 10.1*** Bill of Sale, dated effective January 1, 1995, by and between Electronic Transmission Corporation, a Texas corporation, and
             Sterling National Corporation.

 10.2***     Agreement  for  Processing  Medical  Claims on a Temporary Basis,
             dated   effective  March  5,  1996,  by  and  between  Electronic
             Transmission  Corporation,  a  Texas  corporation,  and  Wal-Mart
             Stores, Inc.

 10.3***     Equipment  Lease  and Stock Option Agreement, effective April 23,
             1996, by and between Electronic Transmission Corporation, a Texas corporation, and Ironwood Leasing Limited.


  Exhibit
  Number                           Description of Exhibits
----------- --------------------------------------------------------------------------

 10.4***     Letter   Agreement,  dated  June  20,  1996,  between  Electronic
             Transmission  Corporation,  a  Texas  corporation,  and  Ironwood
             Leasing Limited.

 10.5*** Promissory Note, dated June 1, 1996, in the principal amount of $779,574.50, executed in favor of the Company by Electronic
             Transmission Corporation, a Texas corporation.

 10.6***     Staff  Leasing  Services  Agreement, dated effective December 15,
             1995, by and between Network Employers Group, Inc. and Electronic
             Transmission Corporation, a Texas corporation.

 10.7*** Employment and Settlement Agreement, dated January 2, 1995, between Electronic Transmission Corporation, a Texas corporation, and L. Cade Havard.

 10.8*** Employment and Settlement Agreement, dated December 4, 1995, between Electronic Transmission Corporation, a Texas corporation, and Elaine Boze.

 10.9***     Employment and Settlement Agreement, dated March 1, 1995, between
             Electronic  Transmission  Corporation,  a  Texas corporation, and
             Timothy P. Powell.

 10.10***    Employment  Agreement,  dated  May  1,  1996,  between Electronic
             Transmission   Corporation,  a  Texas  corporation,  and  Ann  C.
             McDearmon.

 10.11***    Employment  Agreement,  dated  April  1, 1996, between Electronic
             Transmission Corporation, a Texas corporation, and Louann Smith.

 10.12***    Settlement  and  Employment Agreement, dated May 1, 1996, between
             Electronic Transmission Corporation, a Texas corporation, and Roy
             W. Mers.

 10.13***    Office  Lease,  dated  January  5,  1995,  by  and between Natron
             Limited  Partnership  and  Electronic Transmission Corporation, a
             Texas corporation,, including amendments thereto.

 10.14***    Agreement  for Processing and Repricing Medical Claims, effective
             September   1,  1996,  by  and  between  Electronic  Transmission
             Corporation, a Texas corporation, and Wal-Mart Stores, Inc.

 10.15*****  Contract of Sale, dated April 1, 1997, between L. Cade Havard and the  Company  as to the sale of the business of Electra-Net, L.C.
             to the Company.

 10.16****   Securities  Purchase  Agreement,  dated December 17, 1997, by and among  Special  Situations  Private  Equity  Fund,  L.P., Special
             Situations  Cayman  Fund,  L.P.  and  the  Company (schedules and exhibits have been omitted).

 10.17****   Amended  and  Restated Employment and Settlement Agreement, dated
             December 17, 1997, by and between L. Cade Havard and the Company.

 10.18** Employment and Settlement Agreement, dated October 14, 1997, by and between W. Mack Goforth and the Company.

 10.19**     Amended  and  Restated Employment and Settlement Agreement, dated
             March 1, 1997, by and between Ann C. McDearmon and the Company.

 10.20** Severance Agreement and General Release, dated May 2, 1997, by and between Elaine Boze and the Company.

 10.21**     Processing  Agreement,  dated  November  15, 1995, between Imaged
             Data, Inc. and the Company.

 10.22** License and Maintenance Agreement, dated July 7, 1997, by and between FACTS Services, Inc. and the Company.


  Exhibit
  Number                           Description of Exhibits
----------- --------------------------------------------------------------------------

 10.23*      Processing Agreement dated May 1, 1998, between Imaged Data, Inc.
             and  the  Company,  and related Promissory Note payable to Imaged
             Data, Inc..

 10.24++ Consulting and Employment Agreement, dated May 1, 1998, by and between Steven K. Arnold and the Company.

 10.25* Promissory Note, dated June 25, 1998, in the principal amount of $100,000 executed in favor of David O. Hannah by the Company.

 10.26*      ETC Stock Purchase Agreement, dated June 25, 1998, by and between
             David O. Hannah and the Company.

 10.27* Promissory Note, dated June 29, 1998, in the principal amount of $20,000 executed in favor of Scott Stewart by the Company.

 10.28+      Compromise  and  Settlement  Agreement and Mutual Release,  dated
             July 28, 1998, by and among the Company, the Company's directors, in their individual capacity, W. Mack Goforth, L. Cade Havard and
             Sterling National Corporation.

 21.1**      List of Subsidiaries.

 23.1+       Consent of Jackson Walker L.L.P. (set forth in Exhibit 5.1)

 23.2# Consent of Simonton, Kutac & Barnidge, L.L.P. as to the financial statements of the Company.

 24.1*       Power of Attorney. (See page II-9 of the Registration Statement).

 27.1+       Financial Data Schedule


----------------------------------

#      Filed herewith.
+ Previously filed as an Exhibit to Amendment No. 2 to the Company's Registration Statement on Form SB-2, dated July 29, 1998 (SEC File
       No. 333-48001).
* Previously filed as an Exhibit to Amendment No. 1 to the Company's Registration Statement on Form SB-2, dated July 2, 1998 (SEC File
       No. 333-48001).
** Previously filed as an Exhibit to the Company's Registration Statement on Form SB-2, dated March 16, 1998 (SEC File No. 333-48001).
*** Previously filed as an Exhibit to the Company's Registration Statement on Form S-4, as declared effective on January 7, 1997 (SEC File
       Number 333-07069), and incorporated herein by this reference.
**** Previously filed as an Exhibit to the Company's Current Report on Form 8-KSB, dated December 29, 1997, and incorporated herein by this reference.
***** Previously filed as an Exhibit to the Company's Quarterly Report on Form 10-QSB for the period ended June 30, 1997, and incorporated herein by this reference.
++ Previously filed as an Exhibit to the Company's Current Report on Form 8-KSB dated June 10, 1998.


ITEM 28.  UNDERTAKINGS.

The undersigned hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company under the Securities Exchange Act of 1934.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the company pursuant to the provisions described under item 17 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the securities act and is, therefore, unenforceable. in the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the securities act and will be governed by the final adjudication of such issue.

     The undersigned Company hereby undertakes that for purposes of determining any liability under the Securities Act, (i) the information omitted from the Prospectus filed as part of this Registration Statement, as permitted by Rule 430A of the Securities Act and to be contained in the form of prospectus to be filed by the Company pursuant to Rule 424(b)(1) or (4) OR 497(h) under the Securities Act, shall be deemed to be incorporated by reference into this Registration Statement at the time it is declared effective, and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 7, 1998.


                                          ELECTRONIC TRANSMISSION CORPORATION



                                          By:        /s/ Steven K. Arnold
                                             ---------------------------------
                                               Steven K. Arnold, Chairman
                                               of the Board and Chief
                                               Executive Officer



                                POWER OF ATTORNEY

     In accordance with the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement on Form SB-2 has been signed by the following persons on behalf of the Company and in the capacities and on the dates indicated.


                 SIGNATURE                                   TITLE                           DATE
                 ---------                                   -----                           ----
            /s/ Steven K. Arnold            Chairman of the Board and Chief             August 7, 1998
---------------------------------           Executive Officer
 Steven K. Arnold

           */s/ W. Mack Goforth             Chief Financial Officer and                 August 7, 1998
---------------------------------           Chief Accounting Officer
 W. Mack Goforth

          */s/ Timothy P. Powell            Executive Vice President -- Data            August 7, 1998
---------------------------------
 Timothy P. Powell                          Services and Director

            */s/ Dennis Barnes              Director                                    August 7, 1998
---------------------------------
 Dennis Barnes

           */s/ Michael Eckstein            Director                                    August 7, 1998
---------------------------------
 Michael Eckstein

           */s/ David O. Hannah             Director                                    August 7, 1998
---------------------------------
 David O. Hannah

            */s/ Scott Stewart              Director                                    August 7, 1998
---------------------------------
 Scott Stewart

*By:        /s/ Steven K. Arnold                                                        August 7, 1998
---------------------------------
       Steven K. Arnold, Attorney-in-fact

                                INDEX TO EXHIBITS


  EXHIBIT
   NUMBER                         DESCRIPTION OF EXHIBITS
---------   -------------------------------------------------------------------
 2.1***     Agreement and Plan of Merger dated as of May 1, 1996, by and among the Company and Electronic Transmission Corporation.

 3.1***     Articles of Incorporation of the Company, dated September 5, 1986.

 3.2*** Articles of Amendment to the Articles of Incorporation of the Company, dated March 26, 1996.

 3.3***     Bylaws of the Company, dated September 5, 1986.

 3.4*** Form of Certificate of Incorporation of the Company, as continued and domesticated into the State of Delaware

 3.5*** Form of Bylaws of the Company, as continued and domesticated into the State of Delaware.

 3.6** Certificate of Amendment of Certificate of Incorporation of the Company, dated February 25, 1998.

 3.7* Certificate of Amendment of Certificate of Incorporation of the Company, dated July 16, 1998.

 4.1***     Specimen of Common Stock Certificate.

 5.1+ Opinion of Jackson Walker L.L.P. regarding the legality of the securities being registered.

 9.1***     Voting Trust Agreement, dated January 26, 1995, between Sterling
            National Corporation and holders of Sterling Options.

 9.2****    Voting Agreement, dated December 17, 1997, between L. Cade Havard,
            Anneal O. Havard, Doug Havard, Amanda Havard, Sterling National
            Corporation, Sterling National Trust, Hannah Family Trust, Michael
            Eckstein, Special Situations Private Equity Fund, L.P. and Special
            Situations Cayman Fund, L.P.

 10.1*** Bill of Sale, dated effective January 1, 1995, by and between Electronic Transmission Corporation, a Texas Corporation, and
            Sterling National Corporation.

 10.2*** Agreement for Processing Medical Claims on a Temporary Basis, dated effective March 5, 1996, by and between Electronic
            Transmission Corporation, a Texas Corporation, and Wal-Mart
            Stores, Inc.

 10.3***    Equipment Lease and Stock Option Agreement, effective April 23,
            1996, by and between Electronic Transmission Corporation, a Texas
            Corporation, and Ironwood Leasing Limited.

 10.4***    Letter Agreement, dated June 20, 1996, between Electronic
            Transmission Corporation, a Texas Corporation, and Ironwood
            Leasing Limited.

 10.5*** Promissory Note, dated June 1, 1996, in the principal amount of $779,574.50, executed in favor of the Company by Electronic
            Transmission Corporation, a Texas Corporation.

 10.6***    Staff Leasing Services Agreement, dated effective December 15,
            1995, by and between Network Employers Group, Inc. and Electronic
            Transmission Corporation, a Texas Corporation.

 10.7*** Employment and Settlement Agreement, dated January 2, 1995, between Electronic Transmission Corporation, a Texas Corporation, and L. Cade Havard.

 10.8*** Employment and Settlement Agreement, dated December 4, 1995, between Electronic Transmission Corporation, a Texas Corporation, and Elaine Boze.


  EXHIBIT
   NUMBER                         DESCRIPTION OF EXHIBITS
  -------   ------------------------------------------------------------------
 10.9***    Employment and Settlement Agreement, dated March 1, 1995, between
            Electronic Transmission Corporation, a Texas Corporation, and
            Timothy P. Powell.

 10.10***   Employment Agreement, dated May 1, 1996, between Electronic
            Transmission Corporation, a Texas Corporation, and Ann C.
            Mcdearmon.

 10.11***   Employment Agreement, dated April 1, 1996, between Electronic
            Transmission Corporation, a Texas Corporation, and Louann Smith.

 10.12***   Settlement and Employment Agreement, dated May 1, 1996, between
            Electronic Transmission Corporation, a Texas Corporation, and Roy
            W. Mers.

 10.13***   Office Lease, dated January 5, 1995, by and between Natron Limited
            Partnership and Electronic Transmission Corporation, a Texas corporation, including amendments thereto.

 10.14***   Agreement for Processing and Repricing Medical Claims, effective
            September 1, 1996, by and between Electronic transmission corporation, a Texas Corporation, and Wal-Mart Stores, Inc.

 10.15***** Contract of Sale, dated April 1, 1997, between L. Cade Havard and the Company as to the sale of the business of Electra-Net, L.C. to the Company.

 10.16****  Securities Purchase Agreement, dated December 17, 1997, by and among Special Situations Private Equity Fund, L.P., Special
            Situations Cayman Fund, L.P. and the Company (schedules and exhibits have been omitted).

 10.17****  Amended and Restated Employment and Settlement Agreement, dated
            December 17, 1997, by and between L. Cade Havard and the Company.

 10.18** Employment and Settlement Agreement, dated October 14, 1997, by and between W. Mack Goforth and the Company.

 10.19**    Amended and Restated Employment and Settlement Agreement, dated
            March 1, 1997, by and between Ann C. Mcdearmon and the Company.

 10.20** Severance Agreement and General Release, dated May 2, 1997, by and between Elaine Boze and the Company.

 10.21**    Processing Agreement, dated November 15, 1995, between Imaged
            Data, Inc. and the Company.

 10.22** License and Maintenance Agreement, dated July 7, 1997, by and between Facts Services, Inc. and the Company.

 10.23*     Processing Agreement dated May 1, 1998, between Imaged Data, Inc.
            and the Company, and related Promissory Note payable to Imaged
            Data, Inc..

 10.24++ Consulting and Employment Agreement, dated May 1, 1998, by and between Steven K. Arnold and the Company.

 10.25* Promissory Note, dated June 25, 1998, in the principal amount of $100,000 executed in favor of David O. Hannah by the Company.

 10.26*     ETC Stock Purchase Agreement, dated June 25, 1998, by and between
            David O. Hannah and the Company.

 10.27* Promissory Note, dated June 29, 1998, in the principal amount of $20,000 executed in favor of Scott Stewart by the Company.

 10.28+      Compromise  and  Settlement  Agreement and Mutual Release,  dated
             July 28, 1998, by and among the Company, the Company's directors, in their individual capacity, W. Mack Goforth, L. Cade Havard and
             Sterling National Corporation.


  EXHIBIT
   NUMBER                         DESCRIPTION OF EXHIBITS
  -------   ------------------------------------------------------------------
 21.1**     List of Subsidiaries.

 23.1+      Consent of Jackson Walker L.L.P. (set forth in Exhibit 5.1)

 23.2# Consent of Simonton, Kutac & Barnidge, L.L.P. as to the financial statements of the Company.

 24.1*      Power of Attorney. (see page II-9 of the Registration Statement).

 27.1+      Financial Data Schedule

--------------------------
#      Filed herewith.
+ Previously filed as an Exhibit to Amendment No. 2 to the Company's Registration Statement on Form SB-2, dated July 29, 1998 (SEC File
       No. 333-48001).
* Previously filed as an Exhibit to Amendment No. 1 to the Company's Registration Statement on Form SB-2, dated July 2, 1998 (SEC File
       No. 333-48001).
*** Previously filed as an Exhibit to the Company's Registration Statement on Form S-4, as declared effective on January 7, 1997 (SEC File Number 333-07069), and incorporated herein by this reference..
**** Previously filed as an Exhibit to the Company's Current Report on Form 8-KSB, dated December 29, 1997, and incorporated herein by this reference.
***** Previously filed as an Exhibit to the Company's Quarterly Report on Form 10-QSB for the period ended June 30, 1997, and incorporated herein by this reference.
++ Previously filed as an Exhibit to the Company's Current Report on Form 8-KSB dated June 10, 1998.